Exhibit 10.1
EXECUTION COPY

$725,000,000
TERM LOAN AGREEMENT
Dated as of August 17, 2007
among
Collective Brands Finance, Inc.
as Borrower
and
The Lenders Party Hereto
and
Citicorp North America, Inc.
as Administrative Agent and Collateral Agent
Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
as Joint Bookrunners and Joint Lead Arrangers

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

(continued)

2

(continued)

3

(continued)
Schedules

Schedule I	—	Term Loan Commitments
Schedule II	—	Applicable Lending Offices and Addresses for Notices
Schedule 4.2	—	Consents
Schedule 4.3	—	Ownership of Subsidiaries

4

(continued)

Schedule 4.7	—	Litigation
Schedule 4.8	—	Taxes
Schedule 4.15	—	Labor Matters
Schedule 4.16	—	List of Plans
Schedule 4.17	—	Environmental Matters
Schedule 4.18	—	Intellectual Property
Schedule 4.19	—	Real Property
Schedule 7.13	—	Post-Closing Covenants
Schedule 8.1	—	Existing Indebtedness
Schedule 8.2	—	Existing Liens
Schedule 8.3	—	Existing Investments
Schedule 8.4	—	Asset Sales
Schedule 8.9	—	Transactions with Affiliates
Schedule 8.13	—	Accounting Change; Fiscal Year
Exhibits

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Term Note
Exhibit C	—	Form of Notice of Borrowing
Exhibit D	—	Form of Notice of Conversion or Continuation
Exhibit E	—	Form of Opinion of counsel for the Loan Parties
Exhibit F	—	Form of Guaranty
Exhibit G	—	Form of Pledge and Security Agreement
Exhibit H	—	Form of Intercreditor Agreement

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          Term Loan Agreement, dated as of August 17, 2007, among Collective Brands Finance, Inc., a Nevada corporation (formerly known as “Payless ShoeSource Finance, Inc.”, the “Borrower”), Collective Brands, Inc., a Delaware corporation (the name “Collective Brands, Inc.” to be changed on or prior to the Closing Date from “Payless ShoeSource, Inc.”, the “Parent”), the Lenders (as defined below) and Citicorp North America, Inc., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).
W i t n e s s e t h
          Whereas, the Borrower has requested that the Lenders make term loans available for the purposes specified in this Agreement; and
          Whereas, the Lenders are willing to make available to the Borrower such term loans upon the terms and subject to the conditions set forth herein;
          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
Definitions, Interpretation and Accounting Terms
     Section 1.1 Defined Terms
          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Acquisition Subsidiary” means San Jose Acquisition Corp., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Parent.
          “Administrative Agent” has the meaning specified in the preamble to this Agreement.
          “Affected Lender” has the meaning specified in Section 2.15 (Substitution of Lenders).
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 15% or more of any class of Voting Stock of such Person; provided, however, “Affiliate” shall not include any holder of a minority interest in any Subsidiary of the Parent. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agent Affiliate” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).

Term Loan Agreement
Collective Brands Finance, Inc.
          “Agreement” means this Term Loan Agreement.
          “Alternative Currency” means any lawful currency other than Dollars that is freely transferable into Dollars.
          “Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:
          (i) an amount equal to the greater of (x) zero and (y) 50% of cumulative Consolidated Net Income for the period from the Closing Date until the last day of the then most recent fiscal quarter for which Financial Statements have been delivered pursuant to Section 6.1 (Financial Statements); provided that, the amount in this clause (i) shall only be available if the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis after giving effect to any Investment, Restricted Payment or Optional Debt Prepayment actually made pursuant to Sections 8.3(j)(ii) (Investments), 8.5(d)(ii) (Restricted Payments) and Section 8.6(g)(ii) (Prepayment of Indebtedness); and
          (ii) the amount of any capital contributions (other than any such contribution consisting of Disqualified Stock) made in cash to, or any proceeds of an Equity Issuance received by, the Parent (and contributed as common equity to the Borrower) from and including the Closing Date through and including the Reference Time, minus (b) the sum, without duplication, of:
          (i) the aggregate amount of Investments made pursuant to Section 8.3(j)(ii) (Investments) following the Closing Date and prior to the Reference Time;
          (ii) the aggregate amount of Restricted Payments pursuant to Section 8.5(d)(ii) (Restricted Payments) following the Closing Date and prior to the Reference Time; and
          (iii) the aggregate amount of Optional Debt Prepayments made pursuant to Section 8.6(g)(ii) (Prepayment of Indebtedness) following the Closing Date and prior to the Reference Time.
          “Applicable Lending Office” means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.
          “Applicable Margin” means (a) with respect to (i) Closing Date Term Loans maintained as Base Rate Loans, a rate equal to 1.75% per annum and (ii) Closing Date Term Loans maintained as Eurodollar Rate Loans, a rate equal to 2.75% per annum and (b) with respect to Incremental Term Loans, at the rates per annum for Base Rate Loans and Eurodollar Rate Loans to be agreed by the Administrative Agent, the Incremental Term Loan Lenders providing such Incremental Term Loans and the Borrower prior to the applicable Facility Increase Date.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Notice of Conversion or Continuation, Facility Increase Notice and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.6 (Optional Prepayments) and Section 2.7 (Mandatory Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III (Conditions To Term Loans) or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
          “Approved Electronic Platform” has the meaning specified in Section 10.3 (Posting of Approved Electronic Communications).
          “Approved Fund” means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.
          “Approved Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the UCC) selected or reasonably approved by the Administrative Agent.
          “Arrangers” means, collectively, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., each in its capacity as joint lead arranger and joint bookrunner.
          “Asset Sale” has the meaning specified in Section 8.4 (Sale of Assets).
          “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).
          “Attributable Debt” in respect of a Permitted Sale Leaseback transaction, as at the time of determination, the present value (discounted at the interest rate then borne by the Term Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback transaction (including any period for which such lease has been extended); provided, however, that if such Permitted Sale Leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations”.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of the following:
     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and
     (b) 0.5% per annum plus the Federal Funds Rate.
          “Base Rate Loan” means any Term Loan during any period in which it bears interest based on the Base Rate.
          “Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA for which any Group Member or ERISA Affiliate of any Group Member has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.
          “Borrower” has the meaning specified in the preamble to this Agreement.
          “Borrower’s Accountants” means Deloitte Touche LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent.
          “Borrowing” means any Closing Date Term Loan Borrowing or any borrowing under the Facility Increase, as the context may require.
          “Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.
          “Capital Expenditures” means, for any Person for any period, the aggregate of amounts that would be reflected as capital expenditures on a statement of cash flows of such Person prepared in conformity with GAAP.
          “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
          “Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.
          “Cash Equivalents” means, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the federal government of the United States or (b) issued by any agency of the United States in each case maturing within thirteen months after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within thirteen months after such date and having,

Term Loan Agreement
Collective Brands Finance, Inc.
at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) (a) commercial paper maturing no more than thirteen months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s and (b) other corporate obligations maturing no more than thirteen months from the acquisition thereof and having, at the time of the acquisition thereof, a rating of at least AA from S&P or at least Aa2 from Moody’s; (iv) variable rate demand notes and auction rate securities maturing no more than thirteen months from the date of creation thereof; (v) certificates of deposit or bankers’ acceptances maturing within thirteen months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s.
          “Change of Control” means any event or circumstance after which (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended) of more than 50% of the Voting Stock of the Parent, (b) a majority of the board of directors of the Parent shall not be Continuing Directors or (c) the Borrower shall cease to be a direct Wholly Owned Subsidiary of the Parent.
          “Citi” means Citicorp North America, Inc., a Delaware corporation.
          “Citibank” means Citibank, N.A., a national banking association.
          “Closing Date” means August 17, 2007.
          “Closing Date Term Loan” has the meaning specified in Section 2.1(a) (The Term Loans).
          “Closing Date Term Loan Borrowing” means a borrowing consisting of Closing Date Term Loans made on the Closing Date by the Lenders ratably according to their respective Term Loan Commitments.
          “Closing Date Term Loan Maturity Date” means the 7th anniversary of the Closing Date.
          “Code” means the U.S. Internal Revenue Code of 1986, as currently amended.
          “Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.
          “Collateral Documents” means the Pledge and Security Agreement, other pledge or security agreements (including those in respect of Intellectual Property), the Mortgages, the Deposit Account Control Agreements, the Securities Account Control Agreements and any other

Term Loan Agreement
Collective Brands Finance, Inc.
document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.
          “Commitment Letter” shall mean the letter dated May 22, 2007 addressed to the Borrower from the Arrangers and accepted by the Borrower on May 22, 2007, with respect to certain terms and conditions of the Term Loan Facility.
          “Compliance Certificate” has the meaning specified in Section 6.1(c) (Financial Statements).
          “Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries.
          “Consolidated Current Assets” means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date.
          “Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Parent the sum of (a) the principal amount of any current portion of long-term Consolidated Funded Indebtedness and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Term Loans.
          “Consolidated EBITDA” means Consolidated EBITDAR minus the amount, if any, of rental expense added to Consolidated Net Income in calculating Consolidated EBITDAR.
          “Consolidated EBITDAR” means, with respect to any Person for any period, Consolidated Net Income for such Person and its Subsidiaries for such period, plus (a) the sum of the following, without duplication and, in each case, to the extent deducted in determining such Consolidated Net Income: (i) any provision for income taxes, (ii) all interest expense (net of interest income), (iii) depreciation, amortization and rental expense, (iv) extraordinary, unusual or non-recurring charges, expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on the sales of assets outside of the ordinary course of business), (v) losses or charges resulting from hedging activities, including but not limited to any decrease in the fair value of interest rate swap agreements and any losses on foreign currency contracts not entered into for speculative purposes, (vi) the amount of all non-cash charges for such period (including any impairment or writeoff of goodwill or other intangible assets but excluding any such non-cash charge, expense or loss to the extent that it represents an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense that was paid in a prior period), (vii) the amortization of any financing costs or fees or original issue discount incurred in connection with any Indebtedness, (viii) any non-cash expenses due to purchase accounting associated with the Transactions and any future Permitted Acquisitions, (ix) any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and (x) to the extent non-recurring and not capitalized, costs, fees, charges and expenses (including legal and consulting fees) incurred in connection with or written off as a result of (A) the Term Loan Facility, the Merger or the other Transactions, (B) Permitted Acquisitions and other investments permitted under this Agreement, (C) issuances of Stock or Stock Equivalents, and (D) disposition, incurrence or refinancing of any Indebtedness, including in each case, all deferred financing costs

Term Loan Agreement
Collective Brands Finance, Inc.
written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net loss from any write-off or forgiveness of Indebtedness; minus (b) the sum of the following to the extent included in determining Consolidated Net Income (i) income tax benefits for such period, (ii) any extraordinary, unusual or non-recurring income or gains for such period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and any net gain from any write-off or forgiveness of Indebtedness), (iii) other non-cash income or gains (other than the accrual of revenue in the ordinary course), and (iv) gains resulting from hedging activities, including but not limited to any increase in the fair value of interest rate swap agreements and any gains on foreign currency contracts not entered into for speculative purpose.
          “Consolidated Funded Indebtedness” means, as of any date of determination, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Parent and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a Consolidated basis in accordance with GAAP, and (b) the aggregate principal amount of Indebtedness outstanding as of such date of Persons other than the Parent or a Restricted Subsidiary, in the amount that would be reflected on a balance sheet of any such Person prepared as of such date on a Consolidated basis in accordance with GAAP, to the extent such Indebtedness is guaranteed by the Parent or a Restricted Subsidiary. For purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio for any Test Period, Consolidated Funded Indebtedness in respect of Indebtedness outstanding under the Revolving Credit Agreement shall be the average outstanding amount of such Indebtedness during such Test Period.
          “Consolidated Net Income” means, with respect to any Person and its Subsidiaries, for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income (a) except as otherwise provided in the credit documentation with respect to calculations to be made on a Pro Forma Basis, the net income (or loss) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries, (b) the net income (or loss) of any Person that is an Unrestricted Subsidiary or in which such Person has a minority ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions, and (c) the cumulative effect of a change in accounting principles.
          “Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.
          “Continuing Directors” shall mean the directors of the Parent on the Closing Date and each other director of the Parent, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by at least 51% of the then Continuing Directors.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.
          “Corporate Chart” means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 7.11 (Additional Collateral and Guaranties) or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person’s chief executive office (or sole place of business) and (d) the number of shares of each class of such Person’s Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.
          “Customary Permitted Liens” means, with respect to any Person, any of the following Liens:
          (a) Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by law or arising in the ordinary course of business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings and (iii) with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
          (c) deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;
          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
          (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

Term Loan Agreement
Collective Brands Finance, Inc.
          (f) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease.
          “Debt Issuance” means the incurrence of Indebtedness of the type specified in clause (a) or (b) of the definition of “Indebtedness” by the Parent or any Restricted Subsidiary.
          “Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.
          “Deposit Account” has the meaning given to such term in the UCC.
          “Deposit Account Bank” means a financial institution selected or approved by the Administrative Agent.
          “Deposit Account Control Agreement” has the meaning specified in the Pledge and Security Agreement.
          “Disqualified Stock” shall mean any Stock or Stock Equivalent which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Loan Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Stock or Stock Equivalent referred to in clause (a) above, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Stock or Stock Equivalents that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Stock or Stock Equivalents is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Stock or Stock Equivalents upon the occurrence of a change in control or an asset sale occurring prior to the first anniversary of the Term Loan Maturity Date shall not constitute Disqualified Stock if such Stock or Stock Equivalents provide that the issuer thereof will not redeem any such Stock or Stock Equivalents pursuant to such provisions prior to the repayment in full of the Obligations; provided further, however, that any Stock or Stock Equivalents owned by a Group Member in a Joint Venture shall not constitute Disqualified Stock solely due to repurchase obligations triggered upon such Group Member’s failure to make a required capital contribution.
          “Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Dollars” and the sign “$” each mean the lawful money of the United States of America.
          “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
          “Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.
          “Domestic Subsidiary” means any Restricted Subsidiary of the Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia.
          “EDGAR” means the Electronic Data-Gathering, Analysis, and Retrieval System maintained by the Securities and Exchange Commission.
          “Eligible Assignee” means (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets whose Dollar Equivalent exceeds $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, whose Dollar Equivalent exceeds $250,000,000.
          “Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication, each, by or from any Governmental Authority, or any third party involving (x) violations of Environmental Laws or (y) releases of Hazardous Materials (a) from any assets, properties, or businesses of any Group Member, or any of their predecessors in interest, or (b) from or onto any facilities which received Hazardous Materials generated by any Group Member, or any of their predecessors in interest.
          “Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and

Term Loan Agreement
Collective Brands Finance, Inc.
each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).
          “Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.
          “Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
          “Equity Issuance” means the issue or sale of any Stock of the Borrower, the Parent, or any Restricted Subsidiary of the Parent to any Person other than the Borrower, the Parent or any Restricted Subsidiary of the Parent.
          “ERISA” means the United States Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Group Member within the meaning of Section 414(b), (c), (m) or (o) of the Code.
          “ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, the Parent, any of the Restricted Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, the Parent, any of the Restricted Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to timely make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower, the Parent, any of the Restricted Subsidiaries or any ERISA Affiliate, (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or (j) the acceleration of an obligation to pay a pension shortfall with respect to a Foreign Plan.
          “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest as reasonably determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.
          “Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
          “Eurodollar Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.
          “Eurodollar Rate Loan” means any Term Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.
          “Event of Default” has the meaning specified in Section 9.1 (Events of Default).
          “Excess Cash Flow” means, for the Borrower, the Parent and the Restricted Subsidiaries for any period, (a) Consolidated EBITDAR of the Parent and the Restricted Subsidiaries for such period plus (b) the excess, if any, of Working Capital at the beginning of such period over Working capital at the end of such period for the Borrower, the Parent and the Restricted Subsidiaries minus (c) the sum of (without duplication) the following: (i) scheduled cash principal payments on the Term Loans during such period and optional cash principal payments on the Term Loans during such period, (ii) cash principal payments made by the Borrower, the Parent or any Restricted Subsidiary during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted hereunder (to the extent (x) not financed by the incurrence of Indebtedness or an Equity Issuance and (y) in the case of optional cash payments of loans made under the Revolving Credit Agreement, accompanied by permanent reductions of commitments under the Revolving Credit Agreement in amounts corresponding to such payments), (iii) payments made by the Borrower, the Parent or any Restricted Subsidiary

Term Loan Agreement
Collective Brands Finance, Inc.
during such period on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted hereunder (to the extent not financed by the incurrence of Indebtedness or an Equity Issuance), (iv) Capital Expenditures (to the extent not financed by the incurrence of Indebtedness or an Equity Issuance) made by the Borrower, the Parent or any Restricted Subsidiary during such period to the extent permitted hereunder, (v) cash payments made by the Borrower, the Parent or any Restricted Subsidiary to satisfy tax obligations, (vi) cash interest expense of the Borrower, the Parent or any Restricted Subsidiary during such period, (vii) rental expense of the Borrower, the Parent or any Restricted Subsidiary during such period, and (vii) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period.
          “Excluded Assets” means (a) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of its rights or interests thereunder if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to such Loan Party, or (ii) a term, provision or condition of or under, any such lease, license, contract, property right or agreement (unless in either clause (i) or (ii) above such law, rule or regulation or such term, provision or condition would be rendered unenforceable against the Term Loans pursuant to Sections 9-406, 9-407, or 9-408 of the applicable Uniform Commercial Code); (b) any Stock or Stock Equivalents representing more than 66% of the outstanding Voting Stock issued by any Person that is not a “United States person” under and as defined in Section 7701(a)(30) of the IRC; (c) any assets of an Unrestricted Subsidiary or any assets of or Stock or Stock Equivalents in any of an Unrestricted Subsidiary’s direct or indirect subsidiaries; or (d) any assets of any Immaterial Subsidiary that is not a Loan Party.
          “Existing Agent” means Bank of America, N.A., in its capacity as administrative agent under the Target Credit Agreement.
          “Existing Revolving Credit Agreement” means that certain Loan, Guaranty and Security Agreement, dated as of January 15, 2004 (as amended and otherwise modified up to but not including the Closing Date), among the Borrower, the institutions party thereto as lenders and Wells Fargo Retail Finance, LLC, as administrative agent thereunder.
          “Facility Increase” has the meaning specified in Section 2.1(b) (The Term Loans).
          “Facility Increase Date” has the meaning specified in Section 2.1(b) (The Term Loans).
          “Facility Increase Notice” means a notice from the Borrower to the Administrative Agent requesting a Facility Increase, which may include any proposed term and condition for such proposed Facility Increase but shall include in any event the amount of such proposed Facility Increase.
          “Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, determined by the Board of Directors or a Responsible Officer of the Borrower or Parent or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions

Term Loan Agreement
Collective Brands Finance, Inc.
underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.
          “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
          “Fee Letter” shall mean (a) the letter dated May 22, 2007 addressed to the Borrower from the Arrangers and accepted by the Borrower on May 22, 2007, with respect to certain fees to be paid from time to time to the Arrangers and (b) if applicable, any additional fee letter entered into as part of any Facility Increase and executed by, among others, the Borrower and the Administrative Agent.
          “Financial Asset” has the meaning given to such term in the UCC.
          “Financial Statements” means the financial statements of the Parent and its Subsidiaries delivered in accordance with Section 4.4 (Financial Statements) and Section 6.1 (Financial Statements).
          “Foreign Plan” means any defined benefit pension plan maintained by the Borrower, the Parent or any of the Restricted Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.
          “Foreign Subsidiary” means any Subsidiary of the Parent that is not organized under the laws of any state of the United States of America or the District of Columbia.
          “Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.
          “Group Members” means, collectively, the Borrower, the Parent and each Restricted Subsidiary.
          “Guarantor” means Parent and each Wholly Owned Domestic Subsidiary of the Parent that is a Restricted Subsidiary or any Restricted Subsidiary of the Parent that guarantees or otherwise provides direct credit support for any Indebtedness of the Parent of the type listed in clause (a) or (b) of the definition of Indebtedness, each party to the Guaranty.
          “Guaranty” means the guaranty, in substantially the form of Exhibit F (Form of Guaranty), executed by the Guarantors.
          “Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.
          “Hazardous Materials” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.
          “Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements

Term Loan Agreement
Collective Brands Finance, Inc.
or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.
          “Immaterial Subsidiary” means any Domestic Subsidiary of the Parent designated in writing by the Borrower to the Administrative Agent whose total assets or revenues (in each case on a Consolidated basis with its Subsidiaries) are less than 3% of the total assets or revenues of the Parent and the Restricted Subsidiaries, taken as a whole; provided, however, that the aggregate total assets or revenues of all such subsidiaries designated as “Immaterial Subsidiaries” (on a Consolidated basis with their Subsidiaries), shall not exceed 5% of the total assets or revenue of the Parent and the Restricted Subsidiaries, taken as a whole.
          “Incremental Term Loan” has the meaning set forth in Section 2.1(b) (The Term Loans).
          “Incremental Term Loan Lender” has the meaning set forth in Section 2.1(b) (The Term Loans).
          “Incremental Term Loan Maturity Date” the date that is agreed to for such Incremental Term Loan by the Administrative Agent and the Borrower at the time the applicable Facility Increase becomes effective; provided, that no such date shall be earlier than the Closing Date Term Loan Maturity Date.
          “Included Asset Sale” means any Asset Sale by the Parent or any of the Restricted Subsidiaries other than Asset Sales permitted pursuant to clauses (a) through (i), (l) and (n) of Section 8.4 (Sale of Assets).
          “Indebtedness” means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (f) all Attributable Debt in respect of Sale Leaseback transactions, (g) all obligations owing under Hedging Contracts, and (h) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.
          “Indemnified Matter” has the meaning specified in Section 11.4 (Indemnities).
          “Indemnitee” has the meaning specified in Section 11.4 (Indemnities).
          “Intellectual Property” has the meaning given such term in the Pledge and Security Agreement.
          “Intercreditor Agreement” means an agreement, in substantially the form of Exhibit H (Form of Intercreditor Agreement), among the Administrative Agent, the Revolving Credit Agent and each Loan Party.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Interest Period” means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or Section 2.9 (Conversion/Continuation Option) and (b) thereafter, if such Term Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.9 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:
     (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
     (c) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Term Loans as set forth in Article II (The Term Loan Facility) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Term Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Term Loans are required to be reduced after such scheduled principal payment is made.
          “Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
          “Inventory” has the meaning given to such term in the UCC.
          “Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. For purposes of determining the value of any Investment outstanding for purposes of any subclause of Section 8.3 (Investments), such amount, when

Term Loan Agreement
Collective Brands Finance, Inc.
aggregated with the amount of all other Investments made pursuant to such subclause, shall deemed to be the amount of all such Investments when made, purchased or acquired less any returns on such Investments (not to exceed the aggregate of the original amounts invested pursuant to such subclause).
          “IRS” means the Internal Revenue Service of the United States or any successor thereto.
          “Joint Venture” means a corporation, limited liability company, joint venture or similar limited liability legal entity formed in order to conduct a common venture or enterprise between two or more Persons.
          “Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Loan Parties, as reflected in the most recent Financial Statements) by such Person.
          “Lender” means each financial institution or other entity that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or (c) from time to time becomes a party hereto in connection with a Facility Increase by execution of an assumption agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.
          “Loan Documents” means, collectively, this Agreement, the Notes (if any), the Intercreditor Agreement, the Guaranty, the Fee Letter, each Hedging Contract between any Loan Party and any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Hedging Contract, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.
          “Loan Party” means each of the Borrower, each Guarantor and each other Subsidiary of the Parent that executes and delivers a Loan Document.
          “Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower, the Parent and the Restricted Subsidiaries taken as a whole, (b) a material impairment of the Loan Parties’ ability to perform their obligations under the Loans Documents to which they are parties or of the Administrative Agent or the Lenders to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of the Administrative Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Loan Party.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Material Adverse Effect” means an effect that results in or causes, or would reasonably be expected to result in or cause, a Material Adverse Change.
          “Merger” means the merger of the Acquisition Subsidiary with and into the Target, with the Target being the surviving corporation, whereupon the outstanding shares of the Target will be converted into the right to receive the purchase price, in cash, and on terms and conditions otherwise set forth in the Merger Agreement.
          “Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 22, 2007 among the Borrower, the Acquisition Subsidiary and the Target.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of owned Real Property, each document (including title policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), maps, ALTA or TLTA, if applicable, as-built surveys, in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Administrative Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Administrative Agent, environmental assessments and reports and evidence regarding recording and payment of fees, insurance premium and taxes) that the Administrative Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid and enforceable first priority Lien on such parcel of owned Real Property in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to such Liens as the Administrative Agent may approve.
          “Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.
          “Multiemployer Plan” means a multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any Group Member or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
          “Net Cash Proceeds” means (a) with respect to any Included Asset Sale or Recovery Event, in each case, of Term Priority Collateral, the proceeds thereof received by any Group Member in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of noncash consideration initially received) not reinvested in assets used or useful in the business of any Group Member within 365 days of receipt, net of (i) selling, recovery or other transactional expenses payable by any Group Member in connection with obtaining such proceeds (including reasonable and customary broker’s or investment banker’s fees or commissions, legal fees, transfer and similar taxes incurred in connection therewith and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale or other transaction), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Included Asset Sale or Recovery Event (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Included Asset Sale or involved in such Recovery Event and which is repaid with such

Term Loan Agreement
Collective Brands Finance, Inc.
proceeds (other than, in connection with an Included Asset Sale, any such Indebtedness assumed by the purchaser of such asset) or (b) with respect to any Debt Issuance, the proceeds received by any Group Member in cash or Cash Equivalents, net of reasonable and customary broker’s or advisor’s fees and other costs and expenses (including attorneys’ fees) incurred in connection therewith (including, if applicable, the cost of any Note Hedge Transaction entered into in connection with such Debt Issuance).
          “Non-Consenting Lender” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).
          “Non-U.S. Lender” means each Lender (or the Administrative Agent) that is a Non-U.S. Person.
          “Non-U.S. Person” means any Person that is not a Domestic Person.
          “Note” means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of the Term Loan owing to such Lender.
          “Note Hedge Transaction” means any note hedge transaction entered into in connection with the issuance of Qualified Refinancing Indebtedness and which shall be paid for with the proceeds of such Qualified Refinancing Indebtedness.
          “Notice of Borrowing” has the meaning specified in Section 2.2(a) (Borrowing Procedures).
          “Notice of Conversion or Continuation” has the meaning specified in Section 2.9 (Conversion/Continuation Option).
          “Obligations” means the Term Loans and all other amounts, obligations, covenants and duties owing by any Loan Party to the Administrative Agent, any Lender any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit or payment of any draft drawn or other payment thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all fees, interest, charges, expenses, attorneys’ fees and disbursements and other sums chargeable to the Loan Parties under this Agreement and any other Loan Document (including Hedging Contracts that are Loan Documents).
          “Optional Debt Prepayment” has the meaning specified in Section 8.6 (Prepayment of Indebtedness).
          “Parent” has the meaning specified in the preamble to this Agreement.
          “Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.
          “Permitted Acquisition” means any Proposed Acquisition subject to the satisfaction of each of the following conditions at or prior to the consummation of the Proposed Acquisition:
          (a) the Administrative Agent shall receive prior written notice of such Proposed Acquisition, which notice shall include, without limitation, a reasonably detailed description of such Proposed Acquisition;
          (b) the Investment in such Permitted Acquisition is permitted under clause (i) or (j) of Section 8.3 (Investments);
          (c) the Borrower (or the Parent or the Subsidiary making such Proposed Acquisition) and the Proposed Acquisition Target shall have executed such documents and taken such actions as may be required under Section 7.11 (Additional Collateral and Guaranties);
          (d) the Administrative Agent shall have received copies of the agreements, related contracts, instruments and all opinions, certificates, lien search results and other documents, in each case to the extent actually received by any Loan Party (and subject to agreement to such additional confidentiality requirements as may be required to permit such Loan Party to deliver such copies), in each case reasonably requested by the Administrative Agent; and
          (e) at the time of such Proposed Acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects and (iii) the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis after giving effect to such Proposed Acquisition (and the transactions contemplated thereby, including the incurrence or assumption of any Indebtedness in connection therewith).
          “Permitted Payment Restriction” means any consensual encumbrance or restriction (each, a “restriction”) on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Stock or Stock Equivalent to the Borrower, the Parent or a Restricted Subsidiary or pay any Indebtedness owed to the Parent or a Restricted Subsidiary or (b) make any loans or advances to the Parent or a Restricted Subsidiary, which restriction (i) satisfies all of the following conditions: (x) such restriction becomes effective only upon the occurrence of (1) specified events under its charter or (2) a default by such Restricted Subsidiary in the payment of principal of or interest, a bankruptcy default, a default on any financial covenant or any other material default, in each case on Indebtedness that was incurred by such Restricted Subsidiary in compliance with Section 8.1 (Indebtedness) and (y) such restriction would not materially impair the Borrower’s ability to make scheduled payments of cash interest and to make required principal payments on the Term Loans, as determined in good faith by a Responsible Officer of the Parent or the Borrower or (ii) represents customary provisions of a Joint Venture and relates solely to the assets, revenues and business of such Joint Venture.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness permitted under this Agreement that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Indebtedness outstanding at the time of such refinancing or extension, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) no shorter than that of such Indebtedness, (c) has a maturity date no earlier than the stated maturity of such Indebtedness; provided, however, that the maturity date of any Permitted Refinancing of the Subordinated Notes shall have a maturity date no earlier than the Term Loan Maturity Date at the time of such refinancing or extension, (d) has Lien and payment subordinated terms, if applicable, that are no less favorable to the Lenders, in each case, than the corresponding terms of such Indebtedness and (e) is otherwise on terms, taken as a whole, no less favorable to the Group Members than those of such Indebtedness, other than market interest rates and fees.
          “Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries with any Person that is not an Affiliate of the Borrower after the Closing Date; provided that (i) after giving effect to such Sale Leaseback, no Default or Event of Default shall have occurred and be continuing and (ii) any such Sale Leaseback shall be consummated for fair value as determined at the time of consummation in good faith by a Responsible Officer of the Borrower or the Parent.
          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.
          “Pledge and Security Agreement” means an agreement, in substantially the form of Exhibit G (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.
          “Pledged Debt Instruments” has the meaning specified in the Pledge and Security Agreement.
          “Pledged Stock” has the meaning specified in the Pledge and Security Agreement.
          “Proceeds” has the meaning given to such term in the UCC.
          “Pro Forma Basis” means, as to any Person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the applicable Test Period:
          (i) in making any determination of Consolidated EBITDA or Consolidated EBITDAR, pro forma effect shall be given to any Asset Sale and to any Permitted Acquisition (or to any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 8.3 (Investments) or 8.4 (Asset Sales)), in each case that occurred during the Test Period (or, in the case of determinations made pursuant to the definition of “Permitted Acquisition” occurring during the Test Period or thereafter and through and including the date upon which the respective Permitted Acquisition is consummated); and

Term Loan Agreement
Collective Brands Finance, Inc.
          (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise incurred or permanently repaid during the Test Period (or, in the case of determinations made pursuant to the definition of “Permitted Acquisition”, occurring during the Test Period and through and including the date upon which the respective Permitted Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period (if such Indebtedness was incurred under the Revolving Credit Agreement, such Indebtedness shall be deemed to be outstanding for the entire Test Period for purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio) and (y) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.
Pro forma calculations made pursuant to the definition of “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of a Permitted Acquisition or Asset Sale (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 8.3 (Investments) or 8.4 (Asset Sales)), may include adjustments to reflect operating expense reductions and other operating improvements or synergies implemented or planned to be implemented and reasonably expected to result from such Permitted Acquisition, Asset Sale or other similar transaction, to the extent that the Borrower delivers to the Administrative Agent (i) a certificate of the Borrower signed by a Responsible Officer setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.
               “Projections” means the then most recent financial projections of the Parent, the Target and their respective Subsidiaries (on a combined basis) through the fiscal year ending 2014, prepared for each fiscal quarter through the end of fiscal year ending 2007 (and annually thereafter), to be delivered to the Lenders by the Borrower.
               “Proposed Acquisition” means the proposed acquisition by the Borrower, the Parent or any of the Restricted Subsidiaries of all or substantially all of the assets or Stock of any Proposed Acquisition Target, or the merger of any Proposed Acquisition Target with or into the Borrower, the Parent or any Subsidiary of the Parent (and, in the case of a merger with the Borrower, with the Borrower being the surviving corporation).
               “Proposed Acquisition Target” means any Person or group of Persons engaged in a particular line of business or any operating division thereof subject to a Proposed Acquisition.
               “Purchasing Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).
               “Qualified Capital Stock” of any Person shall mean any Stock or Stock Equivalents of such Person that is not Disqualified Stock.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Qualified Refinancing Indebtedness” means Indebtedness incurred pursuant to Section 8.1(m) (Indebtedness) to refinance, in part, the Obligations, in an aggregate principal amount not to exceed $450,000,000.
          “Qualified Restricted Subsidiary” means any Restricted Subsidiary that is not a Loan Party and that satisfies each of the following requirements: (i) except for Permitted Payment Restrictions, there are no restrictions, directly or indirectly, on the ability of such Restricted Subsidiary to pay dividends or make distributions to the holders of its Stock and Stock Equivalents; and (ii) the Stock and Stock Equivalents of such Restricted Subsidiary consist of Stock and Stock Equivalents majority owned by the Parent and its Qualified Restricted Subsidiaries.
          “Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any Lender, the percentage obtained by dividing (a) the Term Loan Commitment of such Lender by (b) the aggregate Term Loan Commitments of all Lenders (or, at any time after the funding of the Closing Date Term Loans, the percentage obtained by dividing the principal amount of such Lender’s Term Loans by the aggregate Term Loans of all Lenders).
          “Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.
          “Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of the Parent or any of the Restricted Subsidiaries other than any settlement, payment, taking or proceeding that results in cash consideration of less than $1,000,000, individually.
          “Register” has the meaning specified in Section 2.5(b) (Evidence of Debt).
          “Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended from time to time, and any successor statute.
          “Related Documents” means the Merger Agreement, the Subordinated Notes Indenture, the Revolving Credit Agreement and each other document and instrument executed with respect to any of the foregoing.
          “Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Hazardous Material into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
          “Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Requisite Lenders” means, collectively, Lenders having more than 50% of the aggregate outstanding amount of the Term Loan Commitments or, after the funding of the Closing Date Term Loans, more than fifty percent (50%) of the principal amount of all Term Loans then outstanding.
          “Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.
          “Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of the Borrower, the Parent or any Restricted Subsidiary now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of the Borrower, the Parent or any Restricted Subsidiary now or hereafter outstanding.
          “Restricted Subsidiary” means each direct and indirect Subsidiary of the Parent other than one that has been designated as an Unrestricted Subsidiary by the Parent in accordance with the terms of this Agreement.
          “Revolving Credit Agent” means Wells Fargo Retail Finance, LLC, in its capacity as administrative agent under the Revolving Credit Agreement.
          “Revolving Credit Agreement” means that certain Amended and Restated Loan and Guaranty Agreement, dated as of the date hereof, among the Borrower, the institutions party thereto as lenders, the Revolving Credit Agent, and Citigroup Global Markets Inc., as co-lead arranger thereunder.
          “Revolving Credit Loan Documents” means, collectively, the Revolving Credit Agreement, all guaranties, pledges, security agreements and similar agreements entered into in connection therewith to guaranty or secure any Revolving Credit Obligations and each other certificate, agreement and other document entered into in connection therewith (other than the Intercreditor Agreement).
          “Revolving Credit Obligations” means the “Obligations” under and as defined in the Revolving Credit Agreement.

Term Loan Agreement
Collective Brands Finance, Inc.
          “S&P” means Standard & Poor’s Rating Services.
          “Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (i) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (ii) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
          “Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002.
          “Secured Obligations” means, in the case of the Borrower, the Obligations and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.
          “Secured Parties” means the Lenders, the Administrative Agent and any other holder of any Secured Obligation.
          “Securities Account” has the meaning given to such term in the UCC.
          “Securities Account Control Agreement” has the meaning specified in the Pledge and Security Agreement.
          “Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
          “Selling Lender” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).
          “Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Parent and the Restricted Subsidiaries that is secured by Liens outstanding as of such date (minus the cash and Cash Equivalents of the Loan Parties that are not subject to any Lien securing Indebtedness other than the Obligations or Revolving Credit Obligations) to (b) the aggregate amount of Consolidated EBITDA of the Parent and the Restricted Subsidiaries for the most recently ended Test Period.
          “Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

Term Loan Agreement
Collective Brands Finance, Inc.
          “Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
          “Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
          “Subordinated Notes” means the 8.25% Senior Subordinated Notes due 2013 issued pursuant to the Subordinated Notes Indenture.
          “Subordinated Notes Indenture” means the Indenture, dated as of July 28, 2003, between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.
          “Substitute Institution” has the meaning specified in Section 2.15 (Substitution of Lenders).
          “Substitution Notice” has the meaning specified in Section 2.15 (Substitution of Lenders).
          “Target” means The Stride Rite Corporation, a Massachusetts corporation.
          “Target Credit Agreement” means that certain Credit Agreement, dated as of September 16, 2005, among the Target, the institutions party thereto as lenders and Bank of America, N.A. as administrative agent thereunder, among others.
          “Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns; provided, that when used with respect the Borrower or Parent, the term “Tax Affiliate” shall not include any Unrestricted Subsidiary.
          “Tax Return” has the meaning specified in Section 4.8(a) (Taxes).
          “Taxes” has the meaning specified in Section 2.14(a) (Taxes).
          “Term Loans” means, collectively, the Closing Date Term Loans and the Incremental Term Loans.
          “Term Loan Commitment” means, with respect to each Lender, (a) the commitment of such Lender to make its Term Loans to the Borrower in the aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I (Term Loan Commitments) under the caption “Term Loan Commitment” as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement, and (b) any commitment by such Lender that is included as part of a

Term Loan Agreement
Collective Brands Finance, Inc.
Facility Increase to make its Incremental Term Loans to the Borrower on any Facility Increase Date, as such amount may be reduced pursuant to this Agreement. “Term Loan Commitments” means the aggregate Term Loan Commitments of all Lenders.
          “Term Loan Facility” means the Term Loan Commitments, the facility described in Section 2.1(a) (The Term Loans) providing for Closing Date Term Loans to the Borrower by the Lenders on the Closing Date in an aggregate principal amount of $725,000,000 and the facility described in Section 2.1(b) (The Term Loans) providing for one or more Incremental Term Loans to the Borrower by the Incremental Term Loan Lenders in an aggregate principal amount not to exceed $200,000,000.
          “Term Loan Maturity Date” means (i) with respect to the Closing Date Term Loan, the Closing Date Term Loan Maturity Date and (ii) with respect to each Incremental Term Loan, the Incremental Term Loan Maturity Date.
          “Test Period” shall mean, for any determination under this Agreement, the period of the most recently ended four consecutive fiscal quarters of the Parent for which Financial Statements have been delivered to the Administrative Agent pursuant to Section 6.1 (Financial Statements).
          “Title IV Plan” means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which any Group Member or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
          “Total Assets” means the total amount of all assets of the Borrower, the Parent and the Restricted Subsidiaries, determined on a Consolidated basis as shown on the most recent balance sheet of the Parent.
          “Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Parent and the Restricted Subsidiaries outstanding as of such date (minus the cash and Cash Equivalents of the Loan Parties that are not subject to any Lien securing Indebtedness other than the Obligations or Revolving Credit Obligations) to (b) the aggregate amount of Consolidated EBITDA of the Parent and the Restricted Subsidiaries for the most recently ended Test Period.
          “Total Liabilities” of any Person means, at any date, all obligations that would be included in determining total liabilities as shown on the liabilities side of a Consolidated balance sheet of such Person and its Subsidiaries at such date; provided, however, that, regardless of whether the same would be so shown, “Total Liabilities” of any Person shall include all Indebtedness of such Person or any of its Subsidiaries at such date (other than intercompany Indebtedness) and shall exclude the greater of the liquidation preference and the redemption price of any outstanding Disqualified Stock of such Person at such date.
          “Transactions” means, collectively, the transactions contemplated in the Merger Agreement, the amendment and restatement of the Existing Revolving Credit Agreement pursuant to Revolving Credit Agreement, the refinancing in full of the Target Credit Agreement, the Borrowing of the Closing Date Term Loans under this Agreement and the payment of related fees and expenses.
          “UCC” has the meaning specified in the Pledge and Security Agreement.

Term Loan Agreement
Collective Brands Finance, Inc.
          “United States” means the United States of America.
          “Unrestricted Subsidiary” means each direct and indirect Subsidiary of the Parent that is designated by the board of directors of the Parent as an Unrestricted Subsidiary pursuant to a Section 7.12 (Designation of Subsidiaries) on or after the Closing Date and any Subsidiary of such Unrestricted Subsidiary.
          “U.S. Lender” means each Lender (or the Administrative Agent) that is a Domestic Person.
          “Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
          “Wholly-Owned” means, with respect to a Subsidiary of any Person, any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.
          “Withdrawal Liability” means, with respect to the Parent or any of the Restricted Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.
          “Working Capital” means, for any Person at any date, the amount, if any, by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.
     Section 1.2 Computation of Time Periods
          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
     Section 1.3 Accounting Terms and Principles
          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.
          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower’s Accountants and results in a change in any of the calculations required by Article VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to

Term Loan Agreement
Collective Brands Finance, Inc.
equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.
     Section 1.4 Conversion of Foreign Currencies
          (a) Consolidated Funded Indebtedness. Consolidated Funded Indebtedness denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Consolidated Funded Indebtedness is reflected.
          (b) Dollar Equivalents. The Administrative Agent shall reasonably determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender.
          (c) Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be reasonably necessary or appropriate.
     Section 1.5 Certain Terms
          (a) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.
          (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.
          (c) Each agreement defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders or the Administrative Agent is required hereunder or under the Intercreditor Agreement for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.
          (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

Term Loan Agreement
Collective Brands Finance, Inc.
          (e) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.
          (f) The terms “Lender” and “Administrative Agent” include, without limitation, their respective successors.
          (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Citi in Section 10.4 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent, and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.
ARTICLE II
The Term Loan Facility
     Section 2.1 The Term Loans
          (a) Closing Date Term Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (each a “Closing Date Term Loan”) in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender’s Term Loan Commitment. No amount of the Closing Date Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no Borrowing under the Term Loan Facility shall be allowed other than the advance set forth in the first sentence of this Section 2.1(a) and any Incremental Term Loan advanced as part of any Facility Increase.
          (b) Incremental Term Loans.
          (i) The Borrower shall have the right to send to the Administrative Agent, after the Closing Date but on or prior to the Closing Date Term Loan Maturity Date, a Facility Increase Notice to request an increase in the aggregate principal amount of the Term Loan Facility (each a “Facility Increase”) to be effectuated by the disbursement of one or more additional Term Loans (each an “Incremental Term Loan”) in excess of the Closing Date Term Loans, in a principal amount not to exceed $200,000,000 in the aggregate for all such requests. The Administrative Agent shall promptly notify each Lender of the proposed Facility Increase and of the proposed terms and conditions therefor agreed between the Borrower and the Administrative Agent. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Facility Increase by forwarding its commitment therefor to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall allocate, in its discretion (after consultation with the Borrower) but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Term Loan Commitments to be made as part of the Facility Increase to the Lenders from which it has received such written commitments; provided, however, the Administrative Agent shall be entitled, after consultation with the Borrower, to allocate to any Eligible Assignee any amount of such Facility Increase whether or not it has obtained commitments from existing Lenders. Each Facility Increase shall become effective on a date agreed by the Borrower and the Administrative Agent (each a “Facility Increase Date”), which shall be

Term Loan Agreement
Collective Brands Finance, Inc.
in any case on or after the date of satisfaction of the conditions precedent set forth in Section 3.2 (Conditions Precedent to Incremental Term Loans). The Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m. (New York time) on the day following the Facility Increase Date of the effectiveness of the Facility Increase on the Facility Increase Date and shall record in the Register all applicable additional information in respect of such Facility Increase.
          (ii) (A) The Incremental Term Loans and Term Loan Commitments extended pursuant to any Facility Increase shall rank pari passu in right of payment with all other Term Loans and Term Loan Commitments, (B) the weighted average life to maturity of the Incremental Term Loans shall not be shorter than the remaining average life to maturity of the Term Loans prior to giving effect to such Facility Increase, (C) the Incremental Term Loan Maturity Date for such Incremental Term Loans shall not be earlier than the Closing Date Term Loan Maturity Date, (D) the interest rate margins or yield to maturity applicable to such Incremental Term Loans shall not be more than 0.50% per annum higher than the interest rate margins or yield to maturity applicable to the Term Loans prior to giving effect to such Facility Increase, unless the interest rate margins or yield to maturity with respect to the Term Loans are increased by an amount equal to the difference between the interest rate margins or yield to maturity with respect to the Incremental Term Loans and the corresponding interest rate margins or yield to maturity for the Term Loans minus 0.50%, (E) all other terms of such Incremental Term Loans, if not consistent with the terms of the existing Term Loan Facility, shall be as agreed between the Borrower and the Lenders providing such Incremental Term Loans, and (F) after giving effect to such Facility Increase, the Senior Secured Leverage Ratio, determined on a Pro Forma Basis, shall be less than 3.0 to 1.
          (iii) Any Facility Increase will be effected in accordance with procedures reasonably satisfactory to the Administrative Agent. Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Term Loan Commitments, and any such increase may be subject to changes in any term of this Agreement reasonably acceptable to the Administrative Agent and the Borrower.
     Section 2.2 Borrowing Procedures
          (a) Each Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying, (A) the date of such proposed Borrowing (which, in the case of the Closing Date Term Loan Borrowing, shall be the Closing Date), (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) for each Eurodollar Rate Loan, the initial Interest Period or Periods thereof. Term Loans shall be made as Base Rate Loans unless, subject to Section 2.12 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

Term Loan Agreement
Collective Brands Finance, Inc.
          (b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.12(a) (Determination of Interest Rate). Each Lender shall, before 11:00 am. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Closing Date Term Loans) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Incremental Term Loans), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.
          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Term Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Term Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Term Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.
          (d) The failure of any Lender to make on the date specified any Term Loan or any payment required by it shall not relieve any other Lender of its obligations to make such Term Loan or payment on such date but no such other Lender shall be responsible for the failure of any Lender to make a Term Loan or payment required under this Agreement.
     Section 2.3 Reduction and Termination of the Term Loan Commitments
          (a) Any unused Term Loan Commitment (other than with respect to a Facility Increase) shall terminate on the Closing Date.
     Section 2.4 Repayment of Term Loans
          (a) The Borrower promises to repay the Closing Date Term Loans at the dates and in the amounts set forth below:

Term Loan Agreement
Collective Brands Finance, Inc.

DATE	AMOUNT
December 31, 2007	$1,812,500

March 31, 2008	$1,812,500
June 30, 2008	$1,812,500
September 30, 2008	$1,812,500
December 31, 2008	$1,812,500

March 31, 2009	$1,812,500
June 30, 2009	$1,812,500
September 30, 2009	$1,812,500
December 31, 2009	$1,812,500

March 31, 2010	$1,812,500
June 30, 2010	$1,812,500
September 30, 2010	$1,812,500
December 31, 2010	$1,812,500

March 31, 2011	$1,812,500
June 30, 2011	$1,812,500
September 30, 2011	$1,812,500
December 31, 2011	$1,812,500

March 31, 2012	$1,812,500
June 30, 2012	$1,812,500
September 30, 2012	$1,812,500
December 31, 2012	$1,812,500

March 31, 2013	$1,812,500
June 30, 2013	$1,812,500
September 30, 2013	$1,812,500
December 31, 2013	$1,812,500

March 31, 2014	$1,812,500
June 30, 2014	$1,812,500

Term Loan Maturity Date	$676,062,500;
provided, however, that the Borrower shall repay the entire unpaid principal amount of the Term Loans on the Closing Date Term Loan Maturity Date.
          (b) The Borrower promises to repay the Incremental Term Loans on the dates and in the amounts to be agreed by the Administrative Agent and the Borrower prior to the applicable Facility Increase Date; provided, however, that the Borrower shall repay the entire unpaid principal amount of each such Incremental Term Loan on the Incremental Term Loan Maturity Date.
          (c) Payless ShoeSource, Inc., a Missouri corporation, and Payless ShoeSource Distribution, Inc., a Kansas corporation, hereby agree that, in addition to and without limitation to the obligations of such parties as Guarantors pursuant to the Guaranty, such parties hereby agree, in respect to the Obligations, to be jointly and severally liable with the Borrower as if such parties were borrowers hereunder.

Term Loan Agreement
Collective Brands Finance, Inc.
     Section 2.5 Evidence of Debt
          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (b) (i) The Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s interest in each Term Loan and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrower solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the Lenders, (ii) the Term Loan Commitments of each Lender from time to time, (iii) the amount of each Term Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (iv) the amount of any principal or interest due and payable, and paid, by the Borrower to, or for the account of, each Lender hereunder and (v) the amount of any sum received by the Administrative Agent hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Term Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s share thereof, if applicable.
               (ii) Notwithstanding anything to the contrary contained in this Agreement, the Term Loans (including the Notes evidencing such Term Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Term Loans, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Term Loan. This Section 2.5(b) and Section 11.2 (Assignments and Participations) shall be construed so that the Term Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).
          (c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by the Borrower, the Administrative Agent or such Lender at any reasonable time and from time to time upon reasonable prior notice.
          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender

Term Loan Agreement
Collective Brands Finance, Inc.
evidencing any Term Loans of such Lender, substantially in the forms of Exhibit B (Form of Term Note).
     Section 2.6 Optional Prepayments
          (a) The Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Term Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.12(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than $1,000,000 or integral multiples of $500,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans in the stated order of their maturities. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.
          (b) The Borrower shall have no right to prepay the principal amount of any Term Loan other than as provided in this Section 2.6.
     Section 2.7 Mandatory Prepayments
          (a) Upon receipt by the Borrower, the Parent or any of the Restricted Subsidiaries of Net Cash Proceeds arising from an Included Asset Sale, Recovery Event or Debt Issuance (other than (i) a Debt Issuance permitted pursuant to clauses (a) through (l) of Section 8.1 (Indebtedness) and (ii) any Debt Issuance permitted pursuant to clause (m) of Section 8.1 (Indebtedness) in excess of the first $450,000,000 in principal amount thereof) the Borrower shall prepay the Term Loans. Any such mandatory prepayment shall be applied in accordance with clause (c) below.
          (b) The Borrower shall prepay the Term Loans within 120 days after the last day of each fiscal year (beginning with the fiscal year ended January 31, 2009), in an amount equal to 25% of Excess Cash Flow for such fiscal year; provided, that the amount of such prepayment shall be reduced to 0% of such Excess Cash Flow if the Total Leverage Ratio of the Borrower at the end of such fiscal year is less than 2.0 to 1. Any such mandatory prepayment shall be applied in accordance with clause (c) below.
          (c) Subject to the provisions of Section 2.11(g) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (c) shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans on a pro rata basis.
     Section 2.8 Interest
          (a) Rate of Interest. All Term Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear

Term Loan Agreement
Collective Brands Finance, Inc.
interest, in the case of Term Loans, on the unpaid principal amount thereof from the date such Term Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:
          (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin in effect from time to time; and
          (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.
          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Eurodollar Rate Loan and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).
          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, if the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate that is two percent per annum in excess of the rate of interest applicable to such Term Loan or other Obligation from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.
     Section 2.9 Conversion/Continuation Option
          (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Term Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit D (Form of Notice of Conversion or Continuation) (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying (A) the amount and type of Term Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate

Term Loan Agreement
Collective Brands Finance, Inc.
Loans, the applicable Interest Period and (C) in the case of a conversion, the date of such conversion.
          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.12 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.9, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Term Loans, then, upon the expiration of the applicable Interest Period, such Term Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.
     Section 2.10 Fees
          The Parent has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letter.
     Section 2.11 Payments and Computations
          (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) or (g) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.13 (Capital Adequacy), Section 2.14 (Taxes) or Section 2.12(c) or (d) (Special Provisions Governing Eurodollar Rate Loans) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.
          (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Term Loans bearing interest based on Citibank’s base rate, 365 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.
          (c) Each payment by the Borrower of any Term Loan (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in the currency in which such Term Loan was made or such cost, expense or other Obligation was incurred; provided, however, that other than for payments in respect of a Term Loan, Loan Documents duly executed by the Administrative Agent or any Hedging Contract may

Term Loan Agreement
Collective Brands Finance, Inc.
specify other currencies of payment for Obligations created by or directly related to such Loan Document or Hedging Contract.
          (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Term Loans shall be applied as follows: first, to repay such Term Loans outstanding as Base Rate Loans and then, to repay such Term Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Eurodollar Interest Periods being repaid prior to those having later expiring Eurodollar Interest Periods.
          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
          (f) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below (or required to be applied in accordance with Section 2.7(c) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Term Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of the Term Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion of the Term Loans and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.
          (g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.7(c) (Mandatory Prepayments) and clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies) shall, subject to the provisions of the Intercreditor Agreement, apply all payments in respect of any Obligations and all other proceeds of Collateral in the following order:

Term Loan Agreement
Collective Brands Finance, Inc.
          (i) first, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;
          (ii) second, to pay Secured Obligations in respect of any expense reimbursements or indemnities then due to the Lenders;
          (iii) third, to pay Secured Obligations in respect of any fees then due to the Administrative Agent and the Lenders;
          (iv) fourth, to pay interest then due and payable in respect of the Term Loans;
          (v) fifth, to pay or prepay principal amounts on the Term Loans, ratably to the aggregate principal amount of such Term Loans;
          (vi) sixth, to pay amounts owing with respect to Hedging Contracts, ratable to the aggregate principal amount of such Obligations owing with respect to Hedging Contracts; and
          (vii) seventh, to the ratable payment of all other Secured Obligations;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vi) above, the available funds being applied with respect to any such Secured Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Secured Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s interest in the aggregate outstanding Secured Obligations described in such clauses. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vi) above may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or by any other Person that is not a Lender. The order of priority set forth in clauses (i), (ii) and (iii) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Requisite Lenders.
     Section 2.12 Special Provisions Governing Eurodollar Rate Loans
          (a) Determination of Interest Rate
          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.” The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.
          (b) Interest Rate Unascertainable, Inadequate or Unfair
          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect

Term Loan Agreement
Collective Brands Finance, Inc.
the cost to the Lenders of making or maintaining such Term Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Rate Loan shall automatically, on the last day of the current Interest Period for such Term Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.
          (c) Increased Costs
          If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of any doubt, this clause (c) shall not apply to any increased costs attributable to Taxes, which shall be governed by this Section 2.14 (Taxes).
          (d) Illegality
          Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Term Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this clause (d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.
          (e) Breakage Costs
          In addition to all amounts required to be paid by the Borrower pursuant to Section 2.8 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or

Term Loan Agreement
Collective Brands Finance, Inc.
reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Term Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9 (Conversion/Continuation Option), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.7 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.
     Section 2.13 Capital Adequacy
          If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.
     Section 2.14 Taxes
          (a) Except as otherwise provided in this Section 2.14, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, and similar taxes imposed by a jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized, does business, or has an office, and (B) any U.S. withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (x) an Eligible Assignee, the date of the Assignment and Acceptance, (y) a successor Administrative Agent, the date of the appointment of such Administrative Agent or (z) a Lender that changes its Applicable Lending Office, the date of such change) applicable to such Lender or the Administrative Agent, as the case may be, but not

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excluding any U.S. withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance or the date of such appointment of such Administrative Agent or the date of such change of the Applicable Lending Office of a Lender) and (ii) in the case of each Lender or the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or having been a party or havng enforced this Agreement or other Loan Document) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.
          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).
          (c) Each Loan Party shall, jointly and severally, indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Notwithstanding the foregoing, no Loan Party shall be required to indemnify any Lender or the Administrative Agent for amounts paid by such Lender or the Administrative Agent for Taxes to the extent such amounts are attributable to such Lender’s or the Administrative Agent’s failure to comply with the requirements of Section 2.14(f).
          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.
          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.14 shall survive the payment in full of the Obligations.

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          (f) (i) Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such Non-U.S. Lender becomes a Lender or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of each of the following, as applicable:
               (A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;
               (B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form;
               (C) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form; or
               (D) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.
Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
               (ii) Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender or on or prior to the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrower and the Administrative Agent, and (z) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.14(f), a U.S. Lender shall not include a Lender or an Administrative Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

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          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
     Section 2.15 Substitution of Lenders
          (a) In the event that (i)(A) any Lender makes a claim under Section 2.12(c) (Increased Costs) or Section 2.13 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.12(d) (Illegality) or (C) any Loan Party is required to make any payment pursuant to Section 2.14 (Taxes) that is attributable to a particular Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Term Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clauses (i)(A), (B) and (C) above, Lenders holding at least 75% of the Term Loans are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice”) by the Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims.
          (b) If the Substitution Notice was properly issued under this Section 2.15, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of all prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 11.5 (Limitation on Liability) do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance reasonably satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Term Loan Commitment in the amount of such Affected Lender’s Term

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Loan Commitment assumed by it and such Term Loan Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.
          (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.15, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Term Loans are evidenced by a Note) evidencing the Term Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.
ARTICLE III
Conditions To Term Loans
     Section 3.1 Conditions Precedent to Closing Date Term Loans
          The obligation of each Lender to make the Closing Date Term Loans requested to be made by it on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent on or prior to the Closing Date:
          (a) Certain Documents. The Administrative Agent shall have received (and, to the extent any Borrowing of any Eurodollar Rate Loans is requested to be made on the Closing Date, in respect of the Notice of Borrowing for such Eurodollar Rate Loans, at least three Business Days prior to the Closing Date) each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent in its reasonable discretion, in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:
          (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note of the Borrower conforming to the requirements set forth herein;
          (ii) the Intercreditor Agreement, duly executed and delivered by the Revolving Credit Agent and each Loan Party party thereto;
          (iii) the Guaranty, duly executed and delivered by each Guarantor;
          (iv) except as set forth on Schedule 7.13 (Post-Closing Covenants) and subject to the proviso in Section 7.11 (Additional Collateral and Guarantees), the Pledge and Security Agreement, duly executed and delivered by the Borrower and each Guarantor, together with each of the following:
                    (A) evidence reasonably satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered on or before the Closing Date, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected security interest (having the priority set forth in the

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Intercreditor Agreement) in the Collateral, including (x) the filing of financing statements under the UCC, (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder and (z) such other such documents duly executed by each Loan Party as the Administrative Agent may reasonably request with respect to the perfection of its security interests in the Collateral (including patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement);
                    (B) all certificates, instruments and other documents representing all Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such certificates, instruments and other documents executed in blank;
                    (C) to the extent delivered in connection with the Revolving Credit Agreement on the Closing Date or within such other time period as provided therein, all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and the applicable Loan Party; and
                    (D) to the extent delivered in connection with the Revolving Credit Agreement on the Closing Date or within such other time period as provided therein, Securities Account Control Agreements, duly executed by the applicable Loan Party and (1) all “securities intermediaries” (as defined in the UCC) with respect to all Securities Accounts and securities entitlements of the Borrower and each Guarantor and (2) all “commodities intermediaries” (as defined in the UCC) with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;
          (v) except as set forth on Schedule 7.13 (Post-Closing Covenants) and subject to the proviso in Section 7.11 (Additional Collateral and Guarantees), Mortgages for all of the Real Property of the Loan Parties identified on Schedule 4.19 (Real Property) (except as may be agreed to by the Administrative Agent), together with all Mortgage Supporting Documents relating thereto;
          (vi) a favorable opinion of (A) Sullivan & Cromwell LLP, counsel to the Loan Parties, in substantially the form of Exhibit E (Form of Opinion of counsel for the Loan Parties), (B) counsel to the Borrower in Nevada, (C) counsel to Payless ShoeSource, Inc., a Missouri corporation, in Missouri and (D) counsel to Payless ShoeSource Worldwide, Inc. and Payless ShoeSource Distribution, Inc. each in Kansas, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;
          (vii) a copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower or other Loan Party as the case may be;

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          (viii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;
          (ix) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (viii) above;
          (x) a certificate of a Responsible Officer of the Borrower, stating that the Borrower is Solvent immediately before and after giving effect to the Closing Date Term Loans, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds), the payment of all estimated legal, accounting and other fees related hereto and thereto and the other Transactions; and
          (xi) evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and each other Loan Party.
          (b) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) invoiced at least two Business Days prior to the Closing Date and due and payable on or before the Closing Date (including all such fees described in the Fee Letter).
          (c) Refinancing of Target Credit Agreement. (i) The Administrative Agent shall have received a payoff letter duly executed and delivered by the Target and the Existing Agent or other evidence of such termination in each case in form and substance reasonably satisfactory to the Administrative Agent; (ii) all obligations under the Target Credit Agreement shall have been repaid in full and (iii) the Target Credit Agreement, all Loan Documents (as defined therein) and all Liens granted in connection therewith shall have been terminated and released on terms reasonably acceptable to the Administrative Agent.
          (d) Amendment and Restatement of Existing Revolving Credit Agreement. All obligations and Liens under the Existing Revolving Credit Agreement and any other Loan Documents (as defined therein) shall, through an amendment and restatement of such documents,

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become obligations and Liens under the Revolving Credit Loan Documents substantially on the terms set forth in that certain commitment letter dated May 22, 2007 addressed to the Borrower from Wells Fargo Retail Finance, LLC.
          (e) Related Documents. The Administrative Agent shall be satisfied (i) that the terms and conditions of the Merger Agreement shall not have been amended, waived or modified without the approval of the Administrative Agent (other than (A) with the prior written consent, not to be unreasonably withheld, of the Arrangers and the Administrative Agent or (B) amendments, waivers and modifications to such terms that do not, individually or in the aggregate, materially and adversely affect the interests of the Lenders), (ii) that the Merger Agreement and the other Related Documents shall have been approved by all corporate action of the Borrower and each of the other parties thereto, shall have been executed and delivered by each such party and shall be in full force and effect, (iii) that subject only to the funding of the Closing Date Term Loans hereunder, all conditions precedent to the consummation of the Merger shall have been satisfied or waived as set forth in clause (i) above, and (iv) that subject only to the funding of the Closing Date Term Loans hereunder, the Merger shall have been consummated in accordance with the Merger Agreement and all applicable Requirements of Law and all representations and warranties made by the Target in the Merger Agreement as are material to the interests of the Lenders (but only to the extent that the Borrower and/or the Acquisition Subsidiary has the right to terminate its obligations under the Merger Agreement as a result of a breach of such representations and warranties in the Merger Agreement), shall be true and correct in all material respects on the Closing Date.
          (f) No Material Adverse Effect. Since May 22, 2007, there shall not have occurred any change, event, circumstances or development that has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Merger Agreement as in effect on May 22, 2007).
          (g) Consents, Etc. All requisite material Governmental Authorities shall have approved or consented to the Transactions to the extent required on or prior to the Closing Date, all applicable governmental filings have been made and all applicable waiting periods shall have expired without, in either case, any action being taken by any competent authority, all applicable appeal periods shall have expired and there shall be no action by any Governmental Authority that would reasonably be expected to restrain, prevent or impose burdensome conditions on such Transactions.
          (h) Financial Statements of the Parent. The Lenders shall have received from the Parent a Consolidated balance sheet as of May 5, 2007 and related statements of income and cash flows of the Parent and its Subsidiaries on the Closing Date as of February 3, 2007 and May 5, 2007 and the trailing four quarters ended on May 5, 2007, each on a Pro Forma Basis after giving effect to each of the Transactions, together with a certificate of the chief financial officer of the Parent and its Subsidiaries on the Closing Date in accordance with GAAP and Regulation S-X.
          (i) Projections. The Borrower shall have delivered to the Lenders the Projections.
          (j) Request for Borrowing. With respect to the Closing Date Term Loans, the Administrative Agent shall have received a duly executed Notice of Borrowing.

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          (k) Representations and Warranties; No Defaults. Both before and after giving effect thereto and to the application of the proceeds thereof, (i) the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.10, 4.12, 4.20(a)(iv) and (c) and Section 3.2 of the Pledge and Security Agreement shall be true and correct on and as of the Closing Date and (ii) no Default or Event of Default shall have occurred and be continuing.
          (l) No Legal Impediments. The making of the Closing Date Term Loans does not violate any Requirement of Law on the date of or immediately following such Closing Date Term Loan and is not enjoined, temporarily, preliminarily or permanently.
     Section 3.2 Conditions Precedent to Incremental Term Loans
          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Facility Increase Date for such Facility Increase each of the following, each dated such Facility Increase Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:
          (i) written commitments duly executed by the applicable Incremental Term Loan Lenders in an aggregate amount equal to the amount of the proposed Facility Increase (as agreed between the Borrower and the Administrative Agent but in any case not to exceed, in the aggregate for all such Facility Increases, the maximum amount set forth in Section 2.1(b) (The Term Loans)) and, in the case of each Incremental Term Loan Lender that is not an existing Lender at the time of the applicable Facility Increase, an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and duly executed by the Borrower, the Administrative Agent and such Incremental Term Loan Lender;
          (ii) an amendment to this Agreement, effective as of the Facility Increase Date and executed by the Borrower, the Administrative Agent and the applicable Incremental Term Loan Lenders, to the extent necessary to implement the terms and conditions of the Facility Increase (including interest rates, fees and scheduled repayment dates and maturity), as agreed by the Borrower and the Administrative Agent but, which, in any case, except for interest, fees, scheduled repayment dates and maturity, shall not be applied materially differently to the Facility Increase and the existing Term Loan Facility;
          (iii) certified copies of resolutions of the Board of Directors (or equivalent governing body) of each Loan Party approving the consummation of such Facility Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other Loan Documents to be executed in connection therewith;
          (iv) a favorable opinion of (A) counsel to the Loan Parties that is reasonably acceptable to Administrative Agent, in substantially the form of Exhibit E (Form of Opinion of counsel for the Loan Parties), (B) counsel to the Borrower in Nevada, (C) counsel to Payless ShoeSource, Inc. in Missouri and (D) counsel to Payless ShoeSource Worldwide, Inc. and Payless ShoeSource Distribution, Inc. each in Kansas, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request; and

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          (v) such other documents as the Administrative Agent may reasonably request or as any Incremental Term Loan Lender participating in such Facility Increase may reasonably require as a condition to its commitment in such Facility Increase.
          (b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Facility Increase on such Facility Increase Date), as applicable, all fees and expenses (including attorney costs of the Administrative Agent) due and payable on or before the Facility Increase Date (including all such fees described in the Fee Letters).
          (c) Other Conditions. As of the Facility Increase Date for such Facility Increase, such Facility Increase shall be made on the terms and conditions set forth in Section 2.1(b) (The Term Loans).
          (d) Representations and Warranties; Events of Default. Both before and after giving effect to any Incremental Term Loan and to the application of the proceeds thereof, (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects on and as of the date on which such Incremental Term Loan is made with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.
          (e) Request for Borrowing. With respect to any Incremental Term Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing.
          (f) No Legal Impediments. The making of the Incremental Term Loans on such date does not violate any Requirement of Law on the date of or immediately following such Incremental Term Loan and is not enjoined, temporarily, preliminarily or permanently.
Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Incremental Term Loan requested therein shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (e) above on the date of the making of such Incremental Term Loan.
     Section 3.3 Determinations of Borrowing Conditions
          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Closing Date Term Loans) and Section 3.2 (Conditions Precedent to Incremental Term Loans), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or reasonably acceptable or reasonably satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the applicable Term Loan Borrowing hereunder specifying its objection thereto and such Lender shall not have made

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available to the Administrative Agent such Lender’s Ratable Portion of such Term Loan Borrowing.
ARTICLE IV
Representations and Warranties
          To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders and the Administrative Agent, on and as of the Closing Date and after giving effect to the Merger and the making of the Term Loans on the Closing Date and on and as of each date as required by Section 3.2 (Conditions Precedent to Incremental Term Loans):
     Section 4.1 Corporate Existence; Compliance with Law
          Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except where the failure to have such power, authority and legal right would not, in the aggregate, have a Material Adverse Effect, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.
     Section 4.2 Corporate Power; Authorization; Enforceable Obligations
          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:
          (i) are within such Loan Party’s corporate, limited liability company, partnership or other powers;
          (ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions To Term Loans) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;
          (iii) do not and will not (A) contravene or violate such Loan Party’s respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in

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or permit the termination or acceleration of, any Related Document or any other material Contractual Obligation of such Loan Party or (D) result in the creation or imposition of any Lien upon any property of such Loan Party, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and
          (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Closing Date Term Loans), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.
          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.
     Section 4.3 Ownership of Subsidiaries
          Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries owned (directly or indirectly) by the Parent and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Parent. No Stock of any Subsidiary owned (directly or indirectly) by the Parent is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each owned (directly or indirectly) by the Parent has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Parent or a Subsidiary of the Parent, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement and the Revolving Credit Loan Documents), options, warrants, rights of conversion or purchase or any similar rights.
     Section 4.4 Financial Statements
          (a) All Financial Statements relating to the Group Members that have been provided by Borrower to the Administrative Agent or the Lenders pursuant to Section 3.1(h) (Conditions Precedent to Closing Date Term Loans) and Section 6.1 (Financial Statements) have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the financial condition of the Borrower, the Parent and its Subsidiaries as of the date thereof and results of operations for the period then ended.
          (b) The Projections have been prepared by the Parent in light of the past operations of its business, and reflect projections for the seven year period beginning on February 4, 2007, on a quarterly basis through the end of the fiscal year ending 2007 and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated

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therein, all of which the Parent believes to be reasonable and fair in light of current conditions and current facts known to the Parent and, as of the Closing Date, reflect the Parent’s good faith and reasonable estimates of the future financial performance of the Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.
          (c) The consolidated balance sheet as of May 5, 2007 and the related statements of income and cash flows of the Borrower and its Subsidiaries on the Closing Date as of February 3, 2007 and May 5, 2007 and the trailing four quarters ended on May 5, 2007, in each case delivered to the Administrative Agent pursuant to Section 3.1(h) (Conditions Precedent to Closing Date Term Loans), reflects as of such date, on a Pro Forma Basis, the Consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.
     Section 4.5 Material Adverse Change
          Since May 5, 2007, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.
     Section 4.6 Solvency
          Both before and after giving effect to (a) the Term Loans to be made on the Closing Date or such other date as Term Loans requested hereunder are made, (b) the disbursement of the proceeds of such Term Loans pursuant to the instructions of the Borrower, (c) the Merger and the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Group Member is Solvent.
     Section 4.7 Litigation
          Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting any of the Group Members before any court, Governmental Authority or arbitrator other than those that, individually or when considered in the aggregate with other related actions, investigations or proceedings, would not have a Material Adverse Effect. The performance of any action by any Group Member required or contemplated by any Loan Document or any Related Document is not restrained or enjoined (either temporarily, preliminarily or permanently).
     Section 4.8 Taxes
          (a) All material federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any material fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax

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Affiliate in conformity with GAAP. Except as disclosed on Schedule 4.8, no Tax Return is under audit or examination by any Governmental Authority and no written, and to the knowledge of the Borrower oral, notice of such an audit or examination or any assertion of any claim for Taxes has been received by the Borrower or any of its Tax Affiliates. Proper amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities, except those that, in the aggregate, would not result in a Material Adverse Effect.
          (b) None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof, (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent or (iv) participated in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4((6)).
     Section 4.9 Full Disclosure
          The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the Related Documents or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading in any material respect at such time in light of the circumstances under which such information was provided.
     Section 4.10 Margin Regulations
          The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Term Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.
     Section 4.11 No Burdensome Restrictions; No Defaults
          (a) No Group Member (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.
          (b) No Group Member is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any of the Group Members, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

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          (c) No Default or Event of Default has occurred and is continuing.
          (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any of the Group Members the compliance with which by such Group Member, as the case may be, would, in the aggregate, have a Material Adverse Effect.
     Section 4.12 Investment Company Act
     No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or "principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     Section 4.13 Use of Proceeds
     (a) The proceeds of the Closing Date Term Loans are being used by the Borrower (and, to the extent distributed to them by the Borrower, each other Group Member) solely (a) to refinance all Indebtedness and other obligations outstanding under the Target Credit Agreement, (b) to finance the Merger and for the payment of related transaction costs, fees and expenses and (c) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement, the Revolving Credit Agreement and the transactions contemplated hereby.
     (b) The proceeds of any Incremental Term Loans shall be used (a) to finance working capital needs and (b) for general corporate purposes.
     Section 4.14 Insurance
          Each of the Group Members maintains in full force and effect such policies of insurance, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Person, except to the extent that any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 4.15 Labor Matters
          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Group Members, other than those that, in the aggregate, would not have a Material Adverse Effect.
          (b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to the Borrower’s knowledge, threatened, against or involving any Group Members, nor are there any arbitrations or grievances threatened involving any of the Group Members, other than those that, in the aggregate, would not have a Material Adverse Effect.
          (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any material number of employees of any Group Member.

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     Section 4.16 ERISA
          (a) Schedule 4.16 (List of Plans) separately identifies all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which any Group Member has any obligation or liability, contingent or otherwise.
          (b) Each employee benefit plan of the Group Members intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures, in the aggregate, would not have a Material Adverse Effect.
          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for noncompliances that, in the aggregate, would not have a Material Adverse Effect.
          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not have a Material Adverse Effect.
          (e) Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Group Members or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.
     Section 4.17 Environmental Matters
          (a) The operations of the Group Members have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a reasonable likelihood of the Group Members incurring Environmental Liabilities and Costs after the date hereof that would have a Material Adverse Effect.
          (b) None of the Group Members or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for any of the Group Members is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, are not reasonably likely to result in the Group Members incurring Environmental Liabilities and Costs that would have a Material Adverse Effect.
          (c) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by any of the Group Members that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not have a reasonable likelihood of the Group Members incurring Environmental Liabilities and Costs that would have a Material Adverse Effect.
          (d) The Group Members have provided the Lenders with copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Group Members

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or any Real Property of any of them that are in the possession, custody or control of the Group Members.
          (e) Except for other matters that would not reasonably be expected to result in a Material Adverse Effect, (i) no owned Real Property of any Group Member has ever been used by any Group Member or, to each Group Member’s knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of or in a manner likely to give rise to liability under any Environmental Law, (ii) no Group Member’s owned Real Property and, to each Group Member’s knowledge, any leased Real Property has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (iii) no Group Member has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by any Group Member, and (iv) no Group Member has received a summons, citation, notice, or directive from the U.S. Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Group Member resulting in the releasing or disposing of Hazardous Materials into the environment in violation of or in a manner likely to give rise to liability under any Environmental Law.
     Section 4.18 Intellectual Property
          Except as disclosed on Schedule 4.18 (Intellectual Property), the Group Members own or license or otherwise have the continuing right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, servicemarks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights (including all Intellectual Property) that are reasonably necessary for the operations of their respective businesses, without infringement upon, misappropriation of, or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Group Members, except where such failure to own or license, individually or in the aggregate, would not have a Material Adverse Effect. To the Borrower’s knowledge no license, permit, patent, patent application, trademark, trademark application, servicemark, tradename, copyright, copyright application, Internet domain name, franchise authorization, other intellectual property right (including all Intellectual Property), slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, by any of the Group Members infringes upon, misappropriates, or conflicts with any rights owned by any other Person, in any manner that would have a Material Adverse Effect and no claim or litigation regarding any of the foregoing is pending or threatened, except (i) that which would not otherwise have a Material Adverse Effect and (ii) as disclosed on Schedule 4.7 (Litigation).
     Section 4.19 Title; Real Property
          (a) Each Group Member has good and marketable title to, or valid leasehold interests in, all Real Property and good title to, or valid leasehold interests in, all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien; except (i) for Liens permitted under Section 8.2 (Liens, Etc.), and (ii) where the loss thereof would not, individually or in the aggregate, result in a Material Adverse

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Effect. The Group Members have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents in respect of, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect, such Group Member’s right, title and interest in and to all such property, except where the lack thereof would not, individually or in the aggregate, result in a Material Adverse Effect.
          (b) Set forth on Schedule 4.19 (Real Property) is a complete and accurate list of all Real Property of each Loan Party, except for owned and leased Real Property the primary use of which is as a retail store, and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.
          (c) All Permits required to have been issued or appropriate to enable all Real Property of the Group Members to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.
          (d) No Group Member has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of any Group Member or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.
     Section 4.20 Related Documents
          (a) The execution, delivery and performance by each Group Member of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby by such Group Member:
     (i) are within such Group Member’s respective corporate, limited liability company, partnership or other powers;
     (ii) on or prior to the Closing Date will have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;
     (iii) do not and will not (A) contravene or violate such Group Member’s Constituent Documents, (B) violate any other Requirement of Law applicable to such Group Member, or any order or decree of any Governmental Authority or arbitrator, except to the extent that, in the aggregate, such violation would not have a Material Adverse Effect, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Group Member, except for those that, in the aggregate, would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of such Group Member (or any other Group Member) other than a Lien permitted under Section 8.2 (Liens, Etc.); and
     (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will

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be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Borrower over any Group Members and (B) in the aggregate, if not obtained, would not have a Material Adverse Effect.
          (b) None of the Related Documents has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by Section 8.12 (Modification of Related Documents).
          (c) The Obligations constitute “Senior Debt” as defined in the Subordinated Notes Indenture.
ARTICLE V
          The Borrower agrees with the Lenders and the Administrative Agent to each of the following as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
     Section 5.1 Maximum Total Leverage Ratio
          The Borrower shall maintain, on the last day of each fiscal quarter set forth below, a Total Leverage Ratio of not more than the maximum ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending on or about	Maximum Leverage Ratio
October 31, 2007, January 31, 2008, April 30, 2008, July 31, 2008, October 31, 2008 and January 31, 2009	4.7 to 1
April 30, 2009, July 31, 2009, October 31, 2009 and January 31, 2010	4.2 to 1
April 30, 2010 and each fiscal quarter thereafter	4.0 to 1
ARTICLE VI
Reporting Covenants
          The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
     Section 6.1 Financial Statements
          The Borrower shall furnish to the Administrative Agent each of the following:
          (a) Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, financial information regarding the Parent and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding

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period in the prior year, in each case certified by the chief financial officer of the Borrower as fairly presenting the Consolidated financial condition of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
          (b) Annual Reports. Within 90 days after the end of each fiscal year, financial information regarding the Parent and its Subsidiaries consisting of Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower’s Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial condition of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Parent and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.
          (c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining (A) the Total Leverage Ratio, (B) the Senior Secured Leverage Ratio, (C) the Applicable Amount, (D) Excess Cash Flow (but only in connection with Financial Statements delivered pursuant to clause (b) above for the preceding four fiscal quarters) and (E) compliance with the financial covenant contained in Article V (Financial Covenant) and in Section 8.3 (Investments) (as applicable) and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto.
          (d) Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent that, to the knowledge of the Borrower, all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Pledge and Security Agreement by any Loan Party in the preceding fiscal quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this clause (d) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Loan Party under any Loan Document, update any Schedule to this Agreement or any schedule to any other Loan Document or cure, or otherwise modify in any way, any failure to comply with any

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covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.
          (e) Business Plan. As soon as approved by the board of directors of Parent and not later than 60 days after the end of each fiscal year, and containing substantially the types of financial information contained in the Projections, (i) the annual business plan of the Borrower, the Parent and its Subsidiaries for the next succeeding fiscal year approved by the Board of Directors of the Parent and (ii) forecasts prepared by management of the Parent for each of the succeeding fiscal years through the fiscal year in which the Term Loan Maturity Date is scheduled to occur, including, in each instance described in clauses (i) and (ii) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based.
     Section 6.2 Default Notices
          As soon as practicable, and in any event within five Business Days after a Responsible Officer of the Parent or the Borrower has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.
     Section 6.3 Litigation
          Within 30 days after the later of (i) the service of process with respect thereto on any Loan Party or (ii) such time as exposure of the Loan Party could be reasonably determined, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting any of the Group Members that (i) seeks injunctive or similar relief that could reasonably be expected to have a Material Adverse Effect or (ii) in the reasonable judgment of such Group Member, expose any of the Group Members to liability in an amount that, if adversely determined, would have a Material Adverse Effect.
     Section 6.4 SEC Filings; Press Releases
          Promptly after the sending or filing thereof, the Borrower shall send notices to the Administrative Agent of (a) all reports and registration statements that the Borrower, the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc. on Form 10-K, 10-Q or 8-K, and (b) all other statements concerning material changes or developments in the business of the Group Members made available by any Group Member to the public or its other creditors generally, provided, however, that the Borrower shall provide copies to the Administrative Agent of all (i) all documents listed in clauses (a) and (b) above that are not publicly available or (ii) each document listed in clauses (a) and (b) above upon the request of the Administrative Agent.

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     Section 6.5 Insurance
           As soon as is practicable and in any event within 90 days after the end of each fiscal year, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by any Loan Party and the duration of such coverage and (b) an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and confirming, with respect to any insurance maintained by any Loan Party, that the Administrative Agent has been named as loss payee or additional insured, as applicable.
     Section 6.6 ERISA Matters
          The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:
          (a) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;
          (b) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, the Group Members and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and
          (c) promptly and in any event within 5 days after the date that any Group Member or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.
     Section 6.7 Environmental Matters
          The Borrower shall provide the Administrative Agent promptly and in any event within 10 days after any Group Member learning of any of the following, written notice of each of the following:
          (a) that an Environmental Lien has been filed against any of the real or personal property of any Group Member;
          (b) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Group Member;
          (c) the discovery by any Group Member of any condition that would reasonably be expected to result in collective Environmental Liabilities and costs whose Dollar Equivalent would have a Material Adverse Effect;

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          (d) any proposed acquisition of stock, assets or real estate, any proposed leasing of property or any other action by any Group Member other than those the consequences of which, in the aggregate, have reasonable likelihood of subjecting the Group Members collectively to Environmental Liabilities and Costs that would have a Material Adverse Effect;
          (e) any proposed action by any Group Member or any proposed change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Group Members to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would have a Material Adverse Effect or that shall subject the Group Members to additional Environmental Liabilities and Costs that would have a Material Adverse Effect;
          (f) notice of any violation citation or other administrative order received by any Loan Party that, in the aggregate, would have a Material Adverse Effect; and
          (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.
     Section 6.8 Other Information
          The Borrower shall provide the Administrative Agent, or any Lender making a request through the Administrative Agent, with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower, the Parent or any Restricted Subsidiary as the Administrative Agent or such Lender through the Administrative Agent may from time to time reasonably request, including a Corporate Chart. Documents or notices required to be delivered pursuant to this clauses (a) and (b) of Section 6.1 (Financial Statements) and Section 6.3 (Litigation), which are made available via EDGAR, or any successor system of the Securities and Exchange Commission, in an annual or quarterly report of the Parent on Form 10-K or 10-Q or in a current report of the Parent on Form 8-K, shall be deemed delivered to the Lenders on the date such documents are made so available; provided that, (i) the Parent shall have provided notice to the Administrative Agent that such document or notice is publicly available and (ii) upon the request of the Administrative Agent, the Borrower shall deliver paper copies (or in any other manner approved pursuant to Section 11.8 (Notices, Etc.) of such documents or notices to the Administrative Agent.
ARTICLE VII
Affirmative Covenants
          Each of the Parent and the Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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     Section 7.1 Preservation of Corporate Existence, Etc.
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.4 (Sale of Assets), 8.7 (Restriction on Fundamental Changes) and Section 8.11 (Modification of Constituent Documents) and, in the case of statutory rights and franchises, for those that would not, in the aggregate, have a Material Adverse Effect..
     Section 7.2 Compliance with Laws, Etc.
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.
     Section 7.3 Conduct of Business
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower, the Parent or any Restricted Subsidiary, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.
     Section 7.4 Payment of Taxes, Etc.
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except (i) where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower, the Parent or the appropriate Restricted Subsidiary in conformity with GAAP or (ii) where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.
     Section 7.5 Maintenance of Insurance
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, (a) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower, the Parent or such Restricted Subsidiary operates, and such other insurance as may be required by any Collateral Document and (b) cause all such insurance relating to the Borrower, the Parent or any Loan Party to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent.

Term Loan Agreement
Collective Brands Finance, Inc.
     Section 7.6 Access
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower, the Parent and each Restricted Subsidiary, (b) visit the properties of the Borrower, the Parent and each Restricted Subsidiary, (c) discuss the affairs, finances and accounts of the Borrower, the Parent and each Restricted Subsidiary with any of their respective officers or directors and (d) communicate directly with any of its certified public accountants (including the Borrower’s Accountants), if any. The Borrower, the Parent and each Restricted Subsidiary shall authorize its certified public accountants (including the Borrower’s Accountants), if any, to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower, the Parent and each Restricted Subsidiary.
     Section 7.7 Keeping of Books
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower, the Parent and each Restricted Subsidiary.
     Section 7.8 Maintenance of Properties, Etc.
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.
     Section 7.9 Application of Proceeds
          The Borrower (and, to the extent distributed to them by the Borrower, the Parent and each Restricted Subsidiary) shall use the entire amount of the proceeds of the Term Loans as provided in Section 4.13 (Use of Proceeds).
     Section 7.10 Environmental
          The Borrower and Parent each shall, and Parent shall cause each Restricted Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of any of the Borrower, the Parent or any Restricted Subsidiary incurring Environmental Liabilities and Costs that would have a Material Adverse Effect, (a) conduct, or pay for

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consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.
     Section 7.11 Additional Collateral and Guaranties
          Unless otherwise agreed by the Administrative Agent in its reasonable discretion, subject to Section 7.13 (Post-Closing Covenants), to the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and any Person (other than an Immaterial Subsidiary) that becomes a Wholly-Owned Domestic Subsidiary of any Loan Party after the Closing Date), the Borrower and Parent each agree promptly to do, or cause each other Group Member to do, each of the following (including in respect of any after-acquired property) in form and substance reasonably satisfactory to the Administrative Agent:
          (a) except for any Immaterial Subsidiary (other than with respect to its Stock or Stock Equivalents under clause (B)(1) below), cause such Group Member to (A) become a party to a Guaranty and applicable Collateral Documents or enter into new Collateral Documents and (B) take such other actions necessary or, in the reasonable judgment of the Administrative Agent, advisable to grant to the Administrative Agent for the benefit of the Secured Parties, subject only to the Liens permitted under Section 8.2 (Liens, Etc.), a valid and enforceable perfected first-priority security interest in (1) all of the Stock and Stock Equivalents of such Borrower, the Parent or Restricted Subsidiary and (2) all property and assets of such Borrower, the Parent or Restricted Subsidiary, including, if applicable, the filing of UCC financing statements (or the applicable equivalent) and perfection (including, if applicable, the delivery of all certificates, together with undated powers or endorsements in blank) of security interest on Stock, Stock Equivalents, intercompany notes or debt Securities in such jurisdictions as may be required by the Collateral Documents, by any Requirement of Law or as may be reasonably requested by the Administrative Agent;
          (b) upon written request of the Administrative Agent, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, promptly and in any event not later than 60 days after receipt of such notice, a Mortgage (or similar security document) on any owned Real Property of any Loan Party with a fair market value of $10,000,000 or more, together with, if requested by the Administrative Agent, all Collateral Documents (including any Mortgage Supporting Documents) necessary or, in the reasonable judgment of the Administrative Agent, appropriate in the applicable jurisdiction to obtain the equivalent in such jurisdiction of a valid and enforceable perfected first-priority Lien on such Real Property, subject only to the Liens permitted under Section 8.2 (Liens, Etc.);
          (c) to take such other actions necessary or, in the reasonable judgment of the Administrative Agent, advisable to ensure the validity or continuing validity of the guaranties or to create, maintain or perfect the security interest required to be granted pursuant to clauses (a) and (b) above, including such actions as may be required by the Collateral Documents or by any Requirement of Law or reasonably requested by the Administrative Agent; and

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          (d) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent;
provided, however, that notwithstanding anything to the contrary contained in this Section 7.11 or in Section 3.1 (Conditions Precedent to Closing Date Term Loans), (i) any security interest required to be granted under the Loan Documents on any assets of a Group Member shall be subject to the Intercreditor Agreement and any Liens permitted under Section 8.2 (Liens, Etc.), (ii) the Loan Documents shall not require any Group Member to enter into any control agreement for the perfection of security interests in Cash, Cash Equivalents or Securities in a deposit or securities account (other than any Cash Collateral Account) except to the extent the same is required under the terms of the Revolving Credit Agreement and (iii) the Loan Documents shall not require the creation or perfection of, pledges of or security interests in, or the obtaining of title insurance or legal opinions with respect to, any Excluded Assets or any leaseholds, commercial tort claims, motor vehicles or any other asset subject to certificates of title or letter of credit rights (other than any such rights constituting “supporting obligations” as defined in the UCC). Nothing herein shall restrict any Group Member that is not a Loan Party on the Closing Date from becoming a Loan Party; provided, however, that such Group Member shall have complied with the provisions of this Section 7.11 as if it were a new Restricted Subsidiary.
     Section 7.12 Designation of Subsidiaries
          The board of directors of the Parent may at any time designate any Restricted Subsidiary (other than the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it previously had been designated as an Unrestricted Subsidiary, (c) any such designation shall be deemed to be an Investment requiring compliance with Section 8.3 (Investments) (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary), on the date of such designation in an amount equal to the sum of (i) the Parent’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee provided by such designated Restricted Subsidiary of the Parent’s, Borrower’s or another Restricted Subsidiary’s Indebtedness) and (ii) without duplication, the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Parent, Borrower or any other Restricted Subsidiary immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (i) above, on a Consolidated basis in accordance with GAAP, and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any other Indebtedness of the Parent. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
     Section 7.13 Post-Closing Covenants
          Each of the Parent and the Borrower shall, and Parent shall cause each other Group Member to, comply with the terms and conditions set forth on Schedule 7.13 (Post-Closing Covenants).

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Collective Brands Finance, Inc.
ARTICLE VIII
Negative Covenants
          Each of the Parent and the Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Term Loan Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
     Section 8.1 Indebtedness
          The Parent shall not, nor shall it permit the Borrower or any Restricted Subsidiary to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or Disqualified Stock, except for the following:
          (a) the Secured Obligations (other than in respect of Hedging Contracts not permitted to be incurred pursuant to clause (i) below) and Guaranty Obligations in respect thereto and Permitted Refinancings thereof;
          (b) the Revolving Credit Obligations and Permitted Refinancings thereof;
          (c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1 (Existing Indebtedness) and Permitted Refinancings thereof;
          (d) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is otherwise permitted by this Section 8.1 (other than clause (a) above);
          (e) Capital Lease Obligations, purchase money Indebtedness or other Indebtedness in respect of industrial revenue or similar bonds, in each case incurred by the Parent or a Restricted Subsidiary to finance the acquisition, construction or improvement of fixed assets and Permitted Refinancings thereof; provided, however, that the aggregate outstanding principal amount of all such Capital Lease Obligations, purchase money or other Indebtedness and Permitted Refinancings thereof at the date such Capital Lease Obligation, purchase money or other Indebtedness is incurred, and after giving effect thereto, shall not exceed the greater of (i) $50,000,000 and (ii) 2.0% of the Total Assets of the Borrower, the Parent and the Restricted Subsidiaries taken as a whole;
          (f) Attributable Debt incurred by the Parent or any Restricted Subsidiary pursuant to Permitted Sale Leaseback transactions; provided, however, that the aggregate principal amount all such of Attributable Debt outstanding at the date such Permitted Sale Leaseback transaction is consummated, and after giving effect thereto, shall not exceed the greater of (i) $50,000,000 and (ii) 2.0% of Total Assets of the Borrower and the Restricted Subsidiaries taken as a whole at any time;
          (g) Indebtedness arising from intercompany loans (i) among Loan Parties, (ii) among Qualified Restricted Subsidiaries, (iii) among Restricted Subsidiaries that are not Qualified Restricted Subsidiaries or Guarantors, (iv) from any Restricted Subsidiary to any Loan

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Party; provided, however, any such loans shall be subordinated to the Obligations on terms that expressly prohibit payment of any amount thereof (including interest thereon) at any time an Event of Default has occurred and is continuing, (v) from any Loan Party to any Qualified Restricted Subsidiary, (vi) from any Loan Party or Qualified Restricted Subsidiary to any Restricted Subsidiary that is not a Loan Party or Qualified Restricted Subsidiary or to any Unrestricted Subsidiary and (vii) from any Restricted Subsidiary that is not a Qualified Restricted Subsidiary or a Guarantor to any Unrestricted Subsidiary; provided, however, that, in the case of clauses (v), (vi) and (vii) above, the Investment in such intercompany loan to such Subsidiary is permitted under Section 8.3 (Investments);
          (h) Indebtedness of the Borrower and the Restricted Subsidiaries arising under any performance or surety bond entered into in the ordinary course of business;
          (i) Obligations under Hedging Contracts permitted under Section 8.15 (No Speculative Transactions);
          (j) other Indebtedness of the Parent and the Restricted Subsidiaries in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; provided, however, that Indebtedness of Persons which are not Loan Parties pursuant to this clause (j) shall not exceed an aggregate principal amount of $50,000,000 at any time outstanding;
          (k) Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date in connection with a Permitted Acquisition and any Permitted Refinancing thereof; provided, that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) after giving effect to the assumption of such Indebtedness (A) the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis, and (B) if such Indebtedness is secured by a Lien on any assets of such Person, the Senior Secured Leverage Ratio would be less than 3.0 to 1 on a Pro Forma Basis, (iii) such Indebtedness is not guaranteed in any respect by the Borrower, any Guarantor or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries) and (iv) except for Indebtedness consisting of Capital Lease Obligations, revenue bonds, purchase money Indebtedness or mortgages or other Liens on specific assets no portion of such Indebtedness matures prior to the Term Loan Maturity Date;
          (l) Indebtedness of the Borrower or the Restricted Subsidiaries arising from the issuance, for use in the ordinary course of business, of letters of credit in an aggregate amount not to exceed at any one time outstanding $75,000,000; and
          (m) Indebtedness of the Loan Parties not otherwise permitted under this Section 8.1 and Permitted Refinancings thereof; provided, however, that after giving effect to the occurrence of such Indebtedness (A) no Default or Event of Default shall have occurred and be continuing and (B) the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness.

Term Loan Agreement
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     Section 8.2 Liens, Etc.
          The Parent shall not, nor shall it permit any Restricted Subsidiary to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any Restricted Subsidiary to assign, any right to receive income, except for the following:
          (a) Liens created pursuant to the Loan Documents;
          (b) Liens created pursuant to the Revolving Credit Loan Documents securing the Revolving Credit Obligations, subject to the terms of the Intercreditor Agreement;
          (c) Liens existing on the date of this Agreement and disclosed on Schedule 8.2 (Existing Liens);
          (d) Customary Permitted Liens on the assets of the Borrower and the Restricted Subsidiaries;
          (e) purchase money Liens or Liens in favor of any Governmental Authority or a Subsidiary thereof granted by the Borrower or any of the Restricted Subsidiaries (including the interest of a lessor under a Capital Lease and purchase money Liens or Liens in favor of such Governmental Authority or Subsidiary thereof to which any property is subject at the time, on or after the date hereof, of the Borrower’s or such Restricted Subsidiary’s acquisition thereof) securing Indebtedness permitted under Section 8.1(e) (Indebtedness) and limited in each case to the property purchased, constructed or improved with the proceeds of such purchase money or other Indebtedness or subject to such Capital Lease;
          (f) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (c) or (e) above or this clause (f) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by clause (c) or (e) of Section 8.1(Indebtedness);
          (g) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien hereunder, a Permitted Sale Leaseback, in each case to the extent such operating leases or Permitted Sale Leasebacks are permitted hereunder;
          (h) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 8.1(k) (Indebtedness); provided that such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured, immediately prior to such Permitted Acquisition and any Permitted Refinancing thereof; and
          (i) Liens not otherwise permitted by the foregoing clauses of this Section 8.2 securing obligations or other liabilities of any Restricted Subsidiary; provided, however, that the Dollar Equivalent of the aggregate outstanding amount of all such obligations and liabilities shall not exceed $50,000,000 at any time.

Term Loan Agreement
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     Section 8.3 Investments
          The Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to make or maintain, directly or indirectly, any Investment except for the following:
          (a) Investments existing on the date of this Agreement and disclosed on Error! Reference source not found.3 (Existing Investments);
          (b) Investments in cash and Cash Equivalents;
          (c) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Group Members;
          (d) Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business;
          (e) Investments (i) among Loan Parties, (ii) among Qualified Restricted Subsidiaries, (iii) among Restricted Subsidiaries that are not Qualified Restricted Subsidiaries or Guarantors, (iv) from any Restricted Subsidiary to any Loan Party, (v) from any Loan Party to any Qualified Restricted Subsidiary; provided, however, that at the date of, and after giving effect to any such Investment made pursuant to this clause (v) or clause (i)(B) below, the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis, and provided further, that, the aggregate outstanding amount of all such Investments permitted pursuant to this clause (v), together with all such Investments in Permitted Acquisitions permitted pursuant to clause (i)(B) below, shall not exceed $250,000,000;
          (f) Investments in respect of (i) Hedging Contracts permitted under Section 8.15 (No Speculative Transactions) and (ii) any Note Hedge Transaction;
          (g) loans or advances to employees of the Borrower or any Restricted Subsidiary in the ordinary course of business as presently conducted other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the Dollar Equivalent of the aggregate principal amount of all loans and advances permitted pursuant to this clause (g) shall not exceed $10,000,000 at any time;
          (h) Guaranty Obligations permitted by Section 8.1 (Indebtedness);
          (i) Investments in any Person that becomes a Loan Party or a Qualified Restricted Subsidiary or in any assets that are acquired by a Loan Party or a Qualified Restricted Subsidiary, in each case, in connection with any Permitted Acquisition consummated after the Closing Date; provided, however, that at the date of, and after giving effect to any such Investment made pursuant to this clause (i), the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis, and provided further, that, (A) the fair market value (determined in good faith by the Borrower) of such Investments (or portion thereof) in Persons that become Loan Parties or in assets that are acquired by Loan Parties shall not exceed $500,000,000 in the aggregate, except for any such Investment to the extent the consideration for

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which consists of Qualified Capital Stock of the Parent and (B) the fair market value (determined in good faith by the Borrower) of such Investments (or portion thereof) in Persons that become Qualified Restricted Subsidiaries or in assets that are acquired by Qualified Restricted Subsidiaries shall not, together with all such Investments permitted pursuant to clause (e)(v) above, exceed $250,000,000 in the aggregate (it being understood that additional Investments in connection with Permitted Acquisitions, including Investments in Restricted Subsidiaries that are not Loan Parties or Qualified Restricted Subsidiaries, may be made in reliance on clause (j) below); and
          (j) Investments in an amount not to exceed at the date of, and after giving effect to such Investment, the sum of (i) the greater of (a) $75,000,000 and (b) 2.5% of the Total Assets of the Borrower and the Restricted Subsidiaries taken as a whole at such time and (ii) the Applicable Amount in the aggregate at any time outstanding.
     Section 8.4 Sale of Assets
          The Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, except in the case of the Borrower, issue or sell any shares of their Stock or any Stock Equivalents (any such disposition being an “Asset Sale”), except for the following:
          (a) the sale or disposition of Cash Equivalents, Inventory or other assets, in each case in the ordinary course of business;
          (b) the sale or disposition of equipment that has become obsolete, damaged, surplus or otherwise no longer used or useful in the ordinary course of business or is replaced in the ordinary course of business;
          (c) any Recovery Event (without giving effect to the limitations in the definition thereof);
          (d) sales or other dispositions without recourse and in the ordinary course of business of overdue accounts receivable in connection with the compromise or collection thereof;
          (e) the licensing, sublicensing or other similar ordinary course transfers (but not sales) of intellectual property rights (on an exclusive or non-exclusive basis) to the extent that the foregoing occurs on an arms-length basis;
          (f) the settlement, release or surrender of tort or other litigation claims;
          (g) asset contributions for no cash consideration (or its equivalent) to the extent constituting an Investment permitted by Section 8.3(e) (Investments);
          (h) Assets Sales (i) among the Loan Parties, (ii) among Qualified Restricted Subsidiaries, and (iii) among Restricted Subsidiaries that are not Qualified Restricted Subsidiaries or Loan Parties;

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          (i) a true lease or sublease of Real Property not constituting Indebtedness and not constituting a Sale Leaseback;
          (j) dispositions of property pursuant to a Permitted Sale Leaseback; provided, however, that with respect to any such Asset Sale pursuant to this clause (j), an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.7 (Mandatory Prepayments);
          (k) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, 75% of which shall be payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (k), (i) the Dollar Equivalent of the aggregate consideration received during any fiscal year for all such Asset Sales shall not exceed 2.0% of the Total Assets of the Borrower and the Restricted Subsidiaries taken as a whole at any time outstanding and (ii) an amount equal to all Net Cash Proceeds of such Asset Sale are applied to the payment of the Obligations as set forth in, and to the extent required by, Section 2.7 (Mandatory Prepayments);
          (l) any other sale or transfer or series of related sales or transfers that result in cash consideration of less than $1,000,000;
          (m) termination, sale or closure of up to 500 stores, subleases and franchises per annum, net of those acquired or opened; provided, however, that at no time shall the aggregate number of stores owned or franchised by the Group Members be less than 3,500;
          (n) transfers to insurers as part of insurance settlements for losses to governmental authority for condemned property; and
          (o) dispositions listed on Schedule 8.4 (Asset Sales).
     Section 8.5 Restricted Payments
          The Parent shall not, and shall not permit Borrower or any Restricted Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:
          (a) Restricted Payments by any Subsidiary of the Parent to any Loan Party;
          (b) dividends and distributions declared and paid on the common Stock of the Parent and payable only in common Stock of the Parent;
          (c) (i) payments of cash upon conversion, redemption, repayment, prepayment or repurchase of any Indebtedness to the extent such payments would be permitted under Section 8.6(e) (Prepayment of Indebtedness), (ii) deliveries of the Borrower’s common stock upon conversion of any Qualified Refinancing Indebtedness to equity, (iii) payments of cash in respect of any interest payments due on any Qualified Refinancing Indebtedness, (iv) Restricted Payments in respect of any Note Hedge Transaction (including, but not limited to, the purchase and exercise of such Note Hedge Transaction), and (v) Restricted Payments in respect of any warrant transaction entered into concurrently with any Note Hedge Transaction;

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          (d) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Payments in an amount not to exceed, together with any payment made pursuant to clause (g) of Section 8.6 (Prepayment of Indebtedness), the sum of (i) $50,000,000 and (ii) the Applicable Amount in the aggregate at any time outstanding;
          (e) repurchases of Parent stock in connection with the exercise of employee stock options in the ordinary course of business on a basis that is “net of taxes” or any equivalent gross exercise and repurchase to fund tax liabilities to the extent required under applicable employee contractual arrangements; and
          (f) dividends or distributions by Restricted Subsidiaries to another Restricted Subsidiary and to minority investors in such Restricted Subsidiary, in each case to the extent of their interest therein, provided, however, that any such Restricted Payment shall be made pro rata among all such investors.
     Section 8.6 Prepayment of Indebtedness
          The Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (each an “Optional Debt Prepayment”); provided, however, that the Borrower, the Parent, and each Restricted Subsidiary may (a) prepay the Obligations in accordance with the terms of this Agreement, (b) prepay Indebtedness under the Target Credit Agreement with the proceeds of the Closing Date Term Loans hereunder, (c) prepay any intercompany Indebtedness permitted under Section 8.1(g) and (j) (Indebtedness), (d) enter into any Permitted Refinancing permitted under Section 8.1 (Indebtedness), (e) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any matter any senior unsecured, senior subordinated or other subordinated Indebtedness in an aggregate principal amount not to exceed $450,000,000; provided that, after giving effect to such payment, (i) the Senior Secured Leverage Ratio would not be greater than 2.0 to 1 on a Pro Forma Basis, and (ii) the Parent would be in compliance with the financial covenant contained in Section 5.1 (Financial Covenant) for the most recently ended Test Period, determined on a Pro Forma Basis, (f) to the extent not otherwise permitted hereby and as long as no Default or Event of Default has occurred and is continuing or would result therefrom, prepay Indebtedness of any Foreign Subsidiary in an amount not to exceed in the aggregate $10,000,000, and (g) to the extent not otherwise permitted hereby and as long as no Default or Event of Default has occurred and is continuing or would result therefrom, prepay Indebtedness in an amount not to exceed, together with any Restricted Payment made pursuant to Section 8.5(d) (Restricted Payments), the sum of (i) $50,000,000 and (ii) the Applicable Amount in the aggregate at any time outstanding.
     Section 8.7 Restriction on Fundamental Changes
          Except in connection with Investments in Permitted Acquisitions made pursuant to Section 8.3 (Investments) and Asset Sales expressly permitted under Section 8.4 (Sale of Assets), the Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any

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part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
          (a) any Loan Party may be merged with or into any other Loan Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Loan Party; provided, in the case of such a merger, the continuing or surviving Person shall remain a Loan Party, provided, however, that if the Borrower is merged into another Loan Party, the Borrower must be the surviving entity;
          (b) any Restricted Subsidiary that is not a Loan Party may be merged with or into any other Restricted Subsidiary that is not a Loan Party or into any Loan Party, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Restricted Subsidiary that is not a Loan Party or to a Loan Party; and
          (c) in the case of either clause (a) or (b) above, prior to and after giving effect to any proposed transaction, no Default or Event of Default shall occur or be continuing.
     Section 8.8 Change in Nature of Business
          (a) The Parent shall not, and shall not permit Borrower or any of the Restricted Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof, whether in connection with a Permitted Acquisition or otherwise.
          (b) The Parent shall not engage in any business (but may incur liabilities) or hold any assets; provided, however, the Parent may (i) hold shares of Stock of the Borrower or Unrestricted Subsidiaries and (ii) have employees and hold assets used to provide administrative and operational support.
     Section 8.9 Transactions with Affiliates
          Other than as set forth on Schedule 8.9, the Parent shall not, nor shall it permit Borrower or any Restricted Subsidiary to effect any transaction with any of its respective Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Borrower or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.
     Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge
          Except pursuant to the Loan Documents and any agreements governing purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(c) or (e) (Indebtedness) (in the case of agreements permitted by such clauses, any prohibition or limitation shall only be effective against the assets financed thereby), the Parent shall not, and shall not

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permit the Borrower or any of the Restricted Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Restricted Subsidiary, other than customary provisions in Joint Venture agreements and other similar agreements relating solely to the securities, assets and revenues of such Joint Venture, to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of any Restricted Subsidiary, other than customary provisions in Joint Venture agreements and other similar agreements relating solely to the securities, assets and revenues of such Joint Venture, to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.
     Section 8.11 Modification of Constituent Documents
          The Parent shall not, nor shall it permit any Restricted Subsidiary to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of any Restricted Subsidiary and do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral.
     Section 8.12 Modification of Related Documents
          The Parent shall not, nor shall it permit any Restricted Subsidiary to, alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Related Document (except for modifications that do not materially affect the rights and privileges of any Restricted Subsidiary under such Related Document and that do not materially affect the interests of the Secured Parties under the Loan Documents or in the Collateral).
     Section 8.13 Accounting Changes; Fiscal Year
          The Parent shall not, nor shall it permit the Borrower to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) fiscal year, in each case other than as set forth on Schedule 8.13 (Accounting Changes; Fiscal Year).
     Section 8.14 Margin Regulations
          The Parent shall not, nor shall it permit any Restricted Subsidiary to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
     Section 8.15 No Speculative Transactions
          The Parent shall not, nor shall it permit any Restricted Subsidiary to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole

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purpose of hedging in the normal course of business and consistent with industry practices; provided, for the avoidance of doubt, the provisions of this Section 8.15 shall not apply to (a) any Note Hedge Transaction or (b) any warrant transaction entered into concurrently with any Note Hedge Transaction.
     Section 8.16 Compliance with ERISA
          The Parent shall not, nor shall it permit any Restricted Subsidiary or any ERISA Affiliate to, cause or permit to occur an ERISA Event (a) that could result in the imposition of a Lien that is not permitted by Section 8.2(i) (Liens) or (b) that would have a Material Adverse Effect in the aggregate.
ARTICLE IX
Events Of Default
     Section 9.1 Events of Default
          Each of the following events shall be an Event of Default:
          (a) the Borrower shall fail to pay any principal of any Term Loan when the same becomes due and payable; or
          (b) the Borrower shall fail to pay any interest on any Term Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or
          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or
          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.6 (Access), 7.9 (Application of Proceeds), 7.11 (Additional Collateral and Guaranties), 7.12 (Designation of Subsidiaries) or Article VIII (Negative Covenants), (ii) any term, covenant or agreement contained in Section 6.1 (Financial Statements) if such failure under this clause (ii) shall remain unremedied for 15 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or (iii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (iii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
          (e) (i) the Borrower, the Parent or any Restricted Subsidiary shall fail to make any payment on any Indebtedness of the Borrower, the Parent or any such Restricted

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Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, that other than with respect to payments defaults, any default under the Revolving Credit Agreement shall remain unremedied for 30 days; or
          (f) (i) the Borrower, the Parent or any Restricted Subsidiary shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower, the Parent or any Restricted Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower, the Parent or any Restricted Subsidiary (but not instituted by the Borrower, the Parent or any Restricted Subsidiary) either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) the Borrower, the Parent or any Restricted Subsidiary shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or
          (g) any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate, an amount in excess of $25,000,000 to the extent not adequately covered by insurance shall be entered or filed against the Borrower, the Parent or any of the Restricted Subsidiaries or any of their respective assets and shall remain unpaid, undischarged, unvacated, unbonded or unstayed for a period of sixty days; or
          (h) an ERISA Event shall occur and the Dollar Equivalent of the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $25,000,000 in the aggregate; or
          (i) any provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or
          (j) any Collateral Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected Lien having the priority set forth in the Intercreditor Agreement, or any Loan Party shall so state in writing; or
          (k) there shall occur any Change of Control.

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     Section 9.2 Remedies
          During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Term Loan Commitments be terminated, whereupon the obligation of each Lender to make any Term Loan shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Term Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Term Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Term Loan Commitments of each Lender to make Term Loans shall each automatically be terminated and (y) the Term Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.
     Section 9.3 Rescission
          If at any time after termination of the Term Loan Commitments or acceleration of the maturity of the Term Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Term Loans that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Term Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Term Loan Commitments or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
ARTICLE X
The Administrative Agent
     Section 10.1 Authorization and Action
          (a) Each Lender hereby appoints Citi as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the

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Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders and the other Secured Parties under such Collateral Documents.
          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification reasonably satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.
          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders except to the limited extent provided in Section 2.5(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or other holder of any Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.
          (d) The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity.
     Section 10.2 Administrative Agent’s Reliance, Etc.
          None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may rely on the Register to the extent set forth in Section 2.5 (Evidence of Debt), (b) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower, the Parent or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document, (d) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability,

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genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.
     Section 10.3 Posting of Approved Electronic Communications
          (a) Each of the Lenders, the Parent and the Borrower agree, and the Parent shall cause each Guarantor to agree, that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
          (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Parent and the Borrower acknowledges and agrees, and the Parent shall cause each Guarantor to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Parent and the Borrower hereby approves, and the Parent shall cause each Guarantor to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and the Parent shall cause each Guarantor to understand and assume, the risks of such distribution.
          (c) The Approved Electronic Platform and the Approved Electronic Communications are provided “as is” and “as available”. None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Affiliates in connection with the Approved Electronic Platform or the Approved Electronic Communications.
          (d) Each of the Lenders, the Parent and the Borrower agree, and the Parent shall cause each Guarantor to agree, that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic

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Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
     Section 10.4 The Administrative Agent Individually
          With respect to its Ratable Portion, Citi shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citi and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Citi were not acting as the Administrative Agent.
     Section 10.5 Lender Credit Decision
          Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Term Loans. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents. Except for the documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.
     Section 10.6 Indemnification
          Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or

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otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.
     Section 10.7 Successor Administrative Agent
          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
     Section 10.8 Concerning the Collateral and the Collateral Documents; Releases
          (a) Each Lender agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by any of the Group Members, (iii) act as collateral agent for the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and

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(vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders, and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.
          (b) Each of the Lenders hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders against any of the following:
          (i) all of the Collateral and all Loan Parties, upon termination of the Term Loan Commitments and payment and satisfaction in full of all Term Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable;
          (ii) any assets that are subject to a Lien permitted by Section 8.2(e) or (f) (Liens, Etc.);
          (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement);
          (iv) any Guarantor from its obligations under the Guaranty if in connection with the sale or other disposition of such Guarantor (or all or substantially all of its assets) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); and
          (v) any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder.
          (c) Each of the Lenders hereby directs the Administrative Agent to execute and deliver the Intercreditor Agreement and to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens and/or guarantees to be released pursuant to this Section 10.8 or subordinated in accordance with, and subject to the terms and conditions of, the Intercreditor Agreement promptly upon the effectiveness of any such release.
     Section 10.9 Collateral Matters Relating to Related Obligations
          The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or that is otherwise owed to Persons other than the Administrative Agent, the Lenders (collectively, “Related Obligations”) solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations,

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but the Administrative Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Term Loan Commitments and its own interest in the Term Loans and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Administrative Agent and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 11.6 (Right of Set-off) and then only to the extent such right is exercised in compliance with Section 11.7 (Sharing of Payments, Etc.).
ARTICLE XI
Miscellaneous
     Section 11.1 Amendments, Waivers, Etc.
          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders), (y) in the case of any amendment necessary to implement the terms of a Facility Increase in accordance with the terms hereof, by the Borrower, the Parent, the Administrative Agent and the Incremental Term Loan Lenders providing such Facility Increase, and (z) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders), the Borrower and the Parent and then any such .waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:
          (i) waive any condition specified in Section 3.1 (Conditions Precedent to Closing Date Term Loans) or 3.2 (Conditions Precedent to Incremental Term Loans), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Closing Date Term

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Loans) and 3.2 (Conditions Precedent to Incremental Loans), subject to the provisions of Section 3.3 (Determinations of Borrowing Conditions);
          (ii) except pursuant to a Facility Increase, increase the Term Loan Commitment of such Lender or subject such Lender to any additional obligation;
          (iii) extend the scheduled final maturity of any Term Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Term Loan or fees owing to such Lender (it being understood that Section 2.7 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Term Loan Commitment;
          (iv) reduce, or release the Borrower from its obligations to repay, the principal amount of any Term Loan owing to such Lender (other than by the payment or prepayment thereof);
          (v) reduce the rate of interest on any Term Loan outstanding and owing to such Lender or any fee payable hereunder to such Lender;
          (vi) postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;
          (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;
          (viii) release all or substantially all of the Collateral except as provided in Section 8 (Release of Collateral) of the Intercreditor Agreement and except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents; Releases) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under the Guaranty except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents; Releases); or
          (ix) amend, Section 10.8(b) (Concerning the Collateral and the Collateral Documents; Releases), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or either definition of the terms “Requisite Lenders” or “Ratable Portion”;
          (x) amend, Section 8 (Release of Collateral) of the Intercreditor Agreement;
and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

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          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
          (c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of Requisite Lenders is obtained but the consent of any Lender whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting Lender”), then, as long as the Lender acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, an Eligible Assignee reasonably acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Term Loans of such Non-Consenting Lender for an amount equal to the principal balance of all such Term Loans held by the Non-Consenting Lender and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting Lender shall have received payments of all Term Loans held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment an Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Term Loans are evidenced by Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
     Section 11.2 Assignments and Participations
          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender’s Term Loans and Term Loan Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor’s entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which

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consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing.
          (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note (if the assigning Lender’s Term Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.15 (Substitution of Lenders) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, (ii) the Notes (if any) corresponding to the Term Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).
          (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and the principal amount of the Term Loans owing to each Lender from time to time and the Term Loan Commitments of each Lender. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.
          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Term Loan Commitments and Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Term Loan Commitments or Term Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Term Loan Commitments and Term Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B (Form of Term Note).
          (e) In addition to the other assignment rights provided in this Section 11.2, each Lender may do each of the following:

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          (i) grant to a Special Purpose Vehicle the option to make all or any part of any Term Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Term Loans pursuant thereto shall satisfy (once and to the extent that such Term Loans are made) the obligation of such Lender to make such Term Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Term Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Term Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and
          (ii) may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to (A) a Federal Reserve Bank, (B) any holder of, or trustee for the benefit of, the holders of such Lender’s Securities and (C) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;
provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrower from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the Lenders, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.13 (Capital Adequacy) and 2.14 (Taxes) and of 2.12(d) (Illegality) as if it were such Lender; provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.13 (Capital Adequacy), 2.14 (Taxes) or 2.12(d) (Illegality) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that

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such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.
          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents; Releases). In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.13 (Capital Adequacy) and 2.14 (Taxes) and of 2.12(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.13 (Capital Adequacy), 2.14 (Taxes) or 2.12(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrower, the Administrative Agent or the other Lenders.
     Section 11.3 Costs and Expenses
          (a) The Borrower agrees, so long as no Default or Event of Default has occurred and is continuing, within fifteen (15) days of receiving an invoice therefor and otherwise upon demand, to pay, or reimburse the Administrative Agent for, all of the Administrative Agent’s reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Borrower, the Parent and any of its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Borrower, the Parent or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Term Loans), any Loan Document or any

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proposal letter or commitment letter issued in connection therewith, or the making of the Term Loans hereunder, (iii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Term Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Parent’s Subsidiaries, the Merger, the Related Documents, this Agreement or any other Loan Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Parent’s Subsidiaries, the Merger, the Related Documents, this Agreement or any other Loan Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same.
          (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders, so long as no Default or Event of Default has occurred and is continuing, within fifteen (15) days of receiving an invoice therefor and otherwise upon demand, for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent or such Lenders in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Parent’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or Related Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.
     Section 11.4 Indemnities
          (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender (including each Person obligated on a Hedging Contract that is a Loan Document if such Person was a Lender at the time of it entered into such Hedging Contract) and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Term Loans) (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct,

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indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Term Loans or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower, the Parent or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower, the Parent or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower, the Parent or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower, the Parent or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent or any Lender, or the Administrative Agent or any Lender having become the successor in interest to the Borrower, the Parent or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or any agent on behalf of the Administrative Agent or such Lender.
          (b) The Borrower shall indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.
          (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower’s choice. In the event that such indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.
          (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4)

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or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.
     Section 11.5 Limitation of Liability
          (a) The Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
          (b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
     Section 11.6 Right of Set-off
          Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders (and that, it shall, to the extent lawfully entitled to do so, upon the request of the Requisite Lenders) exercise its set-off rights under this Section 11.6 against any deposit accounts of the Loan Parties and their Subsidiaries maintained with such Lender or any Affiliate thereof. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

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     Section 11.7 Sharing of Payments, Etc.
          (a) If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) of the Term Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.12 (Special Provisions Governing Eurodollar Rate Loans), 2.13 (Capital Adequacy) or 2.14 (Taxes) or otherwise receives any Collateral or any “Proceeds” (as defined in the Pledge and Security Agreement) of Collateral (other than payments pursuant to Section 2.12 (Special Provisions Governing Eurodollar Rate Loans), 2.13 (Capital Adequacy) or 2.14 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Term Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.
          (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.
          (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
     Section 11.8 Notices, Etc.
          (a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

Term Loan Agreement
Collective Brands Finance, Inc.
(i)	if to the Borrower:

Payless ShoeSource, Inc. 3231 Southeast Sixth Avenue Topeka, Kansas 66607-2207
Attention: Rick Porzig, Chief Financial Officer Copy: Michael Massey, General Counsel Telecopy no: (785) 233-5171 E-Mail Addresses: rick_porzig@payless.com; michael_massey@payless.com
               (ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

(iii)	if to the Administrative Agent:

Citicorp North America, Inc.
388 Greenwich Street, 20th Floor
New York, New York 10013
Attention: Jeffrey Nitz
Telecopy no: (212) 816-7845
E-Mail Address: jeffrey.nitz@citigroup.com

with a copy to:

Citcorp North America, Inc. — Loan Administration 2 Penns Way — Suite 100 New Castle, Delaware 19720 Attention: Lisa Rodriguez Telecopy no: (302) 894-6070 E-Mail Address: oploanswebadmin@citi.com

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153-0119 Attention: Daniel S. Dokos Telecopy no: (212) 310-8007 E-Mail Address: daniel.dokos@weil.com or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent.
          (b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 10.3 to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or

Term Loan Agreement
Collective Brands Finance, Inc.
not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Term Loan Facility) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.
          (c) Use of Electronic Platform. Notwithstanding clause (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@Citi.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
     Section 11.9 No Waiver; Remedies
          No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 11.10 Binding Effect
          This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure solely to the benefit of the Borrower, the Administrative Agent and each Lender and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
     Section 11.11 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Term Loan Agreement
Collective Brands Finance, Inc.
     Section 11.12 Submission to Jurisdiction; Service of Process
          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.
          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.
     Section 11.13 Waiver of Jury Trial
          Each of the Administrative Agent, the Lenders, the Parent and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.
     Section 11.14 Marshaling; Payments Set Aside
          None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be

Term Loan Agreement
Collective Brands Finance, Inc.
satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     Section 11.15 Section Titles
          The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a Section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.
     Section 11.16 Execution in Counterparts
          This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.
     Section 11.17 Entire Agreement
          This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.
     Section 11.18 Confidentiality
          Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and not to use or disclose such Information, except that Information may be used or disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in

Term Loan Agreement
Collective Brands Finance, Inc.
connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its Obligations, this Agreement or payments hereunder, (iii) any rating agency (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender), or (iv) the CUSIP Service Bureau or any similar organization, (g) with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
          For purposes of this Section, “Information” means all information received from the Parent or any of its Subsidiaries relating to the Parent or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or any of its Subsidiaries, provided that, in the case of information received from the Parent or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 11.19 Patriot Act Notice.
          Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Collective Brands Finance, Inc. (formerly known as Payless ShoeSource Finance, Inc.), as Borrower
By:	/s/ Ullrich E. Porzing
	Name:	Ullrich E. Porzig
	Title:	President

Collective Brands, Inc. (formerly known as Payless ShoeSource, Inc.) as a Loan Party
By:	/s/ Ullrich E. Porzing
	Name:	Ullrich E. Porzig
	Title:	Senior Vice President

PAYLESS SHOESOURCE, INC., a Missouri corporation as a Loan Party
By:	/s/ Ullrich E. Porzing
	Name:	Ullrich E. Porzig
	Title:	Senior Vice President

PAYLESS SHOESOURCE DISTRIBUTION, INC. as a Loan Party
By:	/s/ Ullrich E. Porzing
	Name:	Ullrich E. Porzig
	Title:	Vice President

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]

Citicorp North America, Inc., as Administrative Agent and Lender
By:	/s/ Michael M. Schadt
	Name:	Michael M. Schadt
	Title:	Diector

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]

J.P. Morgan Chase Bank,N.A. as Lender
By:	/s/ Patrick J. Fravel
	Name:	Patrick J. Fravel
	Title:	Vice Presdient

[SIGNATURE PAGE TO TERM LOAN AGREEMENT]

Schedule I
Term Loan Commitments

Lender		Term Loan Commitment
1.	Citicorp North America, Inc.	$543,750,000
2.	J.P. Morgan Securities Inc.	$181,250,000
	TOTAL	$725,000,000

Schedule II
Applicable Lending Offices and Addresses For Notices

Lender	Office for Notices	Domestic Lending Office
Citicorp North America, Inc.	Citicorp North America Inc.	Citicorp North America, Inc
	388 Greenwich Street, 20th Floor	2 Penns Way, Suite 100
	New York, NY 10013	New Castle, DE 19720

	Attn: Jeffrey Nitz	Attn: Lisa Rodriguez
	Email: jeffrey.nitz@citi.com	Email: oploanswebadmin@citi.com
	T: 212-816-7845	T: 302-894-6070
	F: 212-816-2613	F: 212-994-0961

J.P. Morgan Securities Inc.	JPMorgan Chase Bank, NA	JPMorgan Chase Bank, NA
	120 South LaSalle Street, 8th Floor	120 South LaSalle Street, 8th Floor
	Chicago, IL 60603	Chicago, IL 60603
	Mail Code: IL1-1454	Mail Code: IL1-1454

	Attn: Patrick J. Fravel	Attn: Patrick J. Fravel
	Email: patrick.j.fravel@chase.com	Email: patrick.j.fravel@chase.com
	T: 312-661-6943	T: 312-661-6943
	F: 312-661-6929	F: 312-661-6929

Schedule 4.2
Consents
None.

Schedule 4.3
Ownership of Subsidiaries

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Collective Brands Holdings Limited*	Hong Kong 2007	1,000 shares	100% — PSS Holdings

Collective Brands Logistics Limited*	Hong Kong 2007	1,000 shares	100% — PSS Holdings International Limited

Collective Brands Services Limited*	Hong Kong 2007	1,000 shares	100% — PSS International Holdings Limited

Collective Brands China Business Trust, II*	Hong Kong 2007	N/A	100% — PSS Holdings

Collective Brands, Inc.	DE 1998	265,000,000 $0.01 par value	N/A
25,000,000 shares of Preferred Stock
Issued: 88,130,874
64,996,287 outstanding
$0.01 par value

Collective Brands Finance, Inc.	NV 1992	100 shares of common stock	100% — Collective Brands, Inc.
Issued: 99 shares of common stock
$1.00 par value

Collective International, LP	Delaware 2006	N/A	99.9% Payless ShoeSource Worldwide, Inc.
0.1% Payless Collective GP, LLC

Collective Licensing International, LLC	Delaware 2003	N/A	100% — Collective International LP

Dyelights, Inc.	Delaware 1999	1,500 shares of common stock $0.01 par value	100% — Collective Brands Finance, Inc.(NV)
Issued: 1,500 shares of common stock

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Dynamic Assets Limited	Hong Kong 1999	1,570,000 shares of common stock HK$1.00 par value	1% — Payless International Finance B.V. 99% — PSS Holdings
Issued: 1,570,000 shares of common stock

Eastborough, Inc.	Kansas 1999	1,000 shares of common stock $0.01 par value	100% — Collective Brands Finance, Inc.(NV)
Issued: 1,000 shares of common stock

Import Solutions De Mexico, S. de R.L. de C.V.	Mexico 2006	$50,000 pesos $1.00 par value	99% — Payless International Finance B.V.
		Issued: $50,000 pesos	1% — Payless ShoeSource Worldwide, Inc.

Lifestyle Brands Corporation	Nova Scotia 2006	1,000,000 common shares Issued: 1,000 common shares	100% Collective International LP

Payless CA Management Limited	British Virgin Islands 2000	50,000 common stock par value US$1.00	99% — PSS Latin America Holdings, 1% — Payless ShoeSource, Inc. (MO)
Issued: 50,000 common stock

Payless Collective GP, LLC	Delaware 2007	N/A	100% — Payless ShoeSource Worldwide, Inc.

Payless Controladora, S.A. de C.V.	Mexico 1992	50,000 shares common No par value Issued: 50,000 shares	50% — PSS Investment I, Inc. (NV), 50% PSS Investment III, Inc. (KS)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Payless International Finance B.V.	Netherlands 2001	90.000 EUR Issued: 18.000 EUR	100% — PSS Holdings

Payless NYC, Inc.	KS 1997	100 shares of common stock	100% — Payless ShoeSource, Inc. (MO)
$1.00 par value
Issued: 100 shares of common stock

Payless Purchasing Services, Inc.	Kansas 2001	1,000 shares of common stock$0.01 par	100% — Collective Brands Finance, Inc.
Issued: 1,000 shares of common
Payless Servicios, S.A. de C.V.	Mexico 1992	50,000 shares common No par value Issued: 50,000 shares common	99.998% — Payless Controladora, S.A. de C.V. (Mexico), 0.002% — PSS Investment I, Inc. (NV)

Payless ShoeSource (BVI) Holdings, LTD	British Virgin Islands 2000	Class A — 60,003 shares of US$1.00 par value Class B — 40,002 shares of US$1.00 par value Issued: 100,005 shares	60% — Class A Members - Payless CA Management Limited 40% — Class B Members —PLP, S.A.

Payless ShoeSource (Panama) S.A.	Panama, Republic of Panama 2001	500 shares without par value Issued: 500 shares	Shares held in Trust/Nominal shareholders on behalf of Payless ShoeSource (BVI) Holdings Ltd. 50% — John B. Foster (250) 50% — Andres M. Sanchez (250)

Payless ShoeSource Asia PTE, Ltd.	Singapore 2003	100,00 ordinary shares S$1.00 each Issued: 100 ordinary shares	100% — Payless ShoeSource Worldwide, Inc.

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Payless ShoeSource Canada GP, Inc.	Canada 2005	Unlimited common shares $1.00 par value Issued: 1 common stock	100% — Payless ShoeSource Canada, Inc.

Payless ShoeSource Canada, Inc.	Canada 1997	Unlimited shares of common stock $1.00 par value Issued: 100 common stock	100% PSS Canada, Inc. (KS)
Payless ShoeSource Canada, LP	Ontario, Canada 2005	N/A	GP 0.00001% — Payless ShoeSource Canada GP, Inc. LP 99.99999% - Payless ShoeSource Canada, Inc.

Payless ShoeSource de Guatemala LTDA	Guatemala 2001	Quetzales: 15,537,200	99.98% — Payless ShoeSource (BVI) Holdings, Ltd 0.02% — Payless ShoeSource Limitada

Payless ShoeSource De La República Dominicana, S.A.	Dominican Republic 2001	Consisting of 200,000 shares of DOP $5.00 each Issued: 100,000 shares	99.94% — Payless ShoeSource (BVI) Holdings, Ltd. 0.01% — Payless ShoeSource, Limitada 0.01% — Payless ShoeSource Honduras, S. de R.L. 0.01% — Payless ShoeSource of El Salvador, Ltda de C.V. 0.01% — Payless ShoeSource de Guatemala Limitada 0.01% — Payless ShoeSource Limitada & Compañia Limitada (Nicaragua) 0.01% — Payless ShoeSource Overseas S.R.L.

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Payless ShoeSource Distribution, Inc.	KS 1993	100 shares of common stock	100% — Payless ShoeSource, Inc. (MO)
$1.00 par value
Issued: 100 shares

Payless ShoeSource Ecuador CIA, LTDA	Ecuador 2001	US$7,005 Issued: US$7,005	99.99% — Payless ShoeSource Uruguay SRL 0.01% — PSS Latin America Holdings

Payless ShoeSource Gold Value, Inc.	Kansas 2001	1,000 shares of common stock	100% — Payless ShoeSource, Inc. (MO)
$.01 par value
Issued: 1,000 shares common stock

Payless ShoeSource Honduras S De RL	Republic of Honduras 2002	28,357,100 Lempiras Issued: n/a	98% — Payless ShoeSource (BVI) Holdings Ltd. 2% — Payless ShoeSource, Ltda.

Payless ShoeSource International Limited	Hong Kong 1970	401,750 shares HK$100 par value Issued: 401,750 shares	99.9998% — PSS Holdings .0002% Payless International Finance B.V. in trust for PSS Holdings

Payless ShoeSource International Servicos Tecnicos E Inspetoria De Calcados S/C Ltda.	Brazil 1992	100 quotas — R$3,433.22 per quota (Brazilian REALS) Issued: 100 quotas	75% — Payless ShoeSource, Inc. (MO), 25% — PSS Investment I, Inc. (NV)

Payless ShoeSource Leasing, LLC	Delaware 2002	N/A	100% — Payless ShoeSource, Inc. (MO)

Payless ShoeSource Limitada & Compañia Limitada (Nicaragua)	Nicaragua 2002	33,050,000 Cordobas Issued: n/a	99.99% — Payless ShoeSource (BVI) Holdings Ltd. 0.01% Payless ShoeSource, Limitada

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Payless ShoeSource Limitada (Costa Rica)	Costa Rica 2000	10,000 Colones (approx. US$20.00) Issued: n/a	100% — Payless ShoeSource (BVI) Holdings, Ltd.

Payless ShoeSource Merchandising, Inc.	KS 1993	100 shares of common stock $1.00 par value Issued: 100 shares of common stock	100% — Payless ShoeSource, Inc. (MO)

Payless ShoeSource of El Salvador, LTDA De C.V.	El Salvador 2001	100,000 Salvadoran Colones Issued: 100,000 Salvadoran Colones	99.99% — Payless ShoeSource (BVI) Holdings Ltd. 0.01% Payless ShoeSource, Limitada (Costa Rica)

Payless ShoeSource of Puerto Rico, Inc.	Puerto Rico 1991	1,000 shares of common stock $1.00 par value Issued: 1,000 shares of common stock	100% — Payless ShoeSource, Inc. (MO)

Payless ShoeSource of St. Lucia Ltd.	St. Lucia 2001	10,000,000 shares per value US$1.00 Issued: 300,000 shares @US$1.00 per share	100% — Payless ShoeSource (BVI) Holdings, Ltd.

Payless ShoeSource of Trinidad Unlimited	Trinidad and Tobago 2001	300,000 ordinary shares par value US$1.00 Issued: N/A	100% — Payless ShoeSource of St. Lucia Ltd.

Payless ShoeSource Overseas S.R.L.	Panama 2002	50,000 participations of US$1.00 Issued: 50,000 participations	99.99% — Payless ShoeSource (BVI) Holdings, Ltd 0.01% Payless ShoeSource, Limitada

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Payless ShoeSource Saipan, Inc.	Northern Mariana Island 1997	10,000 shares common stock $1.00 par value Issued: 7,500 shares common stock	100% — Payless ShoeSource Worldwide, Inc. (KS)

Payless ShoeSource Spain, S.L.	Spain 2004	10,000 EUROS Issued: N/A	100% — Payless ShoeSource Uruguay S.R.L.

Payless ShoeSource Uruguay S.R.L.	Uruguay 2002	$600,000 (Uruguayan pesos) Issued: $300,000	99.9333% — Payless ShoeSource Andean Holdings .0667% — PSS Latin America Holdings

Payless ShoeSource Worldwide, Inc.	KS 1993	100 shares of common stock $1.00 par value Issued: 100 shares of common stock	100% — Payless ShoeSource, Inc. (MO)

Payless ShoeSource, Andean Holdings	Cayman Islands 2002	160,000 Class A Shares of a par value of US$0.10 and 240,000 Class B Shares of a par value of US$0.10 Issued: 60,000 -Class A 40,000 — Class B	60% — Class A — PSS Latin America Holdings 40% — Class B — South America Local Partners, S.A.

Payless ShoeSource, Inc.	MO 1961	10,000,000 shares of common stock - $0.01 par value Issued: 1 share common stock	100% — Collective Brands Finance, Inc.(NV)

Payless ShoeSource, S.A. de C.V.	Mexico 1992	50,000 shares common No par value	99.998% Payless Controladora, S.A. de C.V. (Mexico), 0.002% PSS Investment I, Inc. (KS)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
PSS Canada Finance, LP	New Brunswick, Canada 2003	25,000,000 units $1 par value Issued: 250,000 units PSS Canada, Inc. 24,750,000 units — Collective Brands Finance, Inc.	1% — Payless ShoeSource Canada GP, Inc. 99% — Collective Brands Finance, Inc.

PSS Canada, Inc.	KS 1997	100 shares common stock $1.00 par value	100% — Payless ShoeSource Worldwide, Inc. (KS)

PSS Delaware Company 2, Inc.	Delaware 1999	1,500 shares of common stock $0.01 par value	100% — Collective Brands Finance, Inc.(NV)

PSS Delaware Company 3, Inc.	Delaware 1999	1,500 shares of common stock $0.01 par value	100% Collective Brands Finance, Inc.(NV)

PSS Delaware Company 4, Inc.	Delaware 1999	1,500 shares of common stock $0.01 par value	100% — Collective Brands Finance, Inc.(NV)

PSS Holdings	Cayman Islands 2002	50,000 shares par value of US$1.00	100% — Payless ShoeSource Worldwide, Inc.

PSS International Holdings, Limited*	Cayman Islands 2007	1,000 shares common stock	100% Payless ShoeSource Worldwide, Inc.

PSS Investment I, Inc.	NV 1992	100 shares of common stock $1.00 par value Issued: 100 shares common stock	100% — Payless ShoeSource, Inc. (MO)

PSS Investment III, Inc.	KS 1998	100 shares of common stock Issued: 100 shares common stock — $1.00 par value	100% — Payless ShoeSource, Inc. (MO)

PSS Latin America Holdings	Cayman Islands 2002	50,000 shares par value of US$1.00 Issued: 100 shares	100% — PSS Holdings

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
San Jose Acquisition Corp.	Massachusetts 2007	100 shares of common stock $.25 par value Issued: 100 shares common stock	100% — Collective Brands Finance, Inc.(NV)

Shenzhen footwear Consulting Company	Shenzhen 2003	US$250,000 Issued: N/A	100% — Payless ShoeSource International Limited

Shoe Sourcing, Inc.	Kansas 2000	1,000 shares of common stock $0.01 par value Issued: 1,000 shares of common stock	100% — Collective Brands Finance, Inc.(NV)

PSS Canada Financial Management Corp.*	Canada 2007	100 shares of common stock $1.00 par value Issued: 100 shares common stock	100% Collective Brands Finance, Inc. (NV)

PSS Canada Financial Services Corp.*	Canada 2007	100 shares of common stock $1.00 par value Issued: 100 shares common stock	100% Collective Brands Finance, Inc. (NV)

PSS US Investments, LP*	Nevada 2007	1,100 LP Units 100 GP Units C$1 per unit on formation of entity	PSS Canada Financial Services Corp.

PSS US Holdings, LLC*	Nevada 2007	1,200 Membership Units C$1 per unit on formation of entity	100% — PSS Canada Holdings Corp.

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
PSS Canada Holdings Corp.*	Canada 2007	1,200 common shares without nominal or par value	100% — PSS US Investments, LP

PSS Canada Investments, LP*	Canada 2007	1,098 LP Units 2 GP Units	LP — PSS Canada, Inc. GP — Collective Brands Finance, Inc.

The Stride Rite Corporation	Massachusetts 11/14/1919	CWP 135,000,000 PWP 1,000,000 Issued: 36,320,579 shares CWP	Collective Brands, Inc. (100%)

Stride Rite Children’s Group, Inc.	Massachusetts 11/18/1971	150,000 shares of common stock Issued: 10,000 shares common stock	The Stride Rite Corporation (100%)

The Keds Corporation	Massachusetts 8/09/1979	250,000 shares of common stock Issued: 101,000 shares common stock	The Stride Rite Corporation (100%)

Sperry Top-Sider, Inc.	Massachusetts 8/09/1979	250,000 shares of common stock Issued: 500 shares common stock	The Stride Rite Corporation (100%)

Stride Rite Sourcing International, Inc.	Massachusetts 8/10/1979	250,000 shares of common stock Issued: 5,000 shares common stock	The Stride Rite Corporation (100%)

SRR, Inc.	Delaware 9/27/1983	1,000 shares of common stock Issued: 100 shares common stock	SR Holdings, Inc. (100%)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Stride Rite Investment Corporation	Massachusetts 3/30/1983	300,000 shares of common stock Issued: 1,000 shares common stock	The Stride Rite Corporation (100%)

Stride Rite Canada Limited	Canada 9/19/1986	Unlimited	Saucony, Inc. (100%)

S R Holdings Inc.	Delaware 11/24/1987	10,000 shares of common stock Issued: 100 shares common stock	The Stride Rite Corporation (100%)

Stride Rite International Corp.	Massachusetts 4/04/1991	200,000 shares of common stock Issued: 10,000 shares common stock	The Stride Rite Corporation (100%)

SRL, Inc.	Delaware 7/08/1991	10,000 shares of common stock Issued: 10,000 shares common stock	The Stride Rite Corporation (100%)

Tommy Hilfiger Footwear, Inc.	Massachusetts 3/22/1996	100,000 shares of common stock Issued: 1,000 shares common stock	The Stride Rite Corporation (100%)

SR/Ecom, Inc.	Massachusetts 5/12/1997	100,000 shares of common stock Issued: 100 shares common stock	The Stride Rite Corporation (100%)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
SRCG/Ecom, Inc.	Delaware 2/12/2004	100,000 shares of common stock Issued: 100 shares common stock	The Stride Rite Corporation (100%)

STS/Ecom, Inc.	Delaware 12/05/2005	100,000 shares of common stock Issued: 100 shares common stock	The Stride Rite Corporation (100%)

Saucony, Inc.	Massachusetts 5/14/1920	CWP 20,000,000 CWP 20,000,000 PWP 500,000 Issued: 1 share CWP	The Stride Rite Corporation (100%)

Saucony UK, Inc.	Massachusetts 11/27/1991	20,000 shares of common stock Issued: 1,000 shares common stock	Saucony, Inc. (100%)

Saucony/Ecom, Inc.	Delaware 1/30/2007	100 shares of common stock Issued: 100 shares of common stock	The Stride Rite Corporation (100%)

Keds LLC	Delaware 12/02/2002	N/A	The Keds Corp. (100%)

Stride Rite LLC	Delaware 12/02/2002	N/A	Stride Rite Children’s Group, Inc. (100%)

SRCG LLC	Delaware 12/02/2002	N/A	Stride Rite Children’s Group, Inc. (100%)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Stride Rite International Holdings, Inc.	Delaware 11/21/2006	10 shares of common stock	Saucony, Inc. (100%)

Stride Rite Bermuda LP	Bermuda	N/A	Stride Rite International LLC (100%)

Stride Rite International LLC	Delaware 11/16/2006	N/A	Stride Rite International Holdings, Inc. (100%)

Stride Rite UK Limited	UK	1,000 Ordinary Shares at 1.00 € each Issued: 1 Ordinary Share	Stride Rite Bermuda LP (100%)

Robeez Australia Pty. Ltd.	Australia	100 Ordinary Shares issued and outstanding	Saucony, Inc. (100%)

Robeez Ltd.	Ireland	1,000,000 Ordinary Shares at 1.00 € each; 1,000 Preferred Shares at 1,000 € each; 1,000,000 “B” Ordinary Shares at 1.00 € each; 1,000,000 “A” Ordinary Shares at 1.00 € each Issued: 100 Ordinary Shares; 100 “B” Ordinary Shares; 100 “A” Ordinary Shares	Saucony, Inc. (100%)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Robeez European Sales Ltd.	UK	10,000 Ordinary Shares at 1.00 € each Issued: 100 Ordinary Shares	Stride Rite Bermuda LP (100%)

Robeez (UK) Ltd.	UK	1,000 Ordinary Shares with a value of 1.00 £ each Issued: 100 Ordinary Shares	Stride Rite Bermuda LP (100%)

Stride Rite Europe B.V.	Netherlands	2,000 Ordinary Shares Issued: 400 Ordinary Shares	Saucony UK, Inc. (100%)

Saucony Deutschland Vertriebs GmbH	Germany	50,000 shares issued and outstanding	Saucony, Inc. (100%)

Saucony Asia Pacific Limited	Hong Kong	1,094,200 shares of common stock with a par value of HK $1.00 per share:	Saucony, Inc. (100%)
Issued: 1,094,000 shares

Robeez Logistics Inc.	Nevada 8/16/2005	75,000 shares of common stock Issued: 100 shares	Saucony, Inc. (100%)

Percentage of shares
	Jurisdiction of		of each class owned
	Organization	Capitalization	(directly or
	and Date of	of Parent’s	indirectly
Name of Company	Incorporation	Subsidiaries	by Parent)
Robeez U.S. Inc.	Washington 11/29/2004	50,000 Common Stock without par value, 50,000 Preferred Stock with a stated value of $100.00 per share Issued: 1,000 Common Stock	Robeez US Holdings Inc. (100%)

Robeez US Holdings Inc.	Nevada 8/03/2004	75,000 shares of common stock Issued: 1,000 shares	Saucony, Inc. (100%)

Stride Rite Mexico	Mexico	500 shares issued and outstanding	The Stride Rite Corporation (1%); S R Holdings Inc. (99%)

*	In the process of being organized in the noted jurisdiction in connection with the China restructuring. The planned parent of each new subsidiary is set forth above. Upon completion of setting up the organizations, the remaining information for each of these subsidiaries will be provided as required.

Schedule 4.7
Litigation

Name of Suit	Controversy	Court	Date Filed/Case No.
adidas America v. Payless ShoeSource	Intellectual property	US District Court, District of Oregon	01-CV-01655 03-CV-01116

Crocs, Inc. v. Collective Licensing International, LLC (and others)	Intellectual property	ITC	337-TA-2478

Crocs, Inc. v. Collective Licensing International, LLC, et al. (Stayed pending outcome of ITC case)	Intellectual property	US District Court, District of Colorado	06-CV-00605

K-Swiss v. Payless ShoeSource	Intellectual property	US District Court, Central District of California	CVO4-0779 RJK (RCx)

Stride Rite Corporation v. Verotix Systems	Declaratory judgment action brought by Stride Rite seeking a declaration that a Software Licensing Agreement is not enforceable against Stride Rite. (Related to warehouse sorting system)	US District Court, District of Massachusetts	12/22/05 1:05-cv-12575

Lumino Designs, Inc. v. Target Corporation, et al.	Patent Infringement (lighted shoes)	US District Court, Northern District of Illinois	6/24/05 1:05-cv-03699

Cushion Technologies, LLC v. Adidas Salomon North America, Inc., et al.	Patent Infringement (cushioning technology)	US District Court, Eastern District of Texas	8/30/2006 2-06cv347 (TJW)

Cushion Technologies, LLC v. American Sporting Goods, Corp, et al.	Patent Infringement (cushioning technology)	US District Court, Eastern District of Texas	3/30/2007 2:07cv109 (TJW)

Dr. Steven E. Robbins v. The Stride Rite Corporation	Patent Infringement (resilient sole)	US District Court, Southern District of New York	8/8/2007 07-CIV-7069

Schedule 4.8
Taxes
Payless
SALES/USE TAX AUDITS
Georgia — 01/2003 — 09/2006 — A statue of limitations waiver has been executed for these tax years. Therefore, the assessment period remains open beyond the statutory period.
Glendale, CO — 07/2003 — 06/2006
Manitoba — 05/1999 to 03/2006 (Payless ShoeSource Canada, Inc.)
Ohio — 10/2002 to 12/2005 — A statue of limitations waiver has been executed for these tax years. Therefore, the assessment period remains open beyond the statutory period.
New York State — 03/2004 to 02/2007 — A statue of limitations waiver has been executed for these tax years. Therefore, the assessment period remains open beyond the statutory period.
Texas — 02/2003 — 01/2007 — A statue of limitations waiver has been executed for these tax years. Therefore, the assessment period remains open beyond the statutory period.
Washington — 01/2004 — 01/2007
Arvada, CO — 08/2004 — 07/2007
Northport, AL — 04/2004 — 03/2007
Virginia Dates not yet specified
Except of the Manitoba sales/use tax audit, all of the audits listed above are specific to Payless ShoeSource, Inc. (Missouri).
INCOME/FRANCHISE TAX AUDITS
Guatemala — 2005 (Payless ShoeSource de Guatemala, Ltda.)
Dominican Republic — 2003 & 2004 (Payless ShoeSource de la Republic Dominicana S.A.) Nicaragua — 2003 7 2004 (Payless ShoeSource Limitada & Compania Limitada)
New Mexico — 1996, 1997 & 1998 (Payless ShoeSource Worldwide, Inc.) — This audit is at the appeals level. Therefore, the assessment period remains open beyond the statutory period.
Louisiana — 1998, 1999, 2000, 2001 & 2002 (Payless ShoeSource Worldwide, Inc.) — A statue of limitations waiver has been executed for these tax years. Therefore, the assessment period remains open beyond the statutory period.
Ohio — 1999, 2000, 2001 & 2002 (Payless ShoeSource, Inc. (MO))
Ontario, Canada — 2000, 2001, 2002 & 2003 (Payless ShoeSource Canada, Inc.)
Massachusetts — 2003 & 2004 (Payless ShoeSource, Inc. (MO) and Payless ShoeSource Worldwide, Inc.)
New York — 2002, 2003, 2004 & 2005 (Payless ShoeSource, Inc. (MO))
China — years not yet specified. The audit has not yet commenced, so specific legal entities are not known at this time.
U.S. Federal (IRS) — A statue of limitations waiver has been executed for the 2001 tax year, however no audit is currently being conducted. Therefore, the assessment period remains open beyond the statutory period for that year.
Stride Rite
Washington State — Business and Occupation Tax Audit of all Stride Rite entities, 2003 — 2006 New York State — Sales Tax Audit of Tommy Hilfiger Footwear, Inc., 2003 — 2006
Stride Rite signed a statute waiver for a federal tax return for Saucony, Inc. and its subsidiaries, relating to Saucony chargebacks claimed on its 2005 tax return that went back to 2003.

Schedule 4.15
Labor Matters
1.	Agreement between Payless ShoeSource Distribution, Inc. and Truck Drivers and Helpers, Local Union No. 696, effective March 14, 2004, as revised by the Phase-Out, Severance and Termination Agreement dated March 9, 2007.

2.	Collective Bargaining Agreement between Payless ShoeSource, Inc. and the United Food and Commercial Workers Local No. 536-Retail Clothing and Shoe Division dated April 29, 2007.

3.	Agreement between Payless ShoeSource, Inc. and the United Food and Commercial Workers Union, Local No. 655 dated May 7, 2006.

4.	Agreement between Payless ShoeSource, Inc. and the United Food and Commercial Workers International Union, Local No. 881 dated June 26, 2005.

Schedule 4.16
List of Plans
Payless
          Payless ShoeSource does not have any Title IV Plans. Payless does have a Supplementary Retirement Plan which is an unfunded nonqualified defined benefit plan offered to a select group of management and highly compensated employees. This top hat plan is funded through the general assets of the Corporation.
          Welfare Plans
•	Payless ShoeSource, Inc. Medical Plan

•	Payless ShoeSource, Inc. Health Care Flexible Spending Account Plan

•	Payless ShoeSource, Inc. Vision Plan

•	Payless ShoeSource, Inc. Employee Assistance Plan
•	Payless ShoeSource, Inc. Dental Plan

•	Payless ShoeSource, Inc. Short Term Disability Plan

•	Payless ShoeSource, Inc. Long Term Disability Plan

•	Payless ShoeSource, Inc. Dependent Care Flexible Spending Account Plan

•	Payless ShoeSource, Inc. Company Paid Life Insurance Plan

•	Payless ShoeSource, Inc. Optional Life Insurance Plan

•	Payless ShoeSource, Inc. Business Travel Accident Plan

•	Payless ShoeSource, Inc. Severance Plan

•	Payless ShoeSource, Inc. Group Life AD & D Accident & Sickness Plan

•	Payless ShoeSource, Inc. Adoption Assistance Plan

•	Payless ShoeSource, Inc. Tuition Reimbursement Plan

•	Payless ShoeSource, Inc. Executive Post-Retirement Life & Medical Insurance Program

•	Payless ShoeSource, Inc. Supplementary Long-Term Disability Plan
          Pension Plans
•	Payless ShoeSource, Inc. 401(k) Profit Sharing Plan

•	Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates

•	Payless ShoeSource, Inc. Deferred Compensation 401(k) Mirror Plan (a Rabbi Trust exists for this plan)
Stride Rite
          Welfare Plans
•	The Stride Rite Corporation Group Term Life and Accident and Sickness Plan (January 1, 1993).

•	The Stride Rite Corporation Medical, Dental and Vision Plan (self-insured, administered by CIGNA).

•	The Stride Rite Corporation Group Long Term Disability Insurance.

•	The Stride Rite Corporation Cafeteria Plan.

•	The Stride Rite Corporation Executive Leadership Team Severance Guidelines.

•	The Stride Rite Corporation Severance Program for Full-Time, Regular Employees in Positions of Director Level and Above.

•	The Stride Rite Corporation Severance Program for Full-Time, Regular Employees in Positions Below Director Level.

•	Vacation policy.

•	Adoption assistance policy.

•	Tuition reimbursement policy.

•	Short-term disability program.

•	Employee assistance program.
          Pension Plans
•	The Stride Rite Corporation Retirement Income Plan, as amended and restated as of January 1, 2001, and as amended on December 23, 2002; April 13, 2005, February 1, 2006; and December 31, 2006.

•	The Stride Rite Corporation Employee Savings & Investment Plan, as amended and restated as of January 1, 2001, and as amended on December 23, 2002; March 25, 2003; August 29, 2003; February 5, 2005; April 13, 2005; September 29, 2005; June 29, 2006; and November 17, 2006.

•	Deferred Compensation Plan for Key Employees of The Stride Rite Corporation, as amended and restated as of January 1, 2007.

•	Saucony, Inc. Nonqualified Retirement Plan, restated as of January 1, 2004, and as further amended.
          Stride Rite also makes contributions to the pension and welfare plans sponsored by Local 1102, Retail Wholesale Department Stores Union on behalf of six employees covered under the Collective Bargaining Agreement by and between Local 1102 RWDSU UFCW and Stride Rite Children’s Group, Inc., dated April 1, 2006-March 31, 2009.
          Supplemental Retirement Income Agreement by and between The Stride Rite Corporation Supplemental and Arnold Hiatt, dated as of January 29, 1988. (This is a top hat non-qualified plan, which is unfunded.)

Schedule 4.17
Environmental Matters
     In 2004, environmental contamination of soils and river sediments was discovered at the facility owned by Stride Rite’s Saucony Inc. subsidiary in East Brookfield, Massachusetts. Subsequent investigations, which are ongoing and incomplete at this time, have further defined the extent of such contamination, which appears to extend beyond the Saucony facility’s property boundaries within the East Brookfield River. On April 21, 2005, the Massachusetts Department of Environmental Protection (MADEP) issued a notice of responsibility to Saucony stating that Saucony is responsible for investigating and remediating the contamination. On April 4, 2006, Saucony was issued a Tier IC response action Permit by the MADEP pursuant to Mass. Gen. Laws Ch. 21E and the Massachusetts Contingency Plan regulations authorizing and requiring Saucony to conduct the necessary response actions at the Site. In January, 2007, Saucony entered into a Joint Defense and Cooperation Agreement with the Town of East Brookfield in which Saucony agreed to bear certain costs of response actions at the site and the Town agreed to execute the MADEP Permit, which the Town subsequently did. Stride Rite has established a reserve of approximately $1,680,000 for this matter.

Schedule 4.18
Intellectual Property
All Intellectual Property claims and/or disputes are listed on Schedule 4.7, Litigation.

Schedule 4.19
Real Property
Leased Property.
Lessee: Collective Licensing International, LLC
Address: 800 Englewood Parkway
Suite C200
Englewood, CO 80110
Landlord: Miller Weingarten
Lessee: Payless NYC, Inc.
Address: 162 Fifth Avenue,
New York, New York 10010
Landlord: 162 Fifth Avenue Associates, LLC
Lessee: Payless ShoeSource Distribution, Inc.
Address: California Palm Building, 9520 Nevada Street
Redlands, California 92374
Landlord: TC Palms, LLC
Lessee: Payless ShoeSource, Inc. (MO)
Address: 120 SE Sixth St.
Topeka, KS 66603
Landlord: Security National Properties Funding II, LLC
Lessee: Payless ShoeSource Distribution, Inc.
Address: 1 Payless Way
Brookville, OH 45309
Landlord: CRG — OH, LLC
Lessee: The Stride Rite Corporation
Corporate Headquarters
Address: 191 Spring Street
Lexington, MA 2421
Landlord: 191 Spring Street Trust
Lessee: The Stride Rite Corporation
Richmond Customer Service
Address: 4200 South A Street
Richmond, IN 47374
Landlord: Legacy Development Company, LLC
Lessee: Tommy Hilfiger Footwear, Inc.
Tommy NY Showroom
Address: 37 West 39th Street
New York, NY 10018
Landlord: B W W 39 Co.
Lessee: The Keds Corporation
Keds NY Showroom
Address: 1414 Avenue of the Americas
New York, NY
Landlord: 1414 APF, LLC

Owned Property.
Roswell Town Center
Holcomb Bridge Rd./Alpharetta
Roswell, GA
Fulton County
Owner — Payless ShoeSource, Inc. (MO)
Common Address:
3231 SE Sixth Avenue
Topeka, KS 66220
Legal Description:
Lot 1, Block A, Distributors Industrial Plaza Subdivision No. 3, in the City of Topeka, Shawnee County, Kansas EXCEPT the two tracts described on the attached Exhibit A, which are titled to the City of Topeka.
Payless ShoeSource corporate headquarters (approximately 42 acres) Owner — Payless ShoeSource Worldwide, Inc. / City of Topeka [see footnotes (1) and (2)]
Common Address:
5040 Northwest Highway 24
Topeka, KS 66618
Shawnee County
Legal Description:
Payless ShoeSource Distribution, Inc. is the title owner of tracts B, C and D of the real property situated at the Common Address (see attached Exhibits B, C and D for legal descriptions). The City of Topeka is the title holder of tract A of the real property situated at the Common Address. In addition, Payless ShoeSource Distribution, Inc. is the title owner of a tract of land in Lot 5 situated at or near the Common Address (see attached Exhibit E for legal description).
Payless ShoeSource distribution center and adjacent land (approximately 150 acres) Owner — Payless ShoeSource Distribution, Inc. / City of Topeka [see footnotes (1) and (3)]
1515 Riverfork Drive West
Huntington, IN 46750
Huntington County
Owner — Stride Rite Children’s Group
6001 Cane Run Road
Louisville, KY 40258
Jefferson County
Owner — The Keds Corporation
277 East Main Street
East Brookfield, MA 01515
Worcester County
Owner — Saucony, Inc. (4)
126 Mechanic Street
East Brookfield, MA 01515
Worcester County
Owner — Saucony, Inc. (4)

0 Mechanic Street
East Brookfield, MA 01515
Worcester County
Owner — Saucony, Inc. (4)
FOOTNOTES
(1)	The City of Topeka is the legal title holder of certain tracts of land at these two locations: (i) (the Payless ShoeSource corporate headquarters (3231 SE Sixth Ave., Topeka, KS 66607) and (ii) the Topeka distribution center (5040 Northwest Highway 24, Topeka, KS 66618)). These tracts are titled to the City of Topeka as a result of Industrial Revenue Bonds that were issued by the City of Topeka on behalf of Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. (i.e., Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. are liable for repayment of the Bonds — see Schedule 8.1, Existing Indebtedness). All of the outstanding Industrial Revenue Bonds, however, are owned by Collective Brands Finance, Inc. Upon repayment of the Bonds by Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. to Collective Brands Finance, Inc., the title to the real property will be conveyed to Payless ShoeSource Worldwide, Inc. and Payless ShoeSource Distribution, Inc., respectively, upon payment of a nominal amount (e.g., $100) to the City of Topeka pursuant to the applicable Bond documents.

(2)	Certain portions of this property are leased from Payless ShoeSource Worldwide, Inc. to affiliated Payless entities. Specifically, Payless ShoeSource Worldwide, Inc. leases space to the following entities:
a.	Eastborough, Inc.

b.	Payless ShoeSource Gold Value, Inc.

c.	Payless ShoeSource Finance, Inc.

d.	Payless ShoeSource Merchandising, Inc.

e.	Payless ShoeSource, Inc. (MO)

f.	Shoe Sourcing, Inc.
(3)	Approximately 46.1 acres of this property are leased to Greg Meier (who is an unrelated third party). The lease agreement expires on November 25, 2008. In addition, approximately 18 acres are leased to Randy Wolf (who is an unrelated third party).

(4)	These properties are collectively referred to as the East Brookfield Property.

Lawyers Title of Topeka, Inc.	Shawnee County, Kansas
(785) 271-9500	Register of Deeds
C. N. 24071	Marilyn L. Nichols
Entered in Transfer Record in my office AUG 14 2007	Book: 4518 Page: 3

/s/ Cynthia A. Beck	Line #: 20070019307
County Clerk	Date Recorded: 08/14/2007 04:14:09.857 PM

Mail Tax Statement to:
Same as Now

0190634	Schedule 4.19
Exhibit A
CORPORATION DEED-General Warranty
The Grantor, Payless ShoeSource, Inc.
a corporation duly organized, incorporated, and existing under and by virtue of the laws of the State of Missouri, and having its principal place of business at Topeka in the State of Kansas, hereby CONVEYS AND WARRANTS to
Payless ShoeSource Worldwide, Inc., a Kansas corporation
of the County of Shawnee, State of Kansas, the following described real estate, situated in the County of Shawnee, State of Kansas, to-wit:
(See Exhibit A attached)
(Subject to easements, restrictions, and reservations of record, and all taxes and assessments that may be levied, imposed, or become payable hereafter.)
(THIS DEED IS BEING RECORDED PURSUANT TO KSA 79-147e AS AMENDED, EXEMPTION #3)
for the sum of One Dollar and Other Valuable Consideration
Dated this 13th day of August AD. 2007
Corporate Seal

[SEAL]	PAYLESS SHOESOURCE, INC.
/s/ Douglas G. Boessen
Douglas G. Boessen
Vice President

STATE OF KANSAS, SHAWNEE COUNTY, ss
     BE IT REMEMBERED, That on this 13th day of August, A.D. 2007 before me, the undersigned a Notary Public in and for the County and State aforesaid, came Douglas G. Boessen,
Vice-President of Payless ShoeSource, Inc., a corporation duly organized, incorporated, and existing under virtue of the laws of the State of Missouri, who is/are personally known to me to be the such officer, and who is/are personally known to me to be such person(s) who executed, as such officer(s), the within instrument of writing on behalf of said corporation, and such person(s) duly acknowledged the execution of the same to be the act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.
[SEAL]

My Term expires: January 12, 2009	/s/ Pamela M. Nichol
Notary Public

EXHIBIT A
Lot 1, Block A, Distributors Industrial Plaza Subdivision No. 3, in the City of Topeka, Shawnee County, Kansas, EXCEPT two tracts described as follows:
(Exception #1)
Beginning at the Northeast corner of said Lot 1, Block A, Distributors Industrial Plaza Subdivision No. 3, in the City of Topeka, Shawnee County, Kansas; thence South on Az 181 degrees 46 minutes 29 seconds, 114.95 feet coincident with the East line of said Lot 1; thence on Az 270 degrees 00 minutes 00 seconds, 6.00 feet coincident with said East line; thence on Az 181 degrees 46 minutes 29 seconds, 391.32 feet coincident with said East line; thence of Az 270 degrees 00 minutes 00 seconds, 317.07 feet to a point on the centerline of vacated Fairfax Avenue; thence following a curve to the right, coincident with said centerline, with a radius of 808.50 feet, an arc distance of 13.01 feet, a central angle of 0 degrees 55 minutes 19 seconds, said curve having a long chord on Az 0 degrees 27 minutes 40 seconds, 13.01 feet; thence on Az 0 degrees 00 minutes 00 seconds, 493.02 feet coincident with said centerline to the North line of said Lot 1; thence of Az 90 degrees 00 minutes 00 seconds, 338.64 feet coincident with North line to the point of beginning.
(Exception #2)
Commencing at the Northeast corner of said Lot 1, Block A, Distributors Industrial Plaza Subdivision No. 3, in the City of Topeka, Shawnee County, Kansas; thence West on AZ 270 degrees 00 minutes 00 seconds, 338.64 feet coincident with the North line of said Lot 1 to a point on the centerline of vacated Fairfax Avenue; thence on Az 180 degrees 00 minutes 00 seconds, 148.11 feet coincident with said centerline to the point of beginning; thence continuing on Az 180 degrees 00 minutes 00 seconds, 344.91 feet coincident with said centerline; thence following a curve to the left, coincident with said centerline, with a radius of 808.50 feet, an arc distance of 13.01 feet, a central angle of 0 degrees 55 minutes 19 seconds, said curve having a long chord on Az 180 degrees 27 minutes 40 seconds, 13.01 feet; thence on Az 270 degrees 00 minutes 00 seconds, 54.58 feet; thence on Az 359 degrees 57 minutes 22 seconds, 214.00 feet; thence on Az 269 degrees 57 minutes 22 seconds, 20.00 feet to a point on the face of an existing building; thence on Az 359 degrees 57 minutes 22 seconds, 24.00 feet; thence on Az 89 degrees 57 minutes 22 seconds, 20.00 feet; thence on Az 359 degrees 57 minutes 22 seconds, 119.92 feet; thence on Az 90 degrees 00 minutes 00 seconds, 54.95 feet to the point of beginning.

Lawyers Title of Topeka, Inc.	Shawnee County, kansas
(785) 271-9500	Register of Deeds
C. N. 15018	Marilyn L. Nichols
Entered in Transfer Record in my office AUG. 14 2007	Book: 4518 Page: 7
/s/ Cynthia A. Beck	Line #: 20070019311
County Clerk	Date Recorded: 08/14/2007 04:10:22:400 PM

Mail Tax Statement to:
Same as Now

0190638	Schedule 4.19
Exhibit B
CORPORATION DEED—General Warranty
The Grantor, Payless ShoeSource, Inc.
a corporation duly organized, incorporated, and existing under and by virtue of the laws of the State of Missouri, and having its principal place of business at Topeka in the State of Kansas, hereby CONVEYS AND WARRANTS to
Payless ShoeSource Distribution Inc. a Kansas corporation of the County of Shawnee, State of Kansas, the following described real estate, situated in the County of Shawnee, State of Kansas, to-wit:
A tract of land lying in the Southwest Quarter of Section 15, Township 11 South, Range 15 East of the 6th P.M., Shawnee County, Kansas, more particularly described as follows: Commencing at the Northeast corner of said Southwest Quarter; thence South on Az 178 degrees 29 minutes 14 seconds, 11.01 feet coincident with the East line of said Southwest Quarter to the South right of way line of Northwest 25th Street; thence on Az 268 degrees 54 minutes 17 seconds, 680.02 feet coincident with said South right of way line to the Point of Beginning; thence South on Az 178 degrees 29 minutes 14 seconds, 319.00 feet; thence on Az 268 degrees 54 minutes 17 seconds, 150.15 feet; thence on Az 358 degrees 29 minutes 14 seconds, 5.54 feet; thence on Az 268 degrees 19 minutes 35 seconds, 259.85 feet; thence on Az 358 degrees 29 minutes 14 seconds, 316.08 feet to said South right of way line; thence on Az 88 degrees 54 minutes 17 seconds 410.01 feet coincident with said South right of way line to the Point of Beginning.
(Subject to casements, restrictions, and reservations of record, and all taxes and assessments that may be levied, imposed, or become payable hereafter.)
(THIS DEED IS BEING RECORDED PURSUANT TO KSA 79-147e AS AMENDED, EXEMPTIONS#3)
for the sum of One Dollar and Other Valuable Consideration
Dated this 13th day of August A.D. 2007

[SEAL]	PAYLESS SHOESOURCE, INC.
/s/ Douglas G. Boessen
Douglas G. Boessen
Vice President

STATE OF KANSAS, SHAWNEE COUNTY, ss
     BE IT REMEMBERED, That on this 13th day of August, A.D.2007 before me, the undersigned a Notary Public in and for the County and State aforesaid, came Douglas G. Boessen,
Vice-President of Payless ShoeSource, Inc, a corporation duly organized, incorporated, and existing under virtue of the laws of the State of Missouri, who is/are personally known to me to be the such officer, and who is/are personally known to me to be such person(s) who executed, as such officer(s), the Within instrument of writing on behalf of said corporation, and such person(s) duly acknowledged the execution of same to be the act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal the day and year last a written.
[SEAL]

My Term expires: January 12, 2009	/s/ Pamela M. Nichol
Notary Public

Lawyers Title of Topeka, Inc.	Shawnee County, Kansas
(785) 271-9500	Register of Deeds
C. N. 15364	Marilyn L. Nichols
Entered in Transfer Record in my office AUG 14 2007	Book: 4518 Page: 6
/s/ Cynthia A. Beck	Line #: 20070019310
County Clerk	Date Recorded: 08/14/2007 04:17:32:988 PM

Mail Tax Statement to:	Schedule 4.19
Same as Now	Exhibit C

0190637

CORPORATION DEED-General Warranty
The Grantor, Payless Shoesource, Inc.
a corporation duly organized, incorporated, and existing under and by virtue of the laws of the State of Missouri, and having its principal place of business at Topeka in the State of Kansas, hereby CONVEYS AND WARRANTS to
Payless ShoeSource Distribution, Inc. a Kansas corporation
of the County of Shawnee, State of Kansas, the following described real estate, situated in the County of Shawnee, State of Kansas, to-wit:
(See Exhibit A attached)
(Subject to easements, restrictions, and reservations of record, and all taxes and assessments that may be levied, imposed, or become payable hereafter.)
(THIS DEED IS BEING RECORDED PURSUANT TO KSA 79-147e AS AMENDED, EXEMPTION #3)
for the sum of One Dollar and Other Valuable Consideration
Dated this 13th day of August A.D. 2007

[SEAL]	PAYLESS SHOESOURCE, INC.
/s/ Douglas G. Boessen
Douglas G. Boessen
Vice President

STATE OF KANSAS, SHAWNEE COUNTY, ss
     BE IT REMEMBERED, That on this 13th day of August, A.D. 2007 before me, the undersigned a Notary Public in and for the County and State aforesaid, came Douglas G. Boessen,
Vice-President of Payless ShoeSource, Inc., a corporation duly organized, incorporated, and existing under virtue of the laws of the State of Missouri, who is/are personally known to me to be the such officer, and who is/are personally known to me to be such person(s) who executed, as such officer(s), the within instrument of writing on behalf of said corporation, and such person(s) duly acknowledged the execution of the same to be the act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.
[SEAL]

My Term expires: January 12, 2009	/s/ Pamela M. Nichol
Notary Public

Lawyers Title of Topeka, Inc.
C.N. 18364
Exhibit A — Legal Description
A Tract of land in the East Half of the Southeast Quarter of Section 16, Township 11 South, Range 15 East of the Sixth P.M., Shawnee County, Kansas, described as follows: Beginning at the Northeast Corner of said Southeast Quarter; thence South 0 degrees 05 minutes 46 seconds West along the East line of said Southeast Quarter, 1432.59 feet to the North right of way line of U.S. Highway No. 24 as taken in Condemnation Case #71464; thence North 89 degrees 33 minutes 45 seconds West along the North right-of-way line of said highway. 1317.46 feet to the West line of said East Half of the Southeast Quarter, thence North 0 degree 05 minutes 00 second West along said West line 1,403,89 feet to the Northwest Corner of said East Half; thence North 89 degrees 11 minutes 32 seconds East along the North line of said Southeast Quarter 1,322.00 feet to the place of beginning, EXCEPT road right of way along the North and West sides of said tract; AND EXCEPT any abutters rights of access, appurtenant to the East Half (E 1/2) of the Southeast Quarter (S.E.1/4) of Section Sixteen (16), Township Eleven (11) South, Range Fifteen (15) East, in and to said highway, over and across a line described as follows: Beginning at a point on the East line 1,213.0 feet North of the Southeast Corner of said Quarter Section thence West to a point 1,235.3 feet North and 30 feet East of the Southwest of said East Half (E. 1/2)of the Southeast Quarter (S.E. 1/4) Section, taken in Condemnation Case No. 78563.

Lawyers Title of Topeka, Inc.	Shawnee County, Kansas
(785) 271-9500	Register of Deeds
C.N. 15017	Marilyn L. Nichols
Entered in Transfer Record in my office AUG 14 2007	Book: 4518 Page: 4

/s/ Cynthia A. Beck	Line #: 20070019308
County Clerk	Date Recorded: 08/14/2007 04:15:42.670 PM

Mail Tax Statement to:
Same as Now

0190635	Schedule 4.19
Exhibit D
CORPORATION DEED—General Warranty
The Grantor, Payless ShoeSource, Inc.
a corporation duly organized, incorporated, and existing under and by virtue of the laws of the State of Missouri, and having its principal place of business at Topeka in the State of Kansas, hereby CONVEYS AND WARRANTS to
Payless ShoeSource Distribution, Inc. a Kansas corporation
of the County of Shawnee, State of Kansas, the following described real estate, situated in the County of Shawnee, State of Kansas, to-wit:
(See Exhibit A attached)
(Subject to easements, restrictions, and reservations of record, and all taxes and assessments that may be levied, imposed, or become payable hereafter.)
(THIS DEED IS BEING RECORDED PURSUANT TO KSA 79-1437e AS AMENDED, EXEMPTION #3)
for the sum of One Dollar and Other Valuable Consideration
Dated this 13th day of August A.D. 2007

[SEAL]	PAYLESS SHOESOURCE, INC.
/s/ Douglas C. Boessen
Douglas C. Boessen
Vice President

STATE OF KANSAS, SHAWNEE COUNTY, ss
     BE IT REMEMBERED, That on this 13th day of August A.D.2007 before me, the undersigned a Notary Public in and for the County and State aforesaid, came Douglas G. Boessen,
Vice-President of Payless ShoeSource, Inc., a corporation duly organized, incorporated, and existing under virtue of the laws of the State of Missouri, who is/are personally known to me to be such officer, and who is/are personally known to me to be such person(s) who executed, as such officer(s), the within instrument of writing on behalf of said corporation, and such person(s) duly acknowledged the execution of the same to be the act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.
[SEAL]

My Term expires: January 12, 2009	/s/ Pamela M. Nichol
Notary Public

Lawyers Title of Topeka, Inc.
C.N. 15017
Exhibit A — Legal Description
A Tract of land in the Southwest Quarter of Section 15, Township 11 South, Range 15 East of the 6th P.M., in Shawnee County, Kansas, described as follows: Commencing at the Northeast Corner of said Southwest Quarter; thence South 1 degree 30 minutes 46 seconds East, along the East line of said Southwest Quarter, a distance of 504.22 feet; thence South 88 degrees 19 minutes 35 seconds West, a distance of 1090.00 feet for a point of beginning; thence South 88 degrees 19 minutes 35 seconds West, a distance of 409.91 feet; thence North 1 degree 30 minutes 46 seconds West, parallel to the East line of said Southwest Quarter, a distance of 507.13 feet to a point on the South right of way line of Old U.S. Highway Number 24 that is 19.90 feet South of the North line of said Southwest Quarter; thence North, 88 degrees 30 minutes 34 seconds East, along said South right of way line, a distance of 177.30 feet to a point 17.70 feet South of the Northwest Corner of the East Half of said Southwest Quarter; thence North 88 degrees 54 minutes 17 seconds East, along said South right of way line, a distance of 232.61 feet to a point 16.52 feet South of the North line of said Southwest Quarter; thence South 1 degree 30 minutes 46 seconds East, parallel to the East line of said Southwest Quarter, a distance of 504.21 feet to the point of beginning, LESS the South 188.13 feet thereof.

Lawyers Title of Topeka, Inc.	Shawnee County, Kansas
(785) 271-9500	Register of Deeds
C. N. 18613	Marilyn L. Nichols
Entered in Transfer Record in my office AUG 14 2007	Book: 4518 Page: 5

/s/ Cynthia A. Beck	Line #: 20070019309
County Clerk	Date Recorded: 08/14/2007 04:16:55:848 PM

Mail Tax Statement to:
Same as Now

0190636	Schedule 4.19
Exhibit E
CORPORATION DEED-General Warranty
The Grantor, Payless ShoeSource, Inc.
a corporation duly organized, incorporated, and existing under and by virtue of the laws of the State of Missouri, and having its principal place of business at Topeka in the State of Kansas, hereby CONVEYS AND WARRANTS to
Payless ShoeSource Distribution, Inc. a Kansas corporation
of the County of Shawnee, State of Kansas, the following described real estate, situated in the County of Shawnee, State of Kansas, to-wit:
(See Exhibit A attached)
(Subject to easements, restrictions, and reservation of record, and all taxes and assessments that may be levied, imposed, or become payable hereafter.)
(THIS DEED IS BEING RECORDED PURSUANT TO KSA 79–147e AS AMENDED, EXEMPTION #3)
for the sum of One Dollar and Other Valuable Consideration
Dated this 13th day of August A.D. 2007

[SEAL]	PAYLESS SHOESOURCE, INC.
/s/ Douglas G. Boessen
Douglas G. Boessen
Vice President

STATE OF KANSAS, SHAWNEE COUNTY, ss
     BE IT REMEMBERED, That on this 13th day of August, A.D. 2007 before me, the undersigned a Notary Public in and for the County and State aforesaid, come Douglas G. Boessen.
Vice-President of Payless ShoeSource, Inc., a corporation duly organized, incorporated, and existing under virtue of the laws of the State of Missouri., who is/are personally known to me to be the such officer, and who is/are personally known to me to be such person(s) who executed, as such officer(s), the within instrument of writing on behalf of said corporation, and such person(s) duly acknowledged the execution of the same to be the act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal the day and year last above written.
[SEAL]

My Term expires: January 12, 2009	/s/ Pamela M. Nichol
Notary Public

Lawyers Title of Topeka, Inc.
C.N. 18613
Exhibit A — Legal Description
A tract of land situated in Lot 5, according to the Government Survey of the Pottawattomie Reserve in the Southeast Quarter of Section 15, Township 11 South, Range 15 East of the 6th P.M., Shawnee, County, Kansas, described as follows: Beginning at the Northwest corner of Lot 5; thence on an assumed bearing of South 89 degrees 45 minutes 37 seconds East, a distance of 207.36 feet along the North line of said Lot 5; thence South 00 degrees 14 minutes 23 seconds West, a distance of 204.03 feet; thence South 89 degrees 45 minutes 37 seconds East, a distance of 206.00 feet; thence South 00 degree 14 minutes 23 seconds West, a distance of 8.68 feet; thence South 89 degrees 45 minutes 37 seconds East, a distance of 222.00 feet; thence North 00 degrees 14 minutes 23 seconds East, a distance of 9.53 feet; thence South 89 degrees 58 minutes 45 seconds East, a distance of 225.00 feet; thence North 00 degrees 14 minutes 23 seconds East, a distance of 202.32 feet to the North line of said Lot 5; thence South 89 degrees 45 minutes 37 seconds East, a distance of 149.53 feet along the North line of said Lot 5 to the Northeast corner thereof; thence South 00 degrees 08 minutes 09 Seconds East, a distance of 1,221.86 feet along the East line, of said Lot 5 to the Northerly right of way line of US 24 Highway; thence Westerly along a curve to the right an are distance of 485.57 feet along said Northerly right of way line, said curve having a radius of 1055.92 feet, a chord bearing South 76 degrees 12 minutes 51 seconds West and a chord length of 481.30 feet; thence South 87 degrees 23 minutes 24 seconds West, a distance of 534.21 feet along said Northerly right of way line to the West line of said Lot 5; thence North 00 degrees 29 minutes 25 seconds West, a distance of 1,365.15 feet along said West line to POINT OF BEGINNING.

Schedule 7.13
Post-Closing Covenants
          (a) Mortgages. As soon as possible, but in any event no later than 60 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), the Borrower shall deliver evidence, in form and substance satisfactory to the Agent, title insurance for and the proper recording of the mortgages, together with any supporting documentation related thereto, upon the property of the Borrower and its subsidiaries located at:
3231 SE Sixth Avenue, Topeka, Kansas;
6001 Can Run Rd., Louisville, Kentucky; and
1515 Riverfolk Drive West, Huntington, Indiana.
          (b) Mortgages. As soon as possible, but in any event no later than 180 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), the Borrower shall deliver evidence, in form and substance satisfactory to the Agent, title insurance for and the proper recording of the mortgages, together with any supporting documentation related thereto, upon the property, owned by the Borrower in fee, located at or around 5040 NW Highway 24, Topeka, Kansas, unless such property is sold or otherwise disposed of prior to such time.
          (c) Account Control Agreements. As soon as possible, but in any event no later than 30 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), the Agent shall have received account control agreements for the following accounts:
•	That certain securities account of the Borrower, held by Wells Fargo Capital Management Inc. (Account #***)†.

•	That certain deposit account of Collective Brands, Inc., held by JPMorgan Chase Bank, N.A. (Account #***)†.

•	That certain deposit account of The Stride Rite Corporation, held by Bank of America, N.A. (Account #***)†.

•	That certain securities account of the Borrower, held by JPMorgan Chase Bank (Account #***)†;
provided that, if Borrower is unable to deliver such account control agreements within such time frame, then Borrower will have the option of closing such account and transferring the funds therefrom into an account subject to such a control agreement, in form and substance reasonably satisfactory to the Agent.
          (d) Collateral Access Agreements. The Borrower shall use commercially reasonable efforts to, as soon as possible, but in any event no later than 90 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), deliver to the Agent the following:
•	Collateral Access Agreements relating to the inventory of Collective Brands, Inc. held by each of the following entities:
•	Expeditors International of Washington, Inc.
(***)† This informiaton has been omitted based on a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

•	The lessor of the California Palms Distribution Center, as disclosed to the Agent prior to the Closing Date.
          (e) Customs Broker Agreements. The Borrower shall use commercially reasonable efforts to, as soon as possible, but in any event no later than 90 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), deliver to the Agent a customs broker agreement relating to the inventory of The Stride Rite Corporation held by Carmichael International Service, Inc.
          (f) Bank of America Lockbox Account Control Agreements. As soon as possible, but in any event no later than 30 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), the Agent shall have received a lockbox account control agreement for that certain lockbox account of The Stride Rite Corporation or one of its subsidiaries, held by Bank of America, N.A. or one of its affiliates and as disclosed to the Agent prior to the Closing Date; provided that, if Borrower is unable to deliver such a lockbox account control agreement within such time frame, then Borrower will have the option of closing such account and transferring the funds therefrom into an lockbox account subject to such a control agreement, in form and substance reasonably satisfactory to the Agent.
          (g) Insurance Certificates Reflecting Name Change. As soon as possible, but in any event no later than 60 days after the Closing Date (unless such time period is extended by the Agent in its reasonable discretion), the Agent shall have received updated insurance endorsements reflecting the change of name of Collective Brands, Inc. from Payless ShoeSource, Inc.
          (h) Pledged Shares. As soon as possible, but in any event no later than 90 days after the Closing Date (unless such time period is extended is extended by the Agent in its reasonable discretion), the Agent shall have received share certificates evidencing the Pledged Certificated Stock (as defined in the Pledge and Security Agreement) to the extent required to be delivered pursuant to Sections 3.5(d) and 4.4(a) of the Pledge and Security Agreement, unless, prior to such date, the pledge of such Pledged Certificated Stock ceases to be required under the Pledge and Security Agreement, of each of the following entities:

STS/Ecom, Inc.	Stride Rite Deutschland Vertriebs Gmbh
Saucony/Ecom, Inc.	Saucony Asia Pacific Limited
Stride Rite International Holdings, Inc.	Stride Rite UK Limited
Robeez Logistics Inc.	Stride Rite Europe B.V.
Robeez US Holdings Inc.	Stride Rite Bermuda LP
Robeez U.S., Inc.	Lifestyle Brands Corporation
Stride Rite International LLC	PSS International Holdings Limited
Stride Rite Mexico
          (i) Schedules. As soon as possible, but in any event by no later than August 24, 2007, the Borrower shall deliver schedules to the Credit Agreement corrected in the manner previously discussed with Agent’s counsel.

Schedule 8.1
Existing Indebtedness

		Maturity
Debt	Debtor	Date	Amount	Currency
External Debt
8.25% Senior Subordinated Notes due 2013	Payless ShoeSource Inc. (DE)	8/1/2013	200,000,000.00	USD
Loan from Promerica Limited Partners	Payless ShoeSource (BVI) Holdings, Ltd.	12/15/2009	2,000,000.00	USD
Loan from Republic Bank of Trinidad & Tobago	Payless ShoeSource of Trinidad Unlimited	9/7/2009	2,000,000.00	USD
Aggregate of various capitalized lease obligations	Payless ShoeSource Inc. (MO)	Various	324,688.93	USD
West Coast DC Tenant Improvement Loan	Payless ShoeSource Distribution Inc.	10/5/2021	1,151,043.79	USD
Letter of Credit — Credit and Guarantee Agreement 4/17/00	Payless ShoeSource Finance, Inc.	Various	25,810,876.00	USD
IRB Series A2002	Payless ShoeSource Inc. (MO)	10/1/2012	8,000,000.00	USD
IRB Series A2000	Payless ShoeSource Inc. (MO)	1/1/2011	4,220,000.00	USD
IRB Series A1998	Payless ShoeSource Inc. (MO)	9/1/2008	2,640,000.00	USD
IRB Series B2000	Payless ShoeSource Distribution Inc.	1/1/2011	4,160,000.00	USD
IRB Series A1999	Payless ShoeSource Distribution Inc.	10/1/2009	1,145,000.00	USD

			$251,451,608.72

Total External Debt

International Intercompany Debt
Loan from Payless ShoeSource Uruguay SRL	Payless ShoeSource of Ecuador	Demand Note	2,000,000.00	USD
Loan from Payless ShoeSource (BVI) Holdings, Ltd.	Payless ShoeSource Panama	4/1/2008	7,250,000.00	USD
Loan from Payless ShoeSource (BVI) Holdings, Ltd.	Payless ShoeSource Panama	4/1/2008	3,000,000.00	USD
Loan from Payless ShoeSource (BVI) Holdings, Ltd.	Payless ShoeSource Limitada y Compania Limitada	12/7/2009	500,000.00	USD
Loan from Payless CA Management Limited	Payless ShoeSource (BVI) Holdings, Ltd.	12/15/2009	3,000,000.00	USD
Loan from PSS Canada Finance LP	Payless ShoeSource Canada, Inc	1/24/2013	38,075,000.00	CAD

Loan from Saucony, Inc.	Stride Rite Canada, Ltd.	Demand Note	17,000,000.00	USD
			$70,825,000.00

Total International Intercompany Debt

Domestic Intercompany Debt			283,145,337.00	USD
Loan from Payless ShoeSource Finance, Inc	Payless ShoeSource, Inc (DE)	4/11/2010
Loan from Payless ShoeSource Finance, Inc	Payless ShoeSource, Inc (MO)	10/31/2008	302,250,000.00	USD

			585,395,337.00
Total Domestic Intercompany Debt
Letters of credit in the ordinary course of business between Stride Rite and The Bank of New York and Bank of America, N.A. in the principal amount of approximately $6.1 million.

Schedule 8.2
Existing Liens
1.	Certain liens granted pursuant to that certain Pledge and Security Agreement, dated as of August 17, 2007, among Collective Brands Finance, Inc., as a Grantor, and each other Grantor from time to time party thereto and Wells Fargo Retail Finance, LLC, as Administrative Agent. For this purpose, the Credit Parties include:
Collective Brands Finance, Inc.
Collective International, LP
Collective Licensing International, LLC
Dyelights, Inc. (formerly PSS Delaware 1, Inc.)
Eastborough, Inc.
Payless Collective GP, LLC
Payless NYC, Inc
Payless Purchasing Services, Inc.
Payless ShoeSource Distribution, Inc.
Payless ShoeSource Gold Value, Inc.
Payless ShoeSource Leasing, LLC
Payless ShoeSource Merchandising, Inc.
Payless ShoeSource Worldwide, Inc.
Payless ShoeSource, Inc.
PSS Canada, Inc.
PSS Delaware Company 2, Inc.
PSS Delaware Company 3, Inc.
PSS Delaware Company 4, Inc.
PSS Investment I, Inc.
PSS Investment III, Inc.
San Jose Acquisition Corp.
Shoe Sourcing, Inc.
2.	The City of Topeka has liens in certain real and personal property interests of Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. at the Payless ShoeSource corporate headquarters (3231 SE Sixth Ave., Topeka, KS 66607) and the Topeka distribution center (5040 Northwest Highway 24, Topeka, KS 66618). These liens are a result of Industrial Revenue Bonds that were issued by the City of Topeka to

Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. All of the outstanding Industrial Revenue Bonds, however, are owned by Collective Brands Finance, Inc. Upon repayment of the Bonds by Payless ShoeSource, Inc. and Payless ShoeSource Distribution, Inc. to Collective Brands Finance, Inc., the liens will be released upon payment of a nominal amount (e.g., $100) to the City of Topeka.
3.	Collective Brands, Inc.’s international subsidiaries currently have outstanding liens on certain bank accounts securing an equal amount of indebtedness. From time-to-time, as part of the ordinary course of business, international subsidiaries will enter into loan agreements secured by an equal amount of cash to more efficiently operate their business.
4.	As security for existing and future indebtedness and obligations of the Borrower, to Expeditors International of Washington, Inc. (“Expeditors”), including claims for charges, expenses or advances incurred by Expeditors in connection with any shipment or transaction of the Borrower, the Borrower has granted to Expeditors a continuing lien and security interest in any and all property of the Borrower (including goods and documents relating thereto) in the possession of Expeditors.
5.	Numerous liens by Payless ShoeSource, Inc. (MO) and Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc. (DE)) in favor of IOS Capital, LLC
Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	32399999	09/16/03	UCC	IOS Capital, LLC	The terms “Debtor” and “Secured Party” shall mean “Lessor” and “Lessee”, respectively. This financial statement covers the following types (or items) of property: All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Schedule No. 1005350-150664AQ to that certain Master Agreement No. 150664 (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom...

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	32729377	10/08/03	UCC	IOS Capital	The terms “Debtor” and “Secured Party” shall mean “Lessor” and “Lessee”, respectively. This financial statement covers the following types (or items) of property: All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below. Product Schedule No./Agreement No. see below (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from...

DE-Secretary of State	32729468	10/08/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32731639	10/08/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32762188	10/14/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32762402	10/14/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32764036	10/14/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32764192	10/14/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	32764283	10/14/03	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	33119149	11/19/03	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40389363	01/22/04	UCC	IOS Capital	The terms “Debtor” and “Secured Party” shall mean “Lessor” and “Lessee”, respectively. This financial statement covers the following types (or items) of property: All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below. Product Schedule No./Agreement No. see below (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from...

DE-Secretary of State	40389454	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40389520	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40389595	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40391310	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40391369	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40391443	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	40391633	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392060	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392243	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392276	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392318	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392383	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392466	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392508	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392557	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392581	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392607	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392664	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392680	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	40392722	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392771	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392920	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40392946	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40394819	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40394934	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40394967	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40394991	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40395170	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40395188	01/22/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	40565574	02/19/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41133935	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41133950	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	41133992	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134032	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134057	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134081	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134115	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134149	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134164	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134172	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134222	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41134305	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41137258	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41137274	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41137282	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	41137308	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41138884	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140062	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140088	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140096	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140146	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140393	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140427	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140450	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140476	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140484	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140831	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140864	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	41140880	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140906	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140914	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140948	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41140963	04/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41145756	04/08/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41145798	04/08/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41352428	04/28/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41366543	04/03/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41599671	05/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41599721	05/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	41933334	07/07/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42726752	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	42728576	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42728790	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42728832	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42728881	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42728980	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729152	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729160	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729343	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729384	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729418	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729434	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729475	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729509	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	42729517	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729541	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729574	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729590	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729632	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729665	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729699	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729707	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729749	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729756	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42729772	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730432	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730549	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	42730606	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730812	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730838	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730879	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730978	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42730994	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731356	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731380	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731398	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731414	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731430	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731463	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731471	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

Collective Brands, Inc. (f/k/a Payless ShoeSource, Inc.)

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
DE-Secretary of State	42731489	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731497	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

DE-Secretary of State	42731539	09/21/04	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20030128941A	12/16/03	UCC	IOS Capital	The terms “Debtor” and “Secured Party” shall mean “Lessor” and “Lessee”, respectively. This financial statement covers the following types (or items) of property: All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below. Product Schedule No./Agreement No. see below (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from...

MO-Secretary of State	20030128949K	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20030128946G	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128952C	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128960B	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128951B	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128955G	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128939J	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128961C	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128959M	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128947H	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128963F	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128954F	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128958K	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128953E	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20030128962E	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128957J	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128965H	12/16/03	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20030128940M	12/16/03	UCC	IOS Capital

MO-Secretary of State	20030128956H	12/16/03	UCC	IOS Capital

MO-Secretary of State	20040094227A	09/01/04	UCC	IOS Capital	The terms “Debtor” and “Secured Party” shall mean “Lessor” and “Lessee”, respectively. This financial statement covers the following types (or items) of property: All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below. Product Schedule No./Agreement No. see below (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from...

MO-Secretary of State	20040094277G	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094144K	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20040094258F	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094273B	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094225K	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094224J	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094231G	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094222G	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094251J	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094229C	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094266E	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094272A	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094143J	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094241H	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094254A	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20040094250H	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094136M	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094255B	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094252K	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094138B	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094269H	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094243K	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094267F	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094146A	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094271M	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094139C	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094137A	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094253M	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20040094141G	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094232H	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094145M	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094276F	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094268G	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094242J	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094275E	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094279J	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094270K	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094278H	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094249F	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094226M	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

MO-Secretary of State	20040094248E	09/01/04	UCC	IOS Capital	‘’ ‘’ ‘’

Payless ShoeSource, Inc.

JURISDICTION	File #	File Date	Type	Secured Party	Collateral Description
MO-Secretary of State	20060058371C	05/15/06	UCC	IOS Capital	‘’ ‘’ ‘’

6.	UCC Financing Statement #5823992, naming Payless ShoeSource Worldwide, Inc., as Debtor and UMB Bank, N.A. as Secured Party, for certain electronic equipment, furniture, and miscellaneous assets located at Topeka, Kansas facility.

7.	UCC-1 Filing No. 200320959330, naming Saucony, Inc. as Debtor and IOS Capital, LLC as Secured Party, for IKON office copier.

8.	UCC-1 Filing No. 200645123250, naming Stride Rite Children’s Group as Debtor and IOS Capital as Secured Party, for IKON office copier.

9.	UCC-1 Filing No. 200536411170, naming Tommy Hilfiger Footwear, Inc. as Debtor and Wells Fargo Equipment Finance, Inc. as Secured Party, for trade show booth.

10.	Equipment Schedule No. 25 (Schedule Ref. No. 67810306) dated June 24, 2003, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for 750 printer.

11.	Equipment Schedule No. 26 (Schedule Ref. No. 678190307) dated July 25, 2003, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for P650 4-Way System for Louisville.

12.	Equipment Schedule No. 28 (Schedule Ref. No. 67960308) dated August 8, 2003, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for tape subsystem.

13.	Equipment Schedule No. 29 (Schedule Ref. No. 68700401) dated January 12, 2004, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for 6 Compaq computers.

14.	Equipment Schedule No. 31 (Schedule Ref. No. 69840411) dated November 17, 2004, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for EMC CX-700.

15.	Equipment Schedule No. 32 (Schedule Ref. No. 69850411) dated November 18, 2004, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for 520 one-way processor.

16.	Equipment Schedule No. 33 (Schedule Ref. No. 70720506) dated June 6, 2005, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for Oracle software package.

17.	Equipment Schedule No. 34 (Schedule Ref. No. 721206041) dated April 25, 2006, pursuant to Master Lease Agreement dated March 23, 1999 between ComSource, Inc. as Lessor and Stride Rite Children’s Group, Inc. as Lessee, for JDA/RI Application and LPAR Consolidation; IBM 9409-550.

18.	UCC-1 Filing (Ref. No. 200757998140) dated June 28, 2007, naming Stride Rite Investment Corporation as Debtor and IOS Capital as Secured Party, for IKON office copier.

Schedule 8.3
Existing Investments

Investments:

Foreign Subsidiaries
PSS Holdings (for Central and South America) — (Investment made by Payless ShoeSource Worldwide)	$97,543,833.00
Payless ShoeSource Asia Ltd. (for Japan) — (Investment made by Payless ShoeSource Worldwide)	$6,760,000.00
Payless ShoeSource Canada, Inc. — (Investment made by PSS Canada Inc.)	$43,949,115.00
Other Investments in Foreign Subsidiaries	As set forth in the column entitled “Non-Guarantor
Subsidiaries” in note 19 to Payless ShoeSource, Inc.
Form 10-Q for the quarter ending May 5, 2007 (such
information includes all Puerto Rican subsidiaries).

All Other Investments of Payless ShoeSource Finance, Inc.
City of Topeka Industrial Revenue Bonds
Payless ShoeSource Inc. (MO) Series A2002	$14,000,000.00
Payless ShoeSource Inc. (MO) Series A2000	$10,563,000.00
Payless ShoeSource Distribution Inc. Series B2000	$10,393,000.00
Payless ShoeSource Distribution Inc. Series A1999	$3,844,000.00
Payless ShoeSource Inc. (MO) Series A1998	$13,200,000.00

Schedule 8.4
Assets Sales
Topeka Distribution Center and adjacent land
5040 NW Highway 24
Topeka, Kansas 66618
Stride Rite Canada, Limited to a Restricted Subsidiary.
The transfer of the China branch/representative office of Stride Rite Sourcing International, Inc. and some or all of its assets and/or employees to the Shenzhen Footwear Consulting Company or another entity which is owned 100% by a Restricted Subsidiary of Borrower.
Potential sale of Stride Rite’s East Brookfield, Massachusetts property to a third party. See Schedule 4.19.

55

Schedule 8.9
Transactions with Affiliates
None.

56

Schedule 8.13
Accounting Changes; Fiscal Year
     The fiscal year for each Stride Rite domestic entity will be changed to conform to Borrower’s fiscal year, as required by law. Borrower is still examining whether the fiscal year of any Stride Rite foreign entity will be changed, either as a legal requirement or otherwise.

	Organizational
Company	Chart	EIN
The Stride Rite Corporation	41399290	04-1399290
Stride Rite Children’s Group, Inc.	1015284	04-2491044
The Keds Corporation	42677616	04-2677616
Sperry Top-Sider, Inc.	42677615	04-2677615
Stride Rite Sourcing International, Inc.	42677617	04-2677617
SRR, Inc.	2017888	04-2796613
Stride Rite Investment Corporation	42782171	04-2782171
S R Holdings Inc.	2144545	04-2989593
Stride Rite International Corp.	43111232	04-3111232
SRL, Inc.	2267764	06-1325016
Tommy Hilfiger Footwear, Inc.	43315283	04-3315283
SR/Ecom, Inc.	43374293	04-3374293
SRCG/Ecom, Inc.	3764131	45-0534031
STS/Ecom, Inc.	4071197	20-3907823
Saucony, Inc.	41465840	04-1465840
Saucony UK, Inc.	43137847	04-337847
Saucony/Ecom, Inc.	4292944	22-3952827
Keds LLC	3597771	35-2189538
Stride Rite LLC	3597737	35-2189534
SRCG LLC	3597734	35-3189539
Stride Rite International Holdings, Inc.	4255643	61-1525483
Stride Rite International LLC	4252859	61-1525486
Robeez Logistics Inc.	E0533982005-9	98-0471845
Robeez U.S., Inc.	602449259	72-1589676
Robeez US Holdings Inc.	C20675-2004	83-0409654

57

EXHIBIT A
Exhibit A
to
Term Loan Agreement
Form of Assignment and Acceptance
          Assignment and Acceptance, dated as of                                    ,                      (this “Assignment and Acceptance”) (between [Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”).
          Reference is made to the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Collective Brands Finance, Inc., a Nevada corporation (the “Borrower”), the Lenders party thereto, Citicorp North America, Inc., as agent for the Lenders (in such capacity, the “Administrative Agent”) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners and Joint Lead Arrangers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
          The Assignor and the Assignee hereby agree as follows:
1.	As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Term Loan Agreement to the extent related to the amounts and percentages specified in Section 1 of Schedule I hereto.

2.	The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral thereunder, (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any other Loan Party or the performance or observance by the Borrower and any other Loan Party of any of its obligations under the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (iv) attaches the Note(s), if any, held by the Assignor and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes in accordance with Section 11.2 (Assignments and Participations) of the Term Loan Agreement.

3.	The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to assignment and acceptance
exercise such powers under the Term Loan Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Term Loan Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it (i) is an Eligible Assignee, (ii) has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iii) is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it or the Person exercising discretion in making the decision to acquire the Assigned Interest is experienced in acquiring assets of such type, (e) confirms it has received or has been given the opportunity to receive such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest independently and without reliance upon the Administrative Agent, the Assignor or any Lender, (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof and (g) if applicable, attaches two properly completed Forms W-8BEN, W-8ECI or successor or form prescribed by the Internal Revenue Service of the United States, certifying that such Assignee is entitled to receive all payments under the Term Loan Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes.

4.	Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent if required pursuant to Section 11.2(b)(Assignments and Participations)) for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5.	Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Term Loan Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.
8.	This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be assignment and acceptance
deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.
[Signature Pages Follow]

In witness whereof, the parties hereto have
caused this Assignment and Acceptance to
be executed by their respective officers
thereunto duly authorized, as of the date first
above written.

[name of assignor],
as Assignor

By:
Name:
Title:

[name of assignee], as Assignee
By:
Name:
Title:

Domestic Lending Office (and address for notices):

[Insert Address (including contact name, fax number and
e-mail address)]

Eurodollar Lending Office:

[Insert Address (including contact name, fax number and
e-mail address)]

[Signature Page to Assignment and Acceptance

Accepted and Agreed this __ day of : Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

Collective Brands Finance, Inc.[1] as Borrower
By:
Name:
Title:

[1]	If required pursuant to Section 11.2 of the Credit Agreement.
[Signature Page to Assignment and Acceptance]

Schedule I
to
Assignment and Acceptance
Section 1.

Ratable Portion assigned to Assignee:

Term Loan Facility		%

Aggregate outstanding principal amount of Term Loans assigned to Assignee:	$
Section 2.

Effective Date:	,

EXHIBIT B
Exhibit B
to
Term Loan Agreement
Form of Term Note

Lender: [Name of Lender]	New York, New York
Principal Amount: [$ ]	,
          For value received, the undersigned, Collective Brands Finance, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Term Loan Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Term Loan Agreement.
          The Borrower promises to pay interest on the unpaid principal amount of such Term Loan from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Term Loan Agreement.
          Both principal and interest are payable in Dollars to Citicorp North America, Inc., as Administrative Agent, at 388 Greenwich Street, New York, New York 10013, in immediately available funds.
          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the Lenders party thereto, Citicorp North America, Inc., as agent for the Lenders and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners and Joint Lead Arrangers. Capitalized terms used herein and not defined herein are used herein as defined in the Term Loan Agreement.
          The Term Loan Agreement, among other things, (a) provides for the making of a Term Loan by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
          This Note is entitled to the benefits of the Guaranty and is secured as provided in the Collateral Documents.
          Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
          This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

B-1-1

          In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

Collective Brands Finance, Inc.Collective Brands Finance, Inc.
By:
Name:
Title:

[Signature Page To Term Note]

EXHIBIT C
Exhibit C
to
Term Loan Agreement
Form of Notice of Borrowing
_________ __, ____
Citicorp North America, Inc.,
as Administrative Agent under the
Term Loan Agreement referred to below
388 Greenwich Street
New York, New York 10013
Attention:

Re:	Collective Brands Finance, Inc. (the “Borrower”)
          Reference is made to the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the Lenders party thereto, Citicorp North America, Inc., as agent for the Lenders and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners and Joint Lead Arrangers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Term Loan Agreement that the undersigned hereby requests a Borrowing under the Term Loan Agreement and, in connection therewith, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 (Borrowing Procedures) of the Term Loan Agreement:
     K. The date of the Proposed Borrowing is ________ __, ____ (the “Funding Date”).
     L. The aggregate amount of the Borrowing is $           , of which amount [$            consists of Base Rate Loans] [and $            consists of Eurodollar Rate Loans having an initial Interest Period of [one] [two] [three] [six] month[s]].
          The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:
     A. [the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.10, 4.12, 4.20(a)(iv) and (c) of the Term Loan Agreement and [Section __ of the Pledge and Security Agreement] shall be true and correct on and as of the Closing Date;]2
     B. [the representations and warranties set forth in Article IV (Representations and Warranties) of the Term Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the Funding Date

[2]	Insert for any Closing Date Term Loan

C-1

EXHIBIT C
with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such date; and]3
     C. no Default or Event of Default has occurred and is continuing on the Funding Date.
     The Borrower agrees to compensate each Lender, upon written request, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Term Loans) that such Lender may sustain if for any reason the Proposed Borrowing does not occur on the Funding Date. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

[3]	Insert for any Proposed Borrowing after the Closing Date.

C-2

Collective Brands Finance, Inc.
By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING]

EXHIBIT D
[SIGNATURE PAGE TO NOTICE OF BORROWING]

EXHIBIT D
Exhibit D
to
Term Loan Agreement
Form of Notice of Conversion or Continuation
_________ __, ____
Citicorp USA, Inc.,
     as Administrative Agent under the
     Term Loan Agreement referred to below
388 Greenwich Street
New York, New York 10013
Attention:

Re:	Collective Brands Finance, Inc.(the “Borrower”)
          Reference is made to the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among the Borrower, the Lenders party thereto, Citicorp North America, Inc., as agent for the Lenders and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners and Joint Lead Arrangers. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
          The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.9 (Conversion/Continuation Option of the Term Loan Agreement that the undersigned hereby requests a [conversion] [continuation] on ________ __, ____ of $____________ in principal amount of presently outstanding Term Loans that are [Base Rate Loans] [Eurodollar Rate Loans] having an Interest Period ending on ______ __, ____ [to] [as] [Base Rate][Eurodollar Rate] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [one] [two] [three] [six] month[s]].]
[Signature Page Follows]

D-1

          In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.

Collective Brands Finance, Inc.Collective Brands Finance, Inc.

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF CONVERSION OR/CONTINUATION]

Exhibit E
TO
TERM LOAN AGREEMENT
FORM OF OPINION OF COUNSEL FOR THE LOAN PARTIES

Exhibit E
Form of Option
August 17, 2007
Citicorp North America, Inc.,
     as Administrative Agent and Collateral Agent.
The Lenders party to the Credit Agreement defined below.
Ladies and Gentlemen:
          We have acted as special counsel to (a) Collective Brands Finance, Inc. (formerly known as Payless ShoeSource Finance, Inc.), a Nevada corporation (the “Borrower”), and its parent Collective Brands, Inc. (formerly known as Payless ShoeSource, Inc.), a Delaware corporation (the “Parent”), (b) certain of the wholly owned subsidiaries of the Parent and the Borrower organized under the laws of the State of Delaware consisting of Collective International LP, Collective Licensing International LLC, Dyelights, Inc., Payless Collective GP, LLC, Payless ShoeSource Leasing, LLC, PSS Delaware Company 2, Inc., PSS Delaware Company 3, Inc., PSS Delaware Company 4, Inc., Saucony/Ecom, Inc., S R Holdings Inc., SRCG LLC, SRCG/Ecom, Inc., SRL, Inc., SRR, Inc., Stride Rite International Holdings, Inc., Stride Rite International LLC, Stride Rite LLC and STS/ECOM, Inc. and Keds LLC, each a Delaware company (each of the above named subsidiaries, a “Delaware Subsidiary,” together “the Delaware Subsidiaries” and, together with Parent an “Opinion Party”, together the “Opinion Parties”) and (c) certain other wholly owned subsidiaries of the Parent and the Borrower consisting of Payless NYC, Inc., Payless Purchasing Services, Inc., Payless ShoeSource Distribution, Inc., Payless ShoeSource Gold Value, Inc., Payless ShoeSource Merchandising, Inc., Payless ShoeSource Worldwide, Inc., Payless ShoeSource, Inc., PSS Canada, Inc., PSS Investment I, Inc., PSS Investment III, Inc., Robeez Logistics Inc., Robeez U.S. Holdings Inc., Robeez US, Inc., San Jose Acquisition Corporation, Saucony UK, Inc., Saucony, Inc., Shoe Sourcing, Inc., Sperry Top-Sider, Inc., Stride Rite International Corp., SR/Ecom, Inc., Stride Rite Children’s Group, Inc., Stride Rite Investment Corporation, Stride Rite Sourcing International, Inc., The Keds Corporation, Tommy Hilfiger Footwear, Inc. and Eastborough, Inc. (each a “Guarantor”, together the “Guarantors” and together with the Borrower and the Opinion Parties, each a “Payless Company,” together the “Payless Companies”), in connection with the following:

Citicorp North America, Inc.
The Lenders party to the Term Credit Agreement
Page -2-
          (1) the Term Loan Agreement, dated as of August 17, 2007 (the “Term Credit Agreement”), among Borrower, the Parent, the several banks and other financial institutions or entities from time to time party thereto (the “Term Lenders”), Citicorp North America, Inc., as administrative agent and collateral agent (in such capacity, the “Term Facility Agent”), and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as Joint Bookrunners and Joint Lead Arrangers,
          (2) the Guaranty, dated as of August 17, 2007 (the “Guaranty”), made by and among the Term Facility Agent, the Term Lenders, the Borrower, the Opinion Parties, and the Guarantors, and
          (3) the Pledge and Security Agreement, dated as of August 17, 2007 (the “Term Security Agreement”), made by the Payless Companies constituting Grantors thereunder in favor of the Term Facility Agent.
          For purposes of this opinion letter, (a) the term “Financing Statements” means the twenty financing statements relating to the Parent and the Delaware Subsidiaries in the form attached as Exhibits hereto, (b) the term “Intellectual Property Security Agreements” means the following: (1) the Trademark Security Agreement dated as of August 17, 2007, by Collective Licensing International, LLC, Payless ShoeSource Worldwide, Inc., Saucony, Inc., S R Holdings Inc. and SRL, Inc. in favor of Citicorp North America, Inc., as the Administrative Agent for the Lenders parties to the Term Credit Agreement (the “Trademark Security Agreement”), (2) the Patent Security Agreement, dated as of August 17, 2007 made by Payless ShoeSource, Inc., Payless ShoeSource Worldwide, Inc., The Keds Corporation, SRL, Inc., Sperry Top-Sider, Inc., and Saucony, Inc. in favor of Citicorp North America, Inc., as the Administrative Agent for the Lenders parties to the Term Credit Agreement (the “Patent Security Agreement”), and (3) the Copyright Security Agreement dated as of August 17, 2007, made by Payless ShoeSource, Inc., Payless ShoeSource Worldwide, Inc., S R Holdings Inc., The Keds Corporation, SRL, Inc. and Stride Rite Children’s Group, Inc. in favor of Citicorp North America Inc., as the Administrative Agent for the Lenders parties to the Term Credit Agreement (the “Copyright Security Agreement”), (c) the term “Constituent Documents” means (i) with respect to a corporation, the articles of incorporation or other charter and the bylaws of such corporation, (ii) with respect to a limited partnership, the limited partnership agreement of such partnership, and (iii) with respect to a limited liability company, the certificate of formation of such limited liability company, and (d) the term “Indenture” means that certain Indenture, dated as of July 28, 2003, between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee for the issuance of 8.25% Senior Subordinated Notes due 2013. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Term Credit Agreement.
          We have examined executed counterparts of the Term Credit Agreement, the Guaranty, the Term Security Agreement and the Intellectual Property Security Agreements and originals or certified, conformed or photographic copies of such corporate records, certificates, and other documents, and such matters of law as we have deemed necessary or appropriate for purposes of this opinion.
          Upon the basis of such examination, it is our opinion that:
     1. Each of the Parent and each Delaware Subsidiary is either a validly existing corporation, a validly existing limited partnership or a validly existing limited liability company, each in good standing under the laws of the State of Delaware.

Citicorp North America, Inc.
The Lenders party to the Term Credit Agreement
Page -3-
     2. Each of the Term Credit Agreement, the Guaranty, the Term Security Agreement and each Intellectual Property Security Agreement has been duly authorized, executed and delivered by the Parent and each Delaware Subsidiary party thereto.
     3. Assuming (but without detracting from the opinions expressed in paragraphs 1 and 2 with respect to the Opinion Parties) that each Payless Company has duly authorized, executed and delivered each of the Term Credit Agreement, the Guaranty, the Term Security Agreement and each Intellectual Property Security Agreement to which such Payless Company is a party, each of the Term Credit Agreement, the Guaranty, the Term Security Agreement and each Intellectual Property Security Agreement to which such Payless Company is a party constitutes a valid and legally binding obligation of each Payless Company party thereto enforceable against such Payless Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Our opinions in this paragraph 3 are limited to the laws of the State of New York.
     4. The execution and delivery by the Parent and each Delaware Subsidiary of the Term Credit Agreement and the Guaranty to which the Parent or such Delaware Subsidiary is a party, the borrowings in accordance with the terms of the Term Credit Agreement and the performance of the payment obligations of the Parent and each Delaware Subsidiary thereunder will not result in a violation by the Parent or such Delaware Subsidiary of any Federal laws of the United States or laws of the State of New York or the provisions of the Delaware General Corporation Law.
     5. The execution and delivery by the Parent and each Delaware Subsidiary of the Term Credit Agreement, the Guaranty, the Term Security Agreement and the Intellectual Property Security Agreements to which the Parent or such Delaware Subsidiary is a party and the granting of the security interests to be granted by the Parent and each Delaware Subsidiary pursuant thereto will not result in a violation by the Parent or such Delaware Subsidiary of (a) any United States Federal or New York state statute or the provisions of the Delaware General Corporation Law, (b) its Constituent Documents, or (c) the Indenture.
     6. The Term Security Agreement is effective under the Uniform Commercial Code as in effect in the State of New York (the “UCC”) to create in favor of the Term Facility Agent for the benefit of the Term Lenders, a security interest (the “Term Security Interest”) in each Grantor’s right, title and interest, if any, in the Collateral as defined and described therein (the “Collateral”) to the extent a security interest in such Collateral may be created under the UCC.
     7. Each of the Financing Statements is in appropriate form for filing in the office of the Secretary of State of the State of Delaware. Upon the filing in the office of the Secretary of State of the State of Delaware of each of the Financing Statements, the Term Security Interest in Collateral owned by the Grantor named as the “Debtor” in each such Financing Statement will be perfected in that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code of the State of Delaware.

Citicorp North America, Inc.
The Lenders party to the Term Credit Agreement
Page -4-
     8. Upon delivery in the State of New York to the Term Facility Agent for the benefit of the Term Lenders of the certificates representing the investment property identified on Schedule 2 to the Term Security Agreement (the “Pledged Securities”) in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, the Term Facility Agent for the benefit of the Term Lenders will have a perfected security interest in the Pledged Securities under the UCC. Assuming neither the Term Facility Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Term Facility Agent will acquire the security interest in the Pledged Securities free of any adverse claim.
     9. None of the Parent nor any of its majority-owned subsidiaries is required to register as an “investment company” under the Investment Company Act of 1940, as amended. As used in this opinion, the term “majority-owned subsidiaries” includes all companies 50 per centum or more of the outstanding voting securities of which are owned by the Parent, or by a company which, within the meaning of this paragraph, is a majority-owned subsidiary of the Parent.
     10. Assuming the Borrower uses the proceeds received under the Term Credit Agreement in accordance with Section 7.9 of the Term Credit Agreement, such use of proceeds by the Borrower will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.
     11. The Security Interest in that portion of the Collateral consisting of copyrights registered with the United States Copyright Office (with the exception of any such Collateral that has expired, lapsed or been abandoned) that are owned by Parent or by any Delaware Subsidiary may be perfected by the proper filing and recordation of the Copyright Security Agreement (with the applicable registered owner and of each such registered copyright identified in the schedules thereto) in the United States Copyright Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing the applicable Financing Statement in the Office of the Secretary of State of the State of Delaware.
     12. The Security Interest in that portion of the Collateral consisting of patents issued by the United States Patent and Trademark Office (with the exception of any such Collateral that has expired, lapsed or been abandoned) that are owned by Parent or any Delaware Subsidiary may be perfected by the proper filing and recordation of the Patent Security Agreement (with the applicable owner of each such registered patent and application therefor identified in the schedules thereto) in the United States Patent and Trademark Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing of the applicable Financing Statement in the Office of the Secretary of State of the State of Delaware.
     13. The Security Interest in that portion of the Collateral consisting of trademark and/or service mark registrations issued by the United States Patent and Trademark Office (with the exception of any such Collateral that has expired, lapsed or been abandoned and the further exception of any United States intent-to-use trademark or service mark application) that are owned by Parent or any Delaware Subsidiary may be perfected by the proper filing and recordation of the Trademark Security Agreement (with the applicable owner and each such trademark and/or service mark registration and

Citicorp North America, Inc.
The Lenders party to the Term Credit Agreement
Page -5-
application therefor identified in the schedules thereto) in the United States Patent and Trademark Office using appropriate recordation cover sheets and paying all necessary recordation fees, together with the filing of the applicable Financing Statement in the Office of the Secretary of State of the State of Delaware.
The foregoing opinions are subject to the following:
A.	The obligations of the Parent, the Borrower and the Delaware Subsidiaries and the rights and remedies of the Secured Parties under the Credit Agreement, the Guarantee, the Term Security Agreement and the Intellectual Property Security Agreements (i) may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion) make the remedies and procedures that will be afforded to the Secured Parties inadequate for the practical realization of the substantive benefits purported to be provided to the Secured Parties pursuant to such agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and (ii) are subject to limitations on the perfection of security interests in proceeds under UCC Section 9-315.

B.	We have assumed that none of the Collateral consists, or will consist of “as extracted Collateral” crops, timber to be cut, consumer goods or farm products and we express no opinion as to any fixtures or goods that are to become fixtures.

C.	Our opinions with respect to the validity and attachment of the grant by the Secured Parties of a security interest in Copyrights and proceeds thereof is qualified as set forth in this paragraph. Although there is case law supporting the conclusion that Copyrights and proceeds thereof are general intangibles for purposes of the UCC, the law is unclear as to whether a security interest in a Copyright and proceeds thereof is perfected before the United States Copyright Office issues a valid Certificate of Registration for the Copyright and a fully executed document substantially in the form of the Copyright Security Agreement and identifying such Copyright has been filed within one month of its execution in the United States and duly recorded in the United States Copyright Office, including with a properly completed “Document Cover Sheet” identifying each work of ownership that is the subject of each respective Certificate of Registration by its title and Certificate of Registration number. We express no opinion with respect to the perfection of any security interest in any Copyright or proceeds thereof unless and until the United States Copyright office has issued a valid Certificate of Registration for the Copyright and a related, fully executed Copyright Security Agreement has been duly recorded as specified above.

D.	We note that the transfer upon foreclosure of any Trademarks might be invalid unless accompanied by sufficient assets and goodwill of the business with which the Trademarks are associated, or in the case of certain U.S. trademark and service mark applications, unless accompanied by a transfer of the business, or the relevant portion thereof, of the applicant.

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The Lenders party to the Term Credit Agreement
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E.	We note that certain licenses of Intellectual Property may be found to be unassignable or otherwise non-transferable even in connection with a bankruptcy or transaction not involving a direct assignment of such license. In addition, licenses of Intellectual Property may, and in the case of certain licenses examined by us under which the Parent and Delaware Subsidiaries are licensees do, contain provisions which prohibit the granting of a security interest, invalidate a lien or terminate the license in the event a lien purports to attach thereto.

F.	We have assumed that the Grantors under the Term Security Agreement and Intellectual Property Security Agreements own (beneficially and of record) all of the Collateral pledged by them and we express no opinion as the nature or extent of any Grantor’s rights in such Collateral. We note that in connection with Collateral that is comprised of patents, patent applications, and trademarks and/or service mark registrations and applications issued by or filed with (as applicable) the United States Patent and Trademark Office, and copyrights registered with the United States Copyright Office, any transfer upon foreclosure would require additional filings with the United States Patent and Trademark Office or United States Copyright Office, as applicable. We further express no opinion as to the effect of a filing of security interest documents with the United States Patent and Trademark Office or United States Copyright Office in theevent that the chain of title or other information recorded with such offices is inaccurate or incomplete or in the event of an error in the recordation of such documents in either such office.

G.	Shares, notes, contracts, leases and other agreements, including without limitation, licenses of Intellectual Property may, and in the case of certain licenses examined by us under which the Parent and Delaware Subsidiaries are licensees do, contain provisions which prohibit the granting of a security interest, invalidate a lien or terminate the license in the event a lien purports to attach thereto.
          In addition, in rendering the foregoing opinion we express no opinion with respect to:
     i. any provisions of the Term Credit Agreement, the Guaranty, the Term Security Agreement or the Intellectual Property Security Agreements that (A) prohibit or restrict parties thereto from transferring their respective rights in the Collateral or from creating, attaching, perfecting or enforcing a security interest in such Collateral except as specified therein, (B) impose a consent requirement on such transfer or pledge, or (C) provide that such transfer or pledge giving rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy may be unenforceable by virtue of Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the UCC;
     ii. the validity, binding effect or enforceability of any provision of the Term Credit Agreement, the Guaranty, the Term Security Agreement or the Intellectual Property Security Agreements that purports to (A) permit the Secured Parties or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with all applicable laws or (B) to impose on the Secured Parties standards for the care of any Collateral in its possession other than as provided in section 9-207 of the UCC;

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The Lenders party to the Term Credit Agreement
Page -7-
     iii. the ownership, validity, enforceability, registerability, scope or ability to use any Intellectual Property;
     iv. whether the filing of the documents specified in our opinions above would be effective to perfect a security interest in patents, patent applications, trademark and service mark registrations and applications, and registered copyrights as against a subsequent purchaser for value without notice;
     v. the validity, binding effect or enforceability of any contractual provisions (a) purporting to provide indemnification of any person for any claims, damages, liabilities or expenses resulting from violation by such person of any applicable securities laws or from the consequences of the gross negligence or willful misconduct of such person or (b) to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances;
     vi. the validity, binding effect or enforceability of any contractual provisions as against any person other than the Parent and the Delaware Subsidiaries, including,
     vii. without limitation, any such provisions that establish or purport to establish the priority, seniority or subordination of claims, liens, rights or obligations of any person, whether in or to collateral, as against the Parent or any Delaware Subsidiary or otherwise (including references or any legends to intercreditor, subordination or other similar agreements); and
     viii. we are expressing no opinion as to (a) Federal or state laws relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights, (b) general principles of equity, or (c) Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust laws, laws governing the solicitation of deposits, laws that restrict transactions between United States persons and citizens or residents of certain foreign countries, state laws relating to the payment of dividends or the redemption or repurchase of stock, the Employee Retirement Income Security Act of 1974 and related laws, or the Trust Indenture Act of 1939.
          The opinions expressed in this opinion letter are further limited to other federal law of the United States of America, the laws of the State of New York, the General Corporation Law and the Uniform Commercial Code of the State of Delaware, and, with respect to the opinions expressed in paragraphs 1 and 2, the Limited Liability Company Act and the Revised Uniform Partnership Act of the State of Delaware and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In connection with the opinions in paragraphs 5 and 6 to the extent the Delaware UCC is applicable, we have reviewed and relied solely upon the official compilation of the Delaware UCC, Title 6 of the Delaware Code, and our general familiarity with the Uniform Commercial Code in effect in other jurisdictions, and we have not reviewed, and do not purport to be expert in Delaware commercial law matters more generally.
          With respect to the matters involving the application of laws other than United States Federal law and the laws of the States of New York and Delaware as specified, we understand that you have been provided with and are relying upon the opinions of Kummer Kaempfer Bonner Renshaw & Ferrario as to the laws of the State of Nevada, the opinion of Lane Powell as to the laws of the State of Washington and the opinion of Husch & Eppenberger, LLC as to the laws of the States of Missouri and Kansas, each of the above listed opinions which have

Citicorp North America, Inc.
The Lenders party to the Term Credit Agreement
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been dated and delivered to you today, and which are subject to the same qualifications set forth therein.
          We have also relied as to certain matters upon information obtained from public officials, officers of the Parent and its Subsidiaries and other sources believed by us to be responsible, including a certification from officers of the Parent regarding the calculation of the required Consolidated Coverage Ratio under the Indenture, and we have assumed that the signatures on all documents examined by us are genuine, that each of the Loan Documents (as defined in the Term Credit Agreement) has been duly authorized by each party thereto other than the Parent and each Delaware Subsidiary and has been duly executed and delivered by each such other party thereto, in each case, with assumptions that we have not independently verified.
          This opinion is provided to you as of the date hereof under the Term Credit Agreement as of the date hereof and may not be used or relied upon by any other persons.
Very truly yours,

EXHIBIT F
Exhibit F
Form of Guaranty
          Guaranty, dated as of _______ __, ____ (this “Guaranty”), by Collective Brands, Inc. (“Parent”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 24 (Additional Guarantors) hereof (each, other than the Borrower (as defined below), a “Subsidiary Guarantor” and, together with Parent, collectively, the “Guarantors” and individually a “Guarantor”), in favor of the Administrative Agent, each Lender and each other holder of an Obligation (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Term Loan Agreement.
W i t n e s s e t h:
          Whereas, pursuant to the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Collective Brands Finance, Inc. (the “Borrower”), the Lenders party thereto, Citicorp North America, Inc., as agent for the Lenders (in such capacity, the “Administrative Agent”) and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Bookrunners and Joint Lead Arrangers, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          Whereas, Parent owns 100% of the equity interests of the Borrower and each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower;
          Whereas, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Term Loan Agreement;
          Whereas, a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Term Loan Agreement is that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties; and
          Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1 Guaranty
          (a) To induce the Lenders to make the Loans, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or

GUARANTY
COLLECTIVE BRANDS FINANCE,INC.
foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
          (b) Each Guarantor further agrees that, if (i) any payment made by Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).
     Section 2 Limitation of Guaranty
          Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
     Section 3 Contribution
          To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Term Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower and Parent) in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement

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is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.
     Section 4 Authorization; Other Agreements
          The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
          (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;
          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;
          (c) accept partial payments on the Obligations;
          (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;
          (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
          (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;
          (g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
          (h) apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

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          (i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);
even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).
     Section 5 Guaranty Absolute and Unconditional
          Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
          (a) the invalidity or unenforceability of any of the Borrower’s obligations under the Term Loan Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;
          (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;
          (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;
          (d) any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
          (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
          (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations;
          (g) any use of cash collateral under Section 363 of the Bankruptcy Code;
          (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
          (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason

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          (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
          (k) failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
          (l) any action taken by any Guarantied Party if such action is authorized hereby;
          (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;
          (n) any change in the corporate existence or structure of the Borrower or any other Loan Party;
          (o) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;
          (p) any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty; or
          (q) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
     Section 6 Waivers
          Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Term Loan Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.
     Section 7 Reliance
          Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information

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known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.
     Section 8 Waiver of Subrogation and Contribution Rights
          Until the Obligations have been irrevocably paid in full and the Term Loan Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations.
Section 9 Subordination
          Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that, except as permitted under Section 8.5 (Restricted Payments) of the Term Loan Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.11(f) (Payments and Computations) of the Term Loan Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such

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Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.
     Section 10 Default; Remedies
          The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.
     Section 11 Irrevocability
          This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Term Loan Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
     Section 12 Setoff
          Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.
     Section 13 No Marshalling
          Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

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     Section 14 Enforcement; Waivers; Amendments
          (a) No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Term Loan Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b) or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.
          (b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Term Loan Agreement.
     Section 15 Successors and Assigns
          This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
     Section 16 Representations and Warranties; Covenants
          Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV (Representations and Warranties) of the Term Loan Agreement are true and correct on each date as required by Section 3.2(d)(i) (Conditions Precedent to Incremental Term Loans) of the Term Loan Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

8

GUARANTY
COLLECTIVE BRANDS FINANCE, INC.
     Section 17 Governing Law
          This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 18 Submission to Jurisdiction; Service of Process
          (a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Borrower at the Borrower’s address specified in Section 11.8 (Notices, Etc.) of the Term Loan Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.
          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.
     Section 19 Waiver of Judicial Bond
          To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.

9

GUARANTY
COLLECTIVE BRANDS FINANCE, INC.
     Section 20 Certain Terms
          The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
     Section 21 Waiver of Jury Trial
          Each of the Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any other Loan Document.
     Section 22 Notices
          Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Term Loan Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.
     Section 23 Severability
          Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     Section 24 Additional Guarantors
          Each of the Guarantors agrees that, if, pursuant to Section 7.11(b) (Additional Collateral and Guaranties) of the Term Loan Agreement, Parent or the Borrower shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason Parent or the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.
     Section 25 Collateral
          Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties except as otherwise permitted by Section 8.2 (Liens, etc.) of the Term Loan Agreement.

10

GUARANTY
COLLECTIVE BRANDS FINANCE, INC.
     Section 26 Costs and Expenses
          In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Term Loan Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.
     Section 27 Waiver of Consequential Damages
          Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any other Loan Document.
     Section 28 Entire Agreement
          This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
     Section 29 Counterparts
          This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.
[Signature Pages Follow]

11

          In witness whereof, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

Collective Brands Finance, Inc., Borrower
By:
	Name:	Ullrich E. Porzig
	Title:	President

Collective Brands, Inc., Parent
By:
	Name:	Matthew E. Rubel
	Title:	Chief Executive Officer and President

Collective International, LP, a Delaware Limited Partnership
By:	Payless Collective GP, LLC, Managing Member

By:
	Name:	Matthew E. Rubel
	Title:	President and CEO

Collective Licensing International, LLC, a Delaware Limited Liability Company
By:
	Name:	Bruce T. Pettit
	Title:	President, CEO and Secretary

Dyelights, Inc., a Delaware Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	Vice President

[Signature Page to Guaranty]

Eastborough, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

Keds LLC, a Delaware Limited Liability Company
By:
	Name:	R. Shaw Neville
	Title:	President

Payless Collective GP, LLC, a Delaware Limited Liability Company
By:
	Name:	Matthew E. Rubel
	Title:	President and CEO

Payless NYC, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

Payless Purchasing Services, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

[Signature Page to Guaranty]

Payless ShoeSource Distribution, Inc. a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	Vice President and Treasurer

Payless ShoeSource Gold Value, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

Payless ShoeSource Leasing, LLC, a Delaware Limited Liability Company
By:	Payless ShoeSource, Inc., a Missouri Corporation, its sole member

By:
	Name:	Ullrich E. Porzig
	Title:	Senior Vice President – Chief Financial Officer and Treasurer

Payless ShoeSource Merchandising, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	Senior Vice President and Treasurer

Payless ShoeSource Worldwide, Inc. a Kansas Corporation
By:
	Name:	Matthew E. Rubel
	Title:	Chief Executive Officer

[Signature Page to Guaranty]

Payless ShoeSource, Inc., a Missouri Corporation
By:
	Name:	Matthew E. Rubel
	Title:	Chief Executive Officer

PSS Canada, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

PSS Delaware Company 2, Inc., a Delaware Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

PSS Delaware Company 3, Inc., a Delaware Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

PSS Delaware Company 4, Inc., a Delaware Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

[Signature Page to Guaranty]

PSS Investment I, Inc., a Nevada Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

PSS Investment III, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

Robeez Logistics Inc., a Nevada Corporation
By:
Name:
Title:

Robeez US Holdings Inc., a Nevada Corporation
By:
Name:
Title:

Robeez U.S., Inc., a Washington Corporation
By:
Name:
Title:

[Signature Page to Guaranty]

San Jose Acquisition Corp., a Massachusetts Corporation
By:
	Name:	Matthew E. Rubel
	Title:	President and Chief Executive Officer

Saucony UK, Inc., a Massachusetts Corporation
By:
Name:
Title:

Saucony, Inc., a Massachusetts Corporation
By:
Name:
Title:

Saucony/Ecom, Inc., a Delaware Corporation
By:
Name:
Title:

Shoe Sourcing, Inc., a Kansas Corporation
By:
	Name:	Ullrich E. Porzig
	Title:	President

[Signature Page to Guaranty]

Sperry Top-Sider, Inc., a Massachusetts Corporation
By:
Name:
Title:

SR Holdings Inc., a Delaware Corporation
By:
	Name:	David Chamberlain
	Title:	President

SR/Ecom, Inc., a Massachusetts Corporation
By:
	Name:	David Chamberlain
	Title:	President

SRCG LLC, a Delaware Corporation
By:
Name:
Title:

SRCG/Ecom, Inc., a Delaware Corporation
By:
Name:
Title:

[Signature Page to Guaranty]

SRL, Inc., a Delaware Corporation
By:
Name:
Title:

SRR, Inc., a Delaware Corporation
By:
	Name:	David Chamberlain
	Title:	President

Stride Rite Children’s Group, Inc., a Massachusetts Corporation
By:
Name:
Title:

Stride Rite International Corp., a Massachusetts Corporation
By:
Name:
Title:

Stride Rite International Holdings, Inc., a Delaware Corporation
By:
Name:
Title:

[Signature Page to Guaranty]

Stride Rite International LLC, a Delaware Limited Liability Company
By:
Name:
Title:

Stride Rite Investment Corporation, a Massachusetts Corporation
By:
Name:
Title:

Stride Rite LLC, a Delaware Limited Liability Company
By:
Name:
Title:

Stride Rite Sourcing International, Inc., a Massachusetts Corporation
By:
Name:
Title:

STS/Ecom, Inc., a Delaware Corporation
By:
Name:
Title:

[Signature Page to Guaranty]

The Keds Corporation, a Massachusetts Corporation
By:
Name:
Title:

The Stride Rite Corporation, a Massachusetts Corporation
By:
Name:
Title:

Tommy Hilfiger Footwear, Inc., a Massachusetts Corporation
By:
Name:
Title:

Acknowledged and Agreed as of the date first above written: Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

[Signature Page to Guaranty]

Exhibit A
To
Guaranty
Form of Guaranty Supplement
          The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of                               ,            (the “Guaranty”), among Collective Brands, Inc. (“Parent”) and certain Subsidiaries of Parent listed on the signature pages thereof and acknowledged by Citicorp North America, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.
          In witness whereof, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of                              ,           .

[Name of Subsidiary Guarantor]
By:
Name:
Title:

Acknowledged and Agreed as of the date first above written: Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

Exhibit G
To
Term Loan Agreement
Form of Pledge and Security Agreement

Exhibit G
PLEDGE AND SECURITY AGREEMENT
Dated as of August 17, 2007
among
Collective Brands Finance, Inc.
as a Grantor
and
Each Other Grantor
From Time to Time Party Hereto
and
Citicorp North America, Inc.
as Administrative Agent

i

ii

(continued)
Annexes and Schedules

Annex 1	Form of Deposit Account Control Agreement
Annex 2	Form of Control Account Agreement
Annex 3	Form of Pledge Amendment
Annex 4	Form of Joinder Agreement
Annex 5	Form of Short Form Intellectual Property Security Agreement

Schedule 1	State of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 3.7(d)	Certain Actions
Schedule 4	Location of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	Bank Accounts; Control Accounts
Schedule 7	Commercial Tort Claims

iii

     Pledge and Security Agreement, dated as of August 17, 2007, by Collective Brands Finance, Inc., a Nevada corporation (formerly known as Payless ShoeSource Finance, Inc.) (the “Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to 0 (Section 7.10 Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp North America, Inc. (“Citi”), as agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).
W i t n e s s e t h:
          Whereas, pursuant to the Term Loan Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, Collective Brands, Inc., the Lenders party thereto and Citi, as agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          Whereas, the Grantors other than the Borrower are Guarantors under the Guaranty, whereby they have guaranteed the Obligations of the Borrower; and
          Whereas, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;
          Now, therefore, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Loan Agreement and used herein have the meanings given to them in the Loan Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
          “Account Debtor”
          “Account”
          “Certificated Security”
          “Chattel Paper”
          “Commercial Tort Claim”
          “Commodity Account”
          “Control Account”
          “Deposit Account”
          “Documents”
          “Entitlement Holder”
          “Entitlement Order”
          “Equipment”

1

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
          “Financial Asset”
          “General Intangible”
          “Goods”
          “Instruments”
          “Inventory”
          “Investment Property”
          “Letter-of-Credit Right”
          “Proceeds”
          “Securities Account”
          “Securities Intermediary”
          “Security”
          “Security Entitlement”
          (c) The following terms shall have the following meanings:
          “ABL Agent” means Wells Fargo Retail Finance, Inc., in its capacity as administrative agent under the ABL Loan Agreement.
          “ABL Facility Secured Parties” shall mean the “Lenders” (as defined in the ABL Loan Agreement) and the ABL Agent.
          “ABL Loan Agreement” means that certain Amended and Restated Loan and Guaranty Agreement, dated as of August 17, 2007 by and among the Borrower, the other guarantors party thereto, the lenders party thereto and the ABL Agent.
          “ABL Loan Security Agreement” means that certain Pledge and Security Agreement, dated as of August 17, 2007 by and among the Borrower, each other Grantor party thereto from time to time and the ABL Agent.
          “Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.
          “Agreement” means this Pledge and Security Agreement.
          “Approved Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the UCC) selected or approved by the Administrative Agent.

2

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Collateral Agents” means the Administrative Agent, in its capacity as collateral agent for the Secured Parties, and the ABL Agent, in its capacity as collateral agent to the ABL Facility Secured Parties.
          “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
          “Deposit Account Control Agreement” means a letter agreement, substantially in the form of Annex 1 (Form of Deposit Account Control Agreement) (with such changes as may be agreed to by the Administrative Agent), executed by the Grantor, the Administrative Agent and the relevant financial institution.
          “Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the IRC.
          “Excluded Equity” means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and to the extent that a security interest is prohibited by or in violation of (a) any Requirement of Law applicable to such Grantor, or (b) a term, provision or condition of or under, any such lease, license, contract, property right or agreement (unless in either clause (a) or (b) above such law, rule or regulation or such term, provision or condition would be rendered unenforceable against the Loans pursuant to Sections 9-406, 9-407, or 9-408 of the applicable UCC), (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment, (v) any assets of any Unrestricted Subsidiary or any assets of or equity interests in any of an Unrestricted Subsidiary’s direct or indirect subsidiaries, and (vi) any assets of any Immaterial Subsidiary that is not a Loan Party; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

3

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
          “Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note” means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any of its Subsidiaries or another Grantor.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof among the Administrative Agent, the ABL Agent, the Borrower and the other Loan Parties, and any amendments thereto.
          “LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
          “Material Intellectual Property” means trademark rights in the Trademarks “Payless ShoeSource”, “Airwalk”, “Stride Rite”, “Keds”, “Sperry” and “Saucony”, in each case as they relate to footwear or retail shoe store services in the United States and Canada and such other Intellectual Property owned by or licensed to a Grantor the loss or impairment of which would reasonably be expected to have a Material Adverse Effect.
          “Non-U.S. Person” means any Person that is not a Domestic Person.
          “Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.
          “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
          “Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person (other than Excluded Equity) evidenced by a certificate,

4

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).
          “Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property. For the purposes of this Agreement the term “Pledged Collateral” shall not include any Excluded Property.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor (other than Excluded Property), including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock or that is not Excluded Equity, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.
          “Secured Parties” means the Lenders, the Administrative Agent and any other holder of any Secured Obligation.
          “Securities Account Control Agreement” means a letter agreement, substantially in the form of Annex 2 (Form of Securities Account Control Agreement) (with such changes as may be agreed to by the Administrative Agent), executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Senior Collateral Transition Date” has the meaning set forth in the Intercreditor Agreement.
          “Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and

5

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.
          (h) The terms “Lender,” “Administrative Agent” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

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     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Deposit Accounts;
          (d) all Documents;
          (e) all Equipment;
          (f) all General Intangibles;
          (g) all Instruments;
          (h) all Intellectual Property;
          (i) all Inventory;
          (j) all Investment Property;
          (k) all Letter-of-Credit Rights;
          (l) all Vehicles;
          (m) the Commercial Tort Claims described on Sechedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to 0 (Section 4.9 Notice of Commercial Tort Claims);
          (n) all books and records pertaining to the other property described in this Section 2.1;
          (o) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor;
          (p) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (q) to the extent not otherwise included, all Proceeds;

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provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
          Section 2.2 Grant of Security Interest in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.
          Section 2.3 Cash Management Accounts
          Each Grantor has established a Cash Management Account with an appropriate Cash Management Bank in accordance with Section 2.7 of the ABL Loan Agreement. Each Cash Management Account will serve as a cash collateral account securing payment of the Secured Obligations, and in which each Grantor hereby grants a Lien to the Administrative Agent.
     ARTICLE III Representations and Warranties
          To induce the Lenders and the Administrative Agent to enter into the Loan Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders and the other Secured Parties:
          Section 3.1 Title; No Other Liens
          Except for the Lien granted to the Administrative Agent pursuant to this Agreement, the Lien granted to the ABL Agent pursuant to the ABL Loan Security Agreement and the other Liens permitted to exist on the Collateral under the Loan Agreement, such Grantor (a) is the record and beneficial owner of that portion of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
          Section 3.2 Perfection and Priority
          The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such

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schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Securities Account Control Agreements with respect to Investment Property not in certificated form and held in a securities account covered by such agreement, (iv) the execution of Deposit Account Control Agreements with respect to certain Deposit Accounts of a Grantor and (v) appropriate filings having been made with the United States Copyright Office. Such perfected security interests shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien as permitted under the Loan Agreement, Liens in favor of the ABL Facility Secured Parties subject to the provisions of the Intercreditor Agreement.
          Section 3.3 Jurisdiction of Organization; Chief Executive Office
          Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Sechedule 2 (Pledged Collateral).
          Section 3.4 Inventory and Equipment
          On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment).
          Section 3.5 Pledged Collateral
          (a) The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).
          (b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.
          (c) Each of the Pledged Debt Instruments constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties.
          (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account on the date hereof is subject to a Securities Account Control Account.

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          (f) Other than Pledged Stock constituting General Intangibles, there is no Pledged Collateral on the date hereof other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, or that consist of Financial Assets held in a Securities Account that is subject to a Securities Account Control Agreement.
          (g) The Governing Documents of any Person governing any Pledged Stock provide that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, shall be entitled to exercise all of the rights of the Grantor granting the security interest therein, and that a transferee or assignee of Stock of such Person shall become a member, partner or, as the case may be, other holder of such Pledged Stock to the same extent as the Grantor in such Person entitled to participate in the management of such Person and, upon the transfer of the entire interest of such Grantor, such Grantor ceases to be a member, partner or, as the case may be, other holder of such Pledged Stock.
          Section 3.6 Accounts
          No amount in excess of $500,000 payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered within 10 days after the receipt thereof to the Administrative Agent as agent for the ABL Facility Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, properly endorsed for transfer, to the extent delivery is required by (Section 4.4 Pledged Collateral).
          Section 3.7 Intellectual Property
          (a) Schedule 5 (Intellectual Property) lists all Material Intellectual Property of such Grantor on the Closing Date separately identifying that owned by such Grantor and that licensed to such Grantor.
          (b) As of the Closing Date, all Material Intellectual Property owned by such Grantor in the United States and Canada (i) is valid, subsisting, unexpired and not unenforceable, has not been adjudged invalid and has not been abandoned and (ii) the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (c) As of the Closing Date, no holding, decision or judgment has been rendered by any Governmental Authority in the United States or Canada that would limit or cancel the validity of such Grantor’s rights in any Material Intellectual Property.
          (d) Except as disclosed in any public filing or on Schedule 3.7(d) (Certain Actions), no action or proceeding seeking to limit or cancel the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, in each case in the United States or Canada, is pending or, to the knowledge of such Grantor, threatened.

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          Section 3.8 Deposit Accounts; Securities Accounts
          The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts; Control Accounts), which sets forth such information separately for each Grantor.
          Section 3.9 Commercial Tort Claims
          The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.
     ARTICLE IV Covenants
          Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing, or unless otherwise provided in the Loan Agreement:
          Section 4.1 Generally
          Such Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Related Document, any Requirement of Law or any policy of insurance covering the Collateral.
          Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 (Grant of Security Interests in Collateral) and shall defend such security interest and such priority against the claims and demands of all Persons subject to the Intercreditor Agreement.
          (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created

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hereby and the execution and delivery of Deposit Account Control Agreements and Securities Account Control Agreements.Maintenance of Records.
          Section 4.3 Maintenance of Records.
          Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by the Administrative Agent, the security interest of the Administrative Agent shall be noted on the certificate of title of each Vehicle.
          Section 4.4 Pledged Collateral
          (a) Such Grantor shall (i) deliver not later than 10 days following the receipt thereof to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral) which, in the case of Pledged Debt Instruments is in the face amount of at least $1,000,000, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agents, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 4 (Form of Joinder Agreement), or such other documentation acceptable to the Collateral Agents, provided, that any Pledged Debt Instruments existing on the Closing Date that represent indebtedness payable by one Grantor to another Grantor shall be delivered to the Administrative Agent within 30 days after the Closing Date, and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral during the continuance of an Event of Default. The Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations during the continuance of an Event of Default.
          (b) Except as provided in Article V (Remedial Provisions), each Grantor shall be entitled hereunder to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agents, be delivered to the

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Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor as bailee, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, hold such money or property in trust for the Collateral Agents, segregated from other funds of such Grantor, as additional security for the Secured Obligations.
          (c) Except as provided in Article V (Remedial Provisions), each Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral or violate the Loan Agreement.
          (d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than, the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties and statutory control granted to the Securities Intermediary solely due to the Securities Intermediary’s possession of such Investment Property in a Securities Account.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral during the continuance of an Event of Default, such Grantor consents to (i) the exercise of the rights granted to the Collateral Agents hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, or its nominee and to the substitution of the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
          Section 4.5 Accounts
          (a) Such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or

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partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
          (b) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that in the case of any appraisal or audit, such appraisal or audit may only be undertaken if Revolver Usage at the time of such appraisal or audit is undertaken is in excess of $100,000,000 and provided further, that unless a Default or an Event of Default is continuing or a Triggering Period has occurred and is continuing, the Administrative Agent shall request no more than two such reports during any calendar year.
          Section 4.6 Delivery of Instruments and Chattel Paper
          Except as otherwise agreed by the Administrative Agent, if any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall deliver within 10 days following the receipt thereof such Instrument or Chattel Paper to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, duly indorsed in a manner satisfactory to the Collateral Agents, or, if consented to by the Collateral Agents, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Retail Finance, LLC, as Administrative Agent under that certain Amended and Restated Loan and Guaranty Agreement, and Citicorp North America, Inc., as Administrative Agent under that certain Term Loan Agreement”.
          Section 4.7 Intellectual Property
          (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark with respect to footwear and retail shoe store services (if so used as of the date hereof), free from any claim of abandonment for non-use, (ii) except as it may otherwise determine in the ordinary course of its business, maintain as in the past the quality of products and services offered under such Trademark, (iii) generally use such Trademark with commercially reasonable notices of registration and regular notices and legends required by applicable Requirements of Law and (iv) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed or invalidated in any way.
          (b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property becomes forfeited, abandoned or dedicated to the public.
          (c) Such Grantor shall notify the Administrative Agent promptly if it knows that any registration owned by such Grantor for any Material Intellectual Property is

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likely to become forfeited, abandoned or dedicated to the public or any action or proceeding is commenced seeking to limit in any material respect or cancel such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (d) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within the United States or register any Internet domain name, such Grantor shall report such filing to the Administrative Agent within 60 days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded in the United States, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent, Trademark or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. The failure to provide or any omissions from such report shall not constitute an Event of Default unless any Material Intellectual Property is omitted therefrom. At the written request of the Administrative Agent, each Grantor shall provide a true and complete list of all Material Intellectual Property and United States copyright registrations included in the Collateral.
          (e) Such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, and that is in such Grantor’s reasonable judgment appropriate, including filing of applications for renewal, affidavits of use, affidavits of incontestability.
          (f) In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including when bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall taking such other actions, in each case as appropriate in such Grantor’s reasonable judgment under the circumstances to protect such Material Intellectual Property.
          (g) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing (i) in the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States a short-form patent security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement) and (iii) in the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement).

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          Sectoin 4.8 Payment of Obligations
          Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor, or (ii) such proceedings could not reasonably be expected to result in a Material Adverse Effect.
          Section 4.9 Notice of Commercial Tort Claims
          Such Grantor agrees that (i) within 60 days after the end of each fiscal quarter, such Grantor shall provide to the Administrative Agent a report setting forth all Commercial Tort Claims for which such Grantor has filed a complaint in a court of competent jurisdiction with respect to which the pleadings seek damages in excess of $1,000,000, if any, and (ii) the provisions of Section 2.1 (Collateral) shall apply with respect to any such Commercial Tort Claims. Any report delivered pursuant to this 0 (Section 4.9 Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 7 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
     ARTICLE V Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by law. Each Grantor further agrees, at the Administrative Agent’s request during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent

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shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Loan Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 Business Days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) In addition to, and not in substitution for, any similar requirement in the Loan Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Management Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over To Administrative Agent). Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor.
          (b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent or, at the Administrative Agent’s option, permit the Administrative Agent access to obtain copies or original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.
          (c) The Administrative Agent may, without notice to the Grantors, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
          (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

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PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, at the request of, and upon notice from the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Loan Agreement and (ii) the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agents may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (b) During the continuance of an Event of Default, in order to permit the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, all such proxies, dividend payment orders and other instruments as the Collateral Agents may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor

18

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
Agreement, as bailee for the ABL Facility Secured Parties, an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from any Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties.
          Section 5.4 Proceeds to be Turned Over To Administrative Agent
          Unless otherwise expressly provided in the Loan Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Management Account. All Proceeds while held by the Administrative Agent in a Cash Management Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Agreement or in the Intercreditor Agreement.
          Section 5.5 Securities Laws
               (a) Each Grantor recognizes that the Administrative Agent as agent for the Secured Parties and, pursuant to the Intercreditor Agreement, as bailee for the ABL Facility Secured Parties, may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent acting in the above-referenced capacities shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

19

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
     (b) During the continuance of an Event of Default, each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably requested of it to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Collateral Agents, the Secured Parties and the ABL Facility Secured Parties, that the Collateral Agents, the Secured Parties and the ABL Facility Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement or the Term Loan Agreement.
          Section 5.6 Deficiency
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable out-of-pocket fees and disbursements of counsel employed by the Administrative Agent to collect such deficiency.
          Section 5.7 Remedies Subject to Intercreditor Agreement
          Notwithstanding the foregoing provisions, any rights and remedies and all representations and covenants contained in this Article V (Remedial Provisions) are qualified by and shall be subject to the terms of the Intercreditor Agreement.
     ARTICLE VI The Administrative Agent
          Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact
               (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent

20

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
may deem appropriate to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or Section 5.5 (Securities Laws), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option during the continuance of a Default or an Event of Default, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be

21

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
payable on past due Loans that are Base Rate Loans under the Loan Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          Section 6.2 Duty of Administrative Agent
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 6.3 Authorization of Financing Statements
          Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          Section 6.4 Authority of Administrative Agent
          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may

22

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     ARTICLE VII Miscellaneous
          Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 (Amendments and Waivers) of the Loan Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annexorm of Pedge Amendment) and Annex 4 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.
          Section 7.2 Notices
          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12 (Notices) of the Loan Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 12 (Notices) of the Loan Agreement.
          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.15 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          Section 7.4 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

23

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
          Section 7.5 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 7.6 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 7.7 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 7.8 Entire Agreement
          This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
          Section 7.9 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 7.10 Additional Grantors
          If, pursuant to Section 6.14 (Formation of Subsidiaries) of the Loan Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 4 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          Section 7.11 Release of Collateral
          (a) At the time provided in Section 16.12(a)(i) (Collateral Matters) of the Loan Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of

24

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Administrative Agent shall be directed or permitted pursuant to Section 16.12(a)(ii), (iii) or (iv) (Collateral Matters) of the Loan Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Loan Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 16.12(a)(ii), (iii) or (iv) (Collateral Matters) of the Loan Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release (or such later date as may be acceptable to the Administrative Agent), a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents.
          Section 7.12 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
          Section 7.13 Intercreditor Agreement Governs
          Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Pledge and Security Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor

25

PLEDGE AND SECURITY AGREEMENT
COLLECTIVE BRANDS FINANCE, INC.
Agreement and this Pledge and Security Agreement, the provisions of the Intercreditor Agreement shall control.
          Section 7.14 Delivery of Collateral
          Prior to the Senior Collateral Transition Date, to the extent any Grantor is required hereunder to deliver Collateral to the Administrative Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the ABL Agent in accordance with the terms of the ABL Loan Security Agreement, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the ABL Agent, acting as gratuitous bailee to the Administrative Agent.
[Signature Pages Follow]

26

     In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Collective Brands Finance, Inc. (f/k/a “Payless ShoeSource Finance, Inc.”), as Borrower
By:
Name:
Title:

Collective Brands, Inc., (f/k/a “Payless ShoeSource, Inc.”), as Grantor
By:
Name:
Title:

Collective International, LP, as Grantor
By:	Payless Collective GP, LLC, Managing Member

By:
Name:
Title:

Collective Licensing International, LLC, as Grantor
By:
Name:
Title:

Dyelights, Inc., as Grantor
By:
Name:
Title:
[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Eastborough, Inc., as Grantor
By:
Name:
Title:

Keds LLC, as Grantor
By:	The Keds Corporation, its sole member

By:
Name:
Title:

Payless Collective GP, LLC, as Grantor
By:
Name:
Title:

Payless NYC, Inc., as Grantor
By:
Name:
Title:

Payless Purchasing Services, Inc., as Grantor
By:
Name:
Title:

Payless ShoeSource Distribution, Inc., as Grantor
By:
Name:
Title:

Payless ShoeSource Gold Value, Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Payless ShoeSource Leasing, LLC, as Grantor
By:	Payless ShoeSource, Inc., a Missouri Corporation, its sole member

By:
Name:
Title:

Payless ShoeSource Merchandising, Inc., as Grantor
By:
Name:
Title:

Payless ShoeSource Worldwide, Inc., as Grantor
By:
Name:
Title:

Payless ShoeSource, Inc., a Missouri corporation as Grantor
By:
Name:
Title:

PSS Canada, Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

PSS Delaware Company 2, Inc., as Grantor
By:
Name:
Title:

PSS Delaware Company 3, Inc., as Grantor
By:
Name:
Title:

PSS Delaware Company 4, Inc., as Grantor
By:
Name:
Title:

PSS Investment I, Inc., as Grantor
By:
Name:
Title:

PSS Investment III, Inc., as Grantor
By:
Name:
Title:

Robeez Logisitics Inc., as Grantor
By:
Name:
Title:

Robeez US Holdings Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Robeez U.S., Inc., as Grantor
By:
Name:
Title:

San Jose Acquisition Corp., as Grantor
By:
Name:
Title:

Saucony UK, Inc., as Grantor
By:
Name:
Title:

Saucony, Inc., as Grantor
By:
Name:
Title:

Saucony/Ecom, Inc., as Grantor
By:
Name:
Title:

Shoe Sourcing, Inc., as Grantor
By:
	Name:	Ullrich E. Porzig
	Title:	President

Sperry Top-Sider, Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

S R Holdings Inc., as Grantor
By:
Name:
Title:

Stride Rite International Corp., as Grantor
By:
Name:
Title:

SR/ECOM Inc., as Grantor
By:
Name:
Title:

SRCG LLC, as Grantor
By:	Stride Rite Children’s Group, Inc., its sole member

By:
Name:
Title:

SRCG/ECOM, Inc., as Grantor
By:
Name:
Title:

SRL, Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

SRR, Inc., as Grantor
By:
Name:
Title:

Stride Rite Children’s Group, Inc., as Grantor
By:
Name:
Title:

Stride Rite International Holdings, Inc., as Grantor
By:
Name:
Title:

Stride Rite International LLC, as Grantor
By:	Stride Rite International Holdings, Inc., its sole member

By:
Name:
Title:

Stride Rite Investment Corporation, as Grantor
By:
Name:
Title:

Stride Rite LLC, as Grantor
By:	Stride Rite Children’s Group, Inc., its sole member

By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Stride Rite Sourcing International, Inc., as Grantor
By:
Name:
Title:

STS/ECOM, Inc., as Grantor
By:
Name:
Title:

The Keds Corporation, as Grantor
By:
Name:
Title:

Tommy Hilfiger Footwear, Inc., as Grantor
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

Accepted and Agreed as of the date first above written: Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

[SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT]

ANNEX I
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT
[see attached]

A1-1

ANNEX 2
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF SECURTIES ACCOUNT CONTROL AGREEMENT
[see attached]

A2-1

ANNEX 3
TO
PLEDGE AND SECURITY AGREEMENT
          This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Error! Reference source not found. (Error! Reference source not found.) Section 4.2(a) (Section 4.4 Pledged Collateral) of the Pledge and Security Agreement, dated as of Error! Reference source not found. August 17, 200707, by Collective Brands Finance, Inc. (the “Borrower”), the [undersigned Grantor and the other] Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citicorp North America, Inc., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”) and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

[Grantor]
By:
Name:
Title:

Pledged Stock

Number of
Shares, Units or
Issuer	Class	Certificate No(s).	Par Value	Interests
Pledged Debt Instruments

Principal
Issuer	Description of Debt	Certificate No(s).	Final Maturity	Amount

A3-1

Acknowledged and Agreed
as of the date first above written:
Citicorp North America, Inc.,
as Administrative Agent

By:
Name:
Title:

A3-2

ANNEX 4
TO
PLEDGE AND SECURITY AGREEMENT
          This Joinder Agreement, dated as of _________ __, 20__, is delivered pursuant to 0 Error! Reference source not found. (Error! Reference source not found.) (Section 7.10 Additional Grantors) of the Pledge and Security Agreement, dated as of Error! Reference source not found. August 17, 200707, by Collective Brands Finance, Inc. (the “Borrower”) and the Subsidiaries of the Borrower listed on the signature pages thereof in favor of Citicorp North America, Inc., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Error! Reference source not found. (Error! Reference source not found.) 0 (Section 7.10 Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.
          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 7 to the Pledge and Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Error! Reference source not found. (Error! Reference source not found.) Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]
By:
Name:
Title:

A4-1

Acknowledged and Agreed
as of the date first above written:
[Each Grantor Pledging
Additional Collateral]

By:
Name:
Title:

Citicorp North America, Inc., as Administrative Agent
By:
Name:
Title:

A4-2

ANNEX 5
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT
           [Copyright] [Patent] [Trademark] Security Agreement, dated as of _________ __, 20__, by each of the entities listed on the signature pages hereof [or that becomes a party hereto pursuant to 0 (Section 7.10 Additional Grantors) Error! Reference source not found. (Error! Reference source not found.) of the Security Agreement referred to below] (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp North America, Inc. (“Citi”), as agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the “Administrative Agent”).
W i t n e s s e t h:
          Whereas, pursuant to the Term Loan Agreement, dated as of Error! Reference source not found. August 17, 200707 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Collective Brands Finance, Inc. (the “Borrower”), Collective Brands, Inc., the Lenders party thereto and Citi, as agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          Whereas, the Grantors other than the Borrower are Guarantors under the Guaranty, whereby they have guaranteed the Obligations of the Borrower; and
          Whereas, all the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
          Now, Therefore, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
          Section 30 Defined Terms
          Unless otherwise defined herein, terms defined in the Loan Agreement or in the Security Agreement and used herein have the meaning given to them in the Loan Agreement or the Security Agreement.
          Section 31 Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
          [(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;

A5-1

          (b) all extensions of the foregoing; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.]
or
          [(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all reissues, continuations or continuations-in-part of the foregoing; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.]
or
          [(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.]
          Section 32 Security Agreement
          The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

A5-2

          In witness whereof, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[Grantor], as Grantor
By:
Name:
Title:

Accepted and Agreed
as of the date first above written:
Citicorp North America, Inc.,
as Administrative Agent

By:
Name:
Title:

[Acknowledgement of Grantor for [Copyright] [Patent] [Trademark] Security Agreement]

A5-3

Schedule I
to
[Copyright] [Patent] [Trademark] Security Agreement
[Copyright] [Patent] [Trademark] Registrations
INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY
[A.	REGISTERED COPYRIGHTS [Include Copyright Registration Number and Date]

B.	COPYRIGHT APPLICATIONS

C.	COPYRIGHT LICENSES]

[A.	REGISTERED PATENTS

B.	PATENT APPLICATIONS

C.	PATENT LICENSES]

[A.	REGISTERED TRADEMARKS

B.	TRADEMARK APPLICATIONS

C.	TRADEMARK LICENSES]
[Include complete legal description of agreement (name of agreement, parties and date)]

A -

Exhibit h
to
Term Loan Agreement
Form of intercreditor agreement

EXHIBIT H
Intercreditor Agreement
          This Intercreditor Agreement, dated as of August 17, 2007, is entered into among Wells Fargo Retail Finance, LLC (“Wells Fargo”), as administrative agent and collateral agent for the ABL Secured Parties (in such capacity, the “ABL Administrative Agent”), Citicorp North America, Inc. (“Citi”), as administrative agent and collateral agent for the Term Facility Secured Parties (in such capacity, the “Term Administrative Agent”), Collective Brands Finance, Inc., a Nevada corporation, as borrower (the “Company”), Collective Brands, Inc., a Delaware corporation, as a Guarantor (“Holdings”), and certain other Subsidiaries of Holdings party hereto as Guarantors (together with the Company and Holdings, the “Loan Parties”).
W i t n e s s e t h :
          Whereas, the Company, ABL Administrative Agent, certain other parties in other capacities, and the Lenders and Issuing Lenders party thereto from time to time have entered into that certain Amended and Restated Loan and Guaranty Agreement of even date herewith (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “ABL Credit Agreement”);
          Whereas, the Company, Term Administrative Agent, certain other parties in other capacities, and the Lenders party thereto from time to time have entered into that certain Term Loan Agreement of even date herewith (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Term Loan Agreement”); and
          Whereas, it is a condition to the amendment and restatement of the ABL Credit Agreement and to the initial extensions of credit under the Term Loan Agreement that the parties hereto execute and deliver this Agreement;
          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
          ARTICLE VIII Definitions
          Section 8.1 Definitions
               (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); provided, that terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC:
          “ABL Administrative Agent” shall include, in addition to the ABL Administrative Agent referred to in the recitals hereto, any successors and assigns thereto or any acting ABL Administrative Agent, in each case, as permitted under the ABL Credit Agreement.

          “ABL Collateral Documents” shall mean each “Collateral Document” (as such term is defined in the ABL Credit Agreement).
          “ABL Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.
          “ABL Facility Claims” shall mean (a) all ABL Facility Obligations; provided that the aggregate principal amount of all such obligations shall not exceed the Maximum ABL Facility Amount, (b) all extensions of credit under any Post-Petition Financing by the ABL Lenders and (c) all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the ABL Facility Claims (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
          “ABL Facility Obligations” shall mean all “Secured Obligations” (as such term is defined in the ABL Security Agreement).
          “ABL Facility Primary Collateral” shall mean, collectively, that portion of the Collateral, now existing or hereafter acquired by any Loan Party or in which any Loan Party now has or at any time in the future may acquire any right, title or interest, consisting of substantially all of the assets of each Loan Party (including, but not limited to, (i) all Accounts, (ii) all Inventory, (iii) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (i) and (ii), all (a) General Intangibles (other than Intellectual Property), (b) Chattel Paper, (c) Instruments and (d) Documents, (iv) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles in respect of or otherwise related to Term Facility Primary Collateral, (v) all payments received from the Loan Parties’ credit card clearinghouses and processors or otherwise in respect of all credit card charges for sales of Inventory by the Loan Parties, (vi) all Deposit Accounts, Securities Accounts and Commodity Accounts and any cash or other assets in any such accounts (other than any Asset Sales Proceeds Account and any cash or other asset in any such Asset Sales Proceeds Account), (vii) all books and records related to any of the foregoing, and (viii) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of any Loan Party and business interruption insurance, in each case, that may at any time be or become subject to a security interest or Lien in favor of the ABL Administrative Agent for the benefit of the ABL Secured Parties to secure the ABL Facility Obligations.
          “ABL Lenders” shall mean “Lenders” (as such term is defined in the ABL Credit Agreement).
          “ABL Loan Documents” shall mean each “Loan Document” (as such term is defined in the ABL Credit Agreement).

2

          “ABL Security Agreement” shall mean the “Pledge and Security Agreement” (as such term is defined in the ABL Credit Agreement).
          “ABL Permitted Access Right” shall have the meaning assigned to such term in Section 3.6 of this Agreement.
          “ABL Secured Parties” shall mean, collectively, the “Lenders”, “Agent” and “Issuing Lenders” (as each such term is defined in the ABL Credit Agreement).
          “Asset Sales Proceeds Account” means one or more Deposit Accounts or Securities Accounts, over which the Term Administrative Agent has control and holding only the Proceeds of any sale or disposition of any Term Facility Primary Collateral and any Proceeds thereof.
          “Agent” shall mean each of the Senior Agent and the Junior Agent.
          “Agreement” shall mean this Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” shall mean title 11 of the United States Code.
          “Bankruptcy Law” shall mean the Bankruptcy Code, or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Company or any other Loan Party or any similar law relating to or affecting the enforcement of creditors’ rights generally.
          “Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
          “Collateral” shall mean, collectively, the ABL Facility Primary Collateral and the Term Facility Primary Collateral.
          “Collateral Documents” shall mean this Agreement, the Senior Documents, the Junior Documents and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Loan Parties and accepted by either Agent.
          “Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise, join any Person in exercising or institute or maintain or participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Loan Document or otherwise, (b) exercising any right of set-off with respect to any Loan Party, (c) exercising any right or remedy under any deposit account control agreement, securities account control agreement, landlord waiver, bailee’s letter or similar agreement or arrangement or (d) causing (or, after the occurrence and

3

during the continuance of any Event of Default, consenting to or requesting) any sale or other disposition of any Collateral.
          “Commitments” shall mean, collectively, the “Revolver Commitments” (as such term is defined in the ABL Credit Agreement) and the “Term Loan Commitments” (as such term is defined in the Term Loan Agreement).
          “Credit Agreements” shall mean the ABL Credit Agreement and the Term Loan Agreement.
          “Events of Default” means events that constitute “Events of Default” within the meaning of the Term Loan Agreement or the ABL Credit Agreement, as applicable.
          “Governmental Authority” shall mean any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.
          “Indebtedness” means and includes all “Indebtedness” within the meaning of the Term Loan Agreement or the ABL Credit Agreement, as applicable.
          “Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Law with respect to the Company or any other Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or any other Loan Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of the Company or any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except as permitted by each of Section 8.7 in the Term Loan Agreement and Section 7.3 of the ABL Credit Agreement), and (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or any other Loan Party.
          “Intellectual Property” means all “Intellectual Property” as defined in the ABL Security Agreement and the Term Loan Security Agreement.
          “Junior Agent” shall mean (a) with respect to any ABL Facility Claim or any ABL Facility Primary Collateral, the Term Administrative Agent and (b) with respect to any Term Loan Claim or any Term Facility Primary Collateral, the ABL Administrative Agent.
          “Junior Claims” shall mean (a) with respect to any ABL Facility Primary Collateral, all Term Loan Claims and (b) with respect to any Term Facility Primary Collateral, all ABL Facility Claims.
          “Junior Collateral” shall mean (a) with respect to any Junior Secured Party, any Collateral on which it has a Senior Lien and (b) with respect to any Senior Secured Party, any Collateral on which it has a Junior Lien.

4

          “Junior Documents” shall mean, collectively, with respect to any Junior Claim, any provision pertaining to such Junior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Claim.
          “Junior Liens” shall mean (a) with respect to any ABL Facility Primary Collateral, all Liens securing the Term Loan Claims and (b) with respect to any Term Facility Primary Collateral, all Liens securing the ABL Facility Claims.
          “Junior Secured Parties” shall mean (a) with respect to the ABL Facility Primary Collateral, all Term Facility Secured Parties and (b) with respect to the Term Facility Primary Collateral, all ABL Secured Parties.
          “Lenders” shall mean, collectively, the ABL Lenders and the Term Lenders.
          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.
          “Loan Documents” shall mean, collectively, the ABL Loan Documents and the Term Loan Documents.
          “Maximum ABL Facility Amount” shall mean the principal amount of $400,000,000 minus the principal amount of any mandatory repayment of the ABL Facility Claims made after the date hereof which is accompanied by a permanent reduction (other than a voluntary reduction) in the commitments thereunder equal to the amount of such repayment (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Refinancing permitted by the terms hereof).
          “Maximum Term Loan Facility Amount” shall mean the principal amount of $925,000,000 minus the amount of any scheduled, mandatory or voluntary repayments made after the date hereof (specifically excluding, however, any such repayments occurring in connection with any Refinancing permitted by the terms hereof).
          “Net Cash Proceeds” means and includes all proceeds that constitute “Net Cash Proceeds” within the meaning of the Term Loan Agreement or the ABL Credit Agreement, as applicable.
          “Notice of Actionable Default” shall mean a written certification identified as a “Notice of Actionable Default,” substantially in the form attached hereto as Exhibit A or such other form reasonably satisfactory to the Agents, from an Agent addressed to the other Agent certifying that an Event of Default has occurred and is continuing under the applicable Credit Agreement and that any required notice thereof has been given and any grace periods provided for therein have expired.

5

          “pay in full,” “paid in full” or “payment in full” shall mean with respect to any Secured Claims, the payment in full in cash of the principal of, accrued (but unpaid) interest, fees and premium, if any, on all such Secured Claims and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the relevant Collateral Documents, in each case, after or concurrently with termination of all Commitments thereunder and payment in full in cash of any other such Secured Claims (other than unripened or contingent indemnity obligations under the relevant ABL Loan Documents for which no demand has been made) that are due and payable at or prior to the time such principal and interest are paid.
          “Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.
          “Post-Petition Financing” shall mean any financing obtained by any Loan Party during any Insolvency or Liquidation Proceeding or otherwise pursuant to any Bankruptcy Law on terms and conditions acceptable to the Senior Agent, including any such financing obtained by any Loan Party under Section 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any ABL Facility Obligation or Term Loan Obligation under Section 363 of the Bankruptcy Code, in each case or any similar provision of any Bankruptcy Law, including, without limitation any such financing that Refinances all or any portion of the ABL Facility Obligations or the Term loan Obligations, as the case may be; provided that the aggregate principal amount of all obligations in respect of Post-Petition Financing provided by (i) the Senior Agent or the Senior Secured Parties or (ii) a third party consented to by the Senior Agent or the Senior Secured Parties, in either case pursuant to Section 5.3, shall not exceed the sum of (A) $50,000,000 and (B) the Maximum ABL Facility Amount, if the Senior Agent is the ABL Administrative Agent, or the Maximum Term Facility Amount, if the Senior Agent is the Term Administrative Agent.
          “Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness in whole or in part; provided that the Refinancing indebtedness is secured by Liens in respect of the same assets and properties that secured the Refinanced indebtedness prior to such Refinancing. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Required Lenders” shall mean, collectively, the Required ABL Lenders and the Required Term Lenders.
          “Required ABL Lenders” shall mean “Required Lenders” (as such term is defined in the ABL Credit Agreement).
          “Required Term Lenders” shall mean “Requisite Lenders” (as such term is defined in the Term Loan Agreement).
          “Revolving Loans” shall have the meaning given to such term in the ABL Credit Agreement.
          “Secured Claims” shall mean, collectively, the ABL Facility Claims and the Term Loan Claims.

6

          “Secured Parties” shall mean, collectively, the Senior Secured Parties and the Junior Secured Parties.
          “Senior Agent” shall mean (a) with respect to any ABL Facility Primary Collateral, the ABL Administrative Agent and (b) with respect to any Term Facility Primary Collateral, the Term Administrative Agent.
          “Senior Claims” shall mean (a) with respect to any ABL Facility Primary Collateral, all ABL Facility Claims and (b) with respect to any Term Facility Primary Collateral, all Term Loan Claims. “Senior Claims” shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Senior Documents whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Senior Claims (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
          “Senior Collateral” shall mean (a) with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien and (b) with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.
          “Senior Collateral Transition Date” shall mean the earlier of (a) the date on which all the Senior Claims shall have been paid in full and (b) the date on which all Collateral shall have been released from the Liens created under the Senior Documents.
          “Senior Documents” shall mean, collectively, with respect to any Senior Claim, any provision pertaining to such Senior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Claim.
          “Senior Liens” shall mean (a) with respect to the ABL Facility Primary Collateral, all Liens securing the ABL Facility Claims and (b) with respect to the Term Facility Primary Collateral, all Liens securing the Term Loan Claims.
          “Senior Secured Parties” shall mean (a) with respect to the ABL Facility Primary Collateral, all ABL Secured Parties and (b) with respect to the Term Facility Primary Collateral, all Term Facility Secured Parties.
          “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person.
          “Term Administrative Agent” shall include, in addition to the Term Administrative Agent referred to in the recitals hereto, any successors and assigns thereto or any acting Term Administrative Agent, in each case, as permitted under the Term Loan Agreement.

7

          “Term Facility Primary Collateral” shall mean, collectively, that portion of the Collateral, now existing or hereafter acquired by any Loan Party or in which any Loan Party now has or at any time in the future may acquire any right, title or interest, consisting of (i) all Pledged Collateral (as defined in the Term Loan Security Agreement), (ii) other than the ABL Facility Primary Collateral and any Excluded Assets (as defined in the Term Loan Agreement), all other assets of any Loan Party (subject to the ABL Administrative Agent’s rights to use any Intellectual Property in connection with the liquidation of any Inventory for the benefit of the ABL Secured Parties) and (iii) all Proceeds and products of any of the items or types of assets described in clauses (i) through (iii) above, in each case, that may at any time be or become subject to a security interest or Lien in favor of the Term Administrative Agent for the benefit of the Term Facility Secured Parties to secure the Term Loan Obligations.
          “Term Facility Secured Parties” shall mean the “Term Lenders” and “Agents” (as each such term is defined in the Term Loan Agreement).
          “Term Lenders” shall have the meaning given to such term in the Term Loan Agreement).
          “Term Loan Claims” shall mean (a) all Term Loan Obligations; provided that the aggregate principal amount of all such obligations shall not exceed the Maximum Term Facility Amount and (b) all extensions of credit under any Post-Petition Financing by the Term Lenders and (c) all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Term Loan Claims (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
          “Term Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.
          “Term Loan Collateral Documents” shall mean “Collateral Documents” (as such term is defined in the Term Loan Agreement).
          “Term Loan Documents” shall mean each “Loan Document” (as such term is defined in the Term Loan Agreement).
          “Term Loan Obligations” shall mean “Obligations” (as such term is defined in the Term Loan Security Agreement).
          “Term Loan Security Agreement” shall have the meaning given to such term in the Term Loan Agreement.
          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code of the applicable jurisdiction, as amended.

8

          “Voting Stock” shall mean Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
          1.2 Certain Other Terms
          (a) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (b) References herein to an Annex, Schedule, Article, Section, subsection or clause, unless specifically stated otherwise, refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (c) Where the context requires, provisions relating to any Collateral, when used in relation to any Loan Party, shall refer to such Loan Party’s Collateral or any relevant part thereof.
          (d) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (e) The term “including” means “including, without limitation” except when used in the computation of time periods.
          (f) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
     Section 2. Priority of Liens
     2.1 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Collateral Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:
          (a) any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation);
          (b) any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral until all Senior Claims are paid in full;

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          (c) the aggregate amount of the Senior Claims may, subject to the limitations set forth in this Agreement, the Term Loan Agreement and the ABL Credit Agreement, be increased;
          (d) a portion of the Senior Claims consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed; and
          (e) the Senior Claims may be increased, extended, renewed, or otherwise amended or modified from time to time up to the Maximum ABL Facility Amount or the Maximum Term Loan Facility Amount, as applicable, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Term Facility Secured Parties.
     2.2 Prohibition on Contesting Liens. In respect of any Collateral, the Junior Agent, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:
     (a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or
     (b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.
Notwithstanding the foregoing, the Junior Agent may, subject to Sections 8.1 and 8.2, take all such actions as it shall deem necessary to perfect or continue the perfection of its Junior Liens
     2.3 No Additional Liens.
     (a) No Loan Party shall grant, or permit any of its Subsidiaries to grant, any new Lien to any Agent on behalf of any of the Secured Parties on any of its property unless such Loan Party or, as the case may be, such Subsidiary has granted, through documentation in form and substance satisfactory to the other Agent, a Lien on such property in favor of each Agent for the benefit of the other Secured Parties as security for those Secured Parties’ Secured Claims, respectively, with the priorities set forth herein.
     (b) To the extent any Collateral shall be subject to any Lien securing any Secured Claim and such Collateral is not subject to a Lien securing all of the other Secured Claims to the same extent (after giving effect to transactions scheduled to occur concurrently with the grant of such Lien), then the Agent for such Secured Claims, shall, upon demand by and at the option of any other Agent, either (i) release such Lien, (ii) ensure that the Loan Parties grant a Lien on such Collateral in favor of the other Agent, for the benefit of the other Secured Parties, or (iii) assign such Lien in such Collateral to the other Agent for the benefit of the other Secured Parties. Prior to such assignment or release, the Agent to whom such Lien was granted shall act as sub-agent of the other Agent for the sole purpose of perfecting the Lien on such Collateral and each Agent shall thereby be deemed to have a Lien on such Collateral for all purposes, with the priorities set forth herein.

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          2.4 Separate Liens. Each of the parties hereto acknowledges and agrees that (i) the grants of Liens pursuant to the Collateral Documents constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Junior Claims in respect of any Collateral are fundamentally different from the Senior Claims in respect of such Collateral, and the Junior Claims and Senior Claims in respect of any Collateral must be separately classified in any Insolvency or Liquidity Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Junior Claims and the Senior Claims in respect of such Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties as set forth above (with the effect that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Junior Secured Parties with respect to the Senior Collateral, with the Junior Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).
          2.5 Delivery of Collateral. Notwithstanding the foregoing, each Agent on behalf of the applicable Secured Parties agrees that, after the Senior Collateral Transition Date, the Senior Agent shall deliver to the Junior Agent any Senior Collateral and proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Agent in such order as specified in the Junior Documents. The Senior Agent shall provide the Junior Agent and the Company with notice of a pending Senior Collateral Transition Date within 5 Business Days of the Senior Agent becoming aware of the pendency of such date in order that the Junior Agent may make the necessary preparations for the transfer of the Collateral.
          2.6 Refinancing. The ABL Facility Obligations and the Term Loan Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or Term Loan Document) of the ABL Administrative Agent, the ABL Secured Parties, the Term Administrative Agent or the Term Facility Secured Parties, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof, provided, however, that the holders of such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Administrative Agent or the Term Administrative Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Administrative Agent or the Term Administrative Agent, as the case may be, and any such Refinancing transaction shall be in accordance with the provisions of both the ABL Loan Documents and the Term Loan Documents.

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          Section 3. Exercise of Remedies
          3.1 Remedies.
          (a) Prior to the payment in full of the Senior Claims in respect of any Collateral, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, with respect to such Collateral:
          (i) no Junior Secured Party shall (or shall direct the Junior Agent to) (A) take any Collateral Enforcement Action, (B) object to any Collateral Enforcement Action brought by the Senior Agent or any Senior Secured Party or any other exercise of any rights and remedies relating to such Collateral under the Senior Documents or otherwise, or (C) object to the forbearance by the Senior Secured Parties from bringing or pursuing any Collateral Enforcement Action; and
          (ii) the Senior Agent, on behalf of the Senior Secured Parties, shall have the exclusive right to take any Collateral Enforcement Action without any consultation with, or the consent of, any Junior Secured Party.
     (b) In exercising rights and remedies with respect to any Senior Collateral, the Senior Agent, on behalf of the Senior Secured Parties, in respect of such Collateral may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to sell or otherwise dispose of such Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law.
     (c) The Junior Agent, on behalf of each Junior Secured Party, in respect of any Senior Collateral agrees that, prior to the payment in full of the Senior Claims in respect of such Collateral, it will not take or receive any such Collateral or any proceeds of such Collateral in connection with the exercise of any Collateral Enforcement Action or in connection with any distribution made in respect of such Collateral in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, prior to the payment in full of the Senior Claims in respect of any Collateral, the sole right following a Collateral Enforcement Action of the Junior Agent and the Junior Secured Parties with respect to such Collateral shall be the right to receive a share of the proceeds of such Collateral Enforcement Action pursuant to Section 4.2.
     (d) The Junior Agent, on behalf of each Junior Secured Party, in respect of any Senior Collateral (i) agrees that neither it nor any Junior Secured Party will take any action that would hinder any exercise of remedies undertaken by any Senior Secured Party in respect of such Collateral under the Collateral Documents, including any sale, lease, exchange, transfer or other disposition of such Collateral pursuant to a Collateral Enforcement Action and (ii) hereby waives any and all rights it or any Junior Secured Party may have as a junior creditor to object to the manner in which any Senior Secured Party may seek to enforce or collect the Senior Claims or the Liens granted in any of such Collateral.

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          3.2 Exercise of Remedies as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, each Junior Secured Party may exercise its rights and remedies as an unsecured creditor against the Loan Parties in accordance with the terms of the Junior Documents and applicable law. In the event any Junior Secured Party in respect of any Collateral becomes a judgment lien creditor in respect of such Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to any Lien on such Collateral securing any Senior Claim in respect of such Collateral on the same basis and to the same extent as the other Liens on such Collateral securing the Junior Claims are subordinated to those securing the Senior Claims under this Agreement. Nothing in this Agreement modifies any rights or remedies which any Senior Secured Party may have with respect to any Collateral.
          3.3 Default Notices. Each Agent shall deliver a Notice of Actionable Default to the other Agent promptly, but in any event no later than 3 Business Days, after the occurrence thereof. From and after the issuance or receipt by any Agent of any Notice of Actionable Default and prior to the withdrawal of all pending Notices of Actionable Default, each Agent shall give to the other Agent, concurrently with any such notice given to any Loan Party, a copy of any written notice by such Agent (a) demanding any payment or (b) stating such Agent’s intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any Collateral Enforcement Action (subject to the provisions of this Agreement) or other judicial or non-judicial remedy in respect thereof to the extent permitted hereunder, and any legal process served or filed in connection therewith; provided, however, that the failure of any Agent to give notice as required hereby shall not affect the rights of any Agent or any Secured Party, or the relative priorities of the Liens set forth in this Agreement or the validity or effectiveness of any such notice as against any Loan Party.
          3.4 Actions in Foreclosure. At any time, including during an Insolvency or Liquidation Proceeding of any Loan Party, Section 3.1 shall not be construed to in any way limit or impair the right of: (a) any Secured Party to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Senior Secured Party, (b) any Junior Secured Party to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Senior Agent, so long as it does not delay or interfere with the exercise by the Senior Agent of its rights as provided in this Agreement and (c) any Junior Secured Party’s right to receive any remaining proceeds of Collateral pursuant to Section 4.1 after satisfaction and payment in full of all Senior Claims and the irrevocable termination of the Senior Documents.
          3.5 Sharing of Information and Access. In the event that any of the ABL Administrative Agent or any ABL Secured Party shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Term Facility Primary Collateral, such party shall, upon request from the Term Administrative Agent and as promptly as practicable thereafter, either make available to the Term Administrative Agent such books and records for inspection and duplication or provide to the Term Administrative Agent copies thereof. In the event that any of the Term Administrative Agent or any Term Facility Secured Party shall, in the exercise of its rights under the Term Loan Collateral Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Facility Primary Collateral, such party shall, upon request from the ABL Administrative Agent and as promptly as practicable thereafter,

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either make available to the ABL Administrative Agent such books and records for inspection and duplication or provide the ABL Administrative Agent copies thereof.
          3.6 Inspection Rights and Insurance.
          (a) Without limiting any rights the ABL Administrative Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Administrative Agent, the ABL Secured Parties and any representatives designated by or acting with the consent of any such party may, at any time and whether or not the Term Administrative Agent or any other Term Facility Secured Party has commenced and is continuing to exercise any of its rights or remedies under the Term Loan Collateral Documents or otherwise (the “ABL Permitted Access Right”), (i) during normal business hours on any Business Day, access and dispose of ABL Facility Primary Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC), Term Facility Primary Collateral and (ii) in the event of any liquidation or other disposition of the ABL Facility Primary Collateral (or any other exercise of rights or remedies, under the ABL Collateral Documents or otherwise, by the ABL Administrative Agent or any ABL Secured Party or any representatives designated by or acting with the consent of any such party) or in connection with any disposition during any Insolvency or Liquidation Proceeding, use the Term Facility Primary Collateral (including without limitation, Intellectual Property, Equipment, owned and leased Real Property and any general intangibles relating to such Equipment or Real Property) (A) in the case of Term Facility Primary Collateral other than Intellectual Property, until the date that is 180 days after the commencement of such liquidation of the ABL Facility Primary Collateral or any exercise of rights or remedies as described above, as the case may be, and (B) in the case of Term Facility Primary Collateral that is Intellectual Property, until the liquidation of such ABL Facility Primary Collateral is completed, non-exclusively, royalty free and without other costs, expenses or charges, in the case of each of (i) and (ii), (x) for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling, liquidating (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business, which sale may include augmented inventory of the same type sold in the Loan Parties’ business), storing or otherwise dealing with, or to exercise any rights or remedies with respect to (including to protect such rights and remedies), the ABL Facility Primary Collateral and (y) without notice to, the involvement of or interference by any Term Loan Secured Party or liability to any Term Loan Secured Party. In the event that the ABL Administrative Agent or any ABL Secured Party has commenced and is continuing to exercise any of its rights or remedies with respect to any ABL Facility Primary Collateral, the Term Administrative Agent may not sell, assign or otherwise transfer the related Term Facility Primary Collateral prior to the expiration of the 180-day period commencing on the date such party begins to exercise its rights or remedies as described herein, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this Section 3.6.
          (b) If any stay or other order that prohibits the ABL Administrative Agent and other ABL Secured Parties from commencing and continuing to exercise any of their rights or remedies with respect to ABL Facility Primary Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. The ABL Administrative Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the Term Administrative Agent or the Term Facility Secured

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Parties (or any Person claiming by, through or under the Term Facility Secured Parties, including any purchaser of the Term Facility Primary Collateral) or to the Loan Parties, for or in respect of the use by the ABL Administrative Agent or the ABL Secured Parties of the Term Facility Primary Collateral in accordance with this Section 3.6 and none of the ABL Administrative Agent or any ABL Secured Party shall be obligated to secure, protect, insure or repair any such Term Facility Primary Collateral (other than for damages caused solely by the ABL Administrative Agent, the ABL Secured Parties or their respective employees, agents and representatives).
          (c) The Term Administrative Agent and the other Term Facility Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Administrative Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.
          (d) Subject to the terms hereof, the Term Administrative Agent may advertise and conduct public auctions or private sales of the Term Facility Primary Collateral without notice (except as required herein or by applicable law) to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees to the obligations of the Term Administrative Agent and the Term Facility Secured Parties under this Section 3.6.
     Section 4. Application of Payments; Subrogation
     4.1 Optional and Scheduled Payments. Except as set forth in Section 4.2 and Section 4.4, prior to payment in full of all Senior Claims, (i) the Senior Secured Parties may receive and retain all payments in respect of any Senior Claim (including from Junior Collateral) and (ii) the Junior Secured Parties may receive and retain all payments in respect of any Junior Claim (including from Senior Collateral) unless such payments are from Senior Collateral or proceeds of Senior Collateral received as a result of any Collateral Enforcement Action, a distribution of proceeds of Senior Collateral in an Insolvency or Liquidation Proceeding or any other action taken in contravention of this Agreement.
     4.2 Insurance and other Net Cash Proceeds. Notwithstanding the foregoing Section 4.1 but subject to Section 4.3, all proceeds of any insurance policy covering the Senior Collateral (but only to the extent of such coverage), awards granted in any condemnation or similar proceeding affecting the Senior Collateral and all other Net Cash Proceeds of Senior Collateral received by any Secured Party at any time shall be applied first to the extent provided in the Senior Documents (taking into account any reinvestment provision therein) and then, if applicable, to the extent provided in the Junior Documents.
     4.3 Application of Proceeds. Prior to the payment in full of the Senior Claims, any Senior Collateral or proceeds of Senior Collateral received by the Senior Agent or any Senior Secured Party in connection with any Collateral Enforcement Action, any distribution of proceeds of Senior Collateral in an Insolvency or Liquidation Proceeding or any other payment required to be applied as set forth in this section pursuant to Section 4.4 shall be applied first, to repay the Senior Claims in the order set forth in the Senior Documents until such obligations are paid in full, and then to repay the Junior Claims in the order set forth in the Junior Documents until such obligations are paid in full.

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     4.4 Payment Over. To the extent received by any Junior Secured Party prior to the payment in full of all Senior Claims, all Senior Collateral or proceeds of Senior Collateral (including proceeds of any insurance policy covering Senior Collateral) received in connection with any Collateral Enforcement Action, as a distribution of proceeds of Senior Collateral in any Insolvency or Liquidation Proceeding or in violation of any provision of this Agreement, including Section 4.1(ii) and 3.2, shall be segregated and held in trust and forthwith paid over to the Senior Agent to be held for the benefit of the Senior Secured Parties or for application to the Senior Claims as set forth in Section 4.3, in each case in the same form as received and with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.
     4.5 Subrogation. To the extent any Junior Secured Party makes a payment to any Senior Secured Party, such Junior Secured Party shall be subrogated to the rights of such Senior Secured Party; provided, however, that no Junior Secured Party shall assert, enforce or exercise (whether directly or through the Junior Agent) against any Person prior to payment in full of the Senior Claims any right of subrogation it may have obtained from any Senior Secured Party or the Senior Agent or otherwise as a result of any payment hereunder, whether or not such payment is required or permitted under this Agreement.
     4.6 Reinstatement. If any Senior Lender is required, in any Insolvency Proceeding or otherwise, to turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), then the Senior Claims shall be reinstated to the extent of such Recovery and the Senior Lenders shall be entitled to the payment in full of the Senior Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
     4.7 Insurance. Until the Senior Collateral Transition Date, as between the Senior Agent, on the one hand, and the Junior Agent, on the other hand, only the Senior Agent will have the right to adjust or settle any insurance policy or claim covering or constituting Senior Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Senior Collateral. To the extent that, prior to the Senior Collateral Transition Date, an insured loss covers or applies to assets or property, some of which constitutes Senior Collateral and some of which constitutes Junior Collateral, then the Senior Agent and the Junior Agent will work jointly and in good faith to collect, adjust or settle under the relevant insurance policy.
     Section 5. Insolvency or Liquidation Proceedings
     5.1 Waivers. In the event an Insolvency or Liquidation Proceeding shall be commenced by or against any Loan Party, each of the Junior Secured Parties hereby agrees that such Person shall not, and shall not direct the Junior Agent to, until the payment in full of the Senior Claims:
          (a) seek any relief from, or modification of, the automatic stay as provided in §362 of the Bankruptcy Code or seek any form of adequate protection under either or both of §362 and §363 of the Bankruptcy Code with respect to the Collateral, except (i) replacement Liens and super-priority administrative expense claims for diminution of value (the “Priority Claims”), (A) which Liens at all times shall also secure the Senior Claims and (B) which Liens and Priority Claims shall be subordinated to the Senior Liens and any similar Priority Claims

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granted to the Senior Secured Parties in accordance with, and subject to, the terms of this Agreement, and (ii) the accrual and payment of interest and out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Junior Agent (which the Junior Secured Parties agree will constitute adequate protection of their claims and interests);
          (b) oppose or object to any adequate protection (including without limitation any form of adequate protection under §362 or §363 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under §506(b) and (c) of the Bankruptcy Code) sought by or granted to any Senior Secured Parties (or any Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Agent), with respect to the Senior Collateral;
          (c) oppose or object to the use of any Senior Collateral constituting cash collateral by any Loan Party, unless the Senior Secured Parties (or any Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Agent) shall have opposed or objected to such use of such cash collateral; provided, that the Junior Secured Parties may seek adequate protection as set forth above in connection with such use;
          (d) object to (i) the amount of the Senior Claims allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Senior Claims are deemed secured claims, including under §506(a) of the Bankruptcy Code; or
          (e) object to any proposed sale of the Senior Collateral pursuant to § 363 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law; provided, however, that (A) the cash proceeds of the sale of such Collateral are applied in accordance with Section 4, (B) the interests of the Secured Parties in such Collateral attach to the non-cash proceeds of such sale and (C) nothing in this clause (i) or in any order entered in connection with such proposed sale shall prohibit or restrict such Junior Secured Party from bidding on, including by credit bid, such Collateral; provided, further, that any such bid (including any credit bid) shall provide for payment in full in cash of all Senior Claims.
          (f) Notwithstanding the foregoing provisions of this Section 5.1, in any Insolvency or Liquidation Proceeding:
     (i) if the Senior Secured Parties (of any subset thereof) are granted adequate protection with respect to the Senior Collateral in the form of additional collateral (but only if such additional collateral is not of a type that would otherwise have constituted Junior Collateral), then the Senior Agent, on behalf of itself and the Senior Secured Parties, agrees that the Junior Agent, on behalf of itself or any of the Junior Secured Parties, may seek or request (and the Senior Secured Parties will not oppose such a request) adequate protection with respect to its interests in such Senior Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Senior Liens on the same basis as the other Liens of the Junior Agent with respect to Senior Collateral;
     (ii) except as otherwise expressly set forth in this Section 5.1 or in connection with the exercise of remedies with respect to (A) the ABL Facility Primary Collateral, nothing herein shall limit the rights of the Term

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Administrative Agent or the Term Facility Secured Parties from seeking adequate protection with respect to their rights in the Term Facility Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (B) the Term Facility Primary Collateral, nothing herein shall limit the rights of the ABL Administrative Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Facility Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
               5.2 No Waiver by Senior Secured Parties. Nothing contained herein shall prohibit or in any way limit any Senior Secured Party (or any Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Agent) from, with respect to the Senior Collateral, objecting in any Insolvency or Liquidation Proceeding (or otherwise) to any action taken by any Junior Secured Party, including the seeking by such Junior Secured Party of adequate protection with respect to such Collateral (other than as permitted under Section 5.1(a)(i)) or the asserting by such Junior Secured Party of any of its rights and remedies under the Junior Documents (or otherwise) with respect to such Collateral.
               5.3 Other Agreements During any Insolvency or Liquidation Proceeding.
          (a) If at any time prior to the Senior Collateral Transition Date the Senior Agent or the Senior Secured Parties shall seek to provide any Loan Party with, or consent to a third party providing, any Post-Petition Financing, with such Post-Petition Financing to be secured by all or any portion of the Senior Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision under any Bankruptcy Law) would be Senior Collateral) (it being understood that the Senior Agent and Senior Secured Parties shall not propose any Post-Petition Financing with respect to any Junior Collateral in competition with the Junior Agent and Junior Secured Parties without the consent of the Junior Agent), then the Junior Agent, on behalf of itself and the Junior Secured Parties, agrees that it will raise no objection and will not support any objection to such Post-Petition Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Junior Agent securing the Junior Claims or on any other grounds (and will not request any adequate protection solely as a result of such Post-Petition Financing or use of cash collateral that is Senior Collateral except as permitted by Section 5.1(f)(i)), so long as (i) the Junior Agent retains its Lien on the Collateral to secure the Junior Claims (in each case including Proceeds thereof arising after the commencement of the case under any Bankruptcy Laws) and, as to the Junior Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Bankruptcy Laws and any Lien on the Junior Collateral securing such Post-Petition Financing furnished by the Senior Agent or Senior Secured Parties is junior and subordinate to the Lien of the Junior Agent on the Junior Collateral, (ii) all Liens on Senior Collateral securing any such Post-Petition Financing furnished by the Senior Agent or Senior Secured Parties shall be senior to or on a parity with the Liens of the Senior Agent and the Senior Secured Parties securing the Senior Claims on Senior Collateral and (iii) if the Senior Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Senior Claims, the Junior Agent also may seek to obtain an adequate protection Lien on such post-petition assets of the debtor to secure the Junior Claims, provided that (x) such Liens

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in favor of the Senior Agent and the Junior Agent shall be subject to Section 5.1(f) hereof and (y) the foregoing provisions of this Section 5.3(a) shall not prevent the Junior Agent and the Junior Secured Parties from objecting to any provision in any Post-Petition Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Bankruptcy Laws.
          (b) all Liens granted to the ABL Administrative Agent or Term Administrative Agent in any Insolvency or Liquidation Proceeding, whether as adequate protection or otherwise, are intended by the parties to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.
     Section 6. Representations and Warranties
          Each party hereto represents and warrants as follows:
          (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
          (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms; except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
          (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.
     Section 7. Senior Agent as Agent and Bailee for Perfection
     7.1 The Senior Agent agrees to (i) hold the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as agent or as bailee, as the case may be, for the Junior Agent and (ii) be the agent of the Junior Agent with respect to any deposit accounts or securities accounts included in the Collateral that are controlled or held by it or any bailee agreements entered into by it, in each case, solely for the purpose of perfecting the security interest granted in such Collateral pursuant to the Junior Documents, subject to the terms and conditions of this Section 7. Subject to Section 4.6, at such time as the Senior Claims shall have been paid in full, the Senior Agent shall take all such actions in its power as shall reasonably be requested by the Junior Agent to transfer possession or control of the Collateral in its possession or control to the Junior Agent.
     7.2 The Loan Parties, in accordance with the ABL Credit Agreement, shall maintain (i) blocked account agreements relating to Deposit Accounts (the “ABL Depositary Accounts”) with certain depositary banks (the “Depositary Banks”) in which collections from Inventory and Accounts are deposited and (ii) securities account agreements relating to security accounts (the “ABL Securities Accounts”) in which Proceeds of ABL Priority Collateral are deposited with certain securities intermediaries (the “Securities Intermediaries”). The ABL Administrative Agent will act as gratuitous bailee for the Term Administrative Agent for the purpose of perfecting the Liens of the Term Facility Secured

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Parties in all such ABL Depositary Accounts and ABL Securities Accounts and the cash and other assets therein as provided in Section 7.1 (but will have no duty, responsibility or obligation to the Term Facility Secured Parties except as set forth in the last sentence of this Section 7.2). After the occurrence of the Senior Collateral Transition Date with respect to the ABL Facility Claims, the ABL Administrative Agent shall (a) at the request of the Term Administrative Agent, transfer all cash and other assets in such ABL Depositary Accounts and ABL Securities Accounts maintained with it to the Term Administrative Agent and (b) at the request of the Term Administrative Agent, cooperate with the Company and the Term Administrative Agent (at the expense of the Company) in permitting control of any other ABL Depositary Accounts and/or ABL Securities Accounts to be transferred to the Term Administrative Agent (or for other arrangements with respect to each such ABL Depositary Account and/or ABL Securities Account satisfactory to the Term Administrative Agent to be made).
          7.3 Prior to the payment in full of the Senior Claims, (i) the Senior Agent shall be entitled to deal with the Collateral in its possession or under its control in accordance with the terms of the Senior Documents as if the Lien of the Junior Agent under the Junior Documents did not exist, and (ii) the rights of the Junior Agent shall at all times be subject to the terms of this Agreement and to the Senior Agent’s rights under the Senior Documents.
          7.4 The Senior Agent shall have no obligation whatsoever to the Junior Agent or any Junior Secured Party to ensure that the Collateral in its possession or under its control is genuine or owned by a Loan Party or to preserve the rights or benefits of any Person except as expressly set forth in this Section 7. The duties or responsibilities of the Senior Agent under this Section 7 shall be limited solely to holding the Collateral as agent or as bailee, as the case may be, and controlling deposit accounts and securities accounts as agent, in each case for the Junior Agent for purposes of perfecting the Lien thereon held by the Junior Agent. The Senior Agent shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Junior Agent or any Junior Secured Party.
     Section 8. Release of Collateral
          8.1 The ABL Administrative Agent shall, and each of the ABL Secured Parties hereby authorizes and directs the ABL Administrative Agent to, and the Term Administrative Agent shall, and each of the Term Facility Secured Parties hereby authorizes and directs the Term Administrative Agent to (in each case, without any further notice or consent to or of any other Secured Party), promptly release (or, in the case of clause (c) below, release or subordinate as required by the holders of any Lien specified thereunder) any Lien held by such Agent for the benefit of the applicable Secured Parties against any of the following Collateral, but in each case not the proceeds of such Collateral:
               (a) any Collateral in connection with any Collateral Enforcement Action permitted under this Agreement and the Loan Documents;
               (b) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by the Credit Agreements (or pursuant to a valid waiver or consent to a transaction otherwise prohibited by such Credit Agreements) and the proceeds thereof are applied in accordance with the terms of the Credit Agreements; and
               (c) any part of the Collateral that is subject to a Lien permitted by each of Section 8.2 of the Term Loan Agreement and Section 7.2 of the ABL Credit Agreement.

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     8.2 The ABL Administrative Agent shall, and each of the ABL Secured Parties hereby authorizes and directs the ABL Administrative Agent to, and the Term Administrative Agent shall, and each of the Term Facility Secured Parties hereby authorizes and directs the Term Administrative Agent to, execute and deliver or file such termination and partial release statements and take such other actions as are reasonably necessary to release (or subordinate) Liens pursuant to this Section 8 promptly upon the effectiveness of any such release (or subordination).
     Section 9. Amendments
     9.1 Amendments to Loan Documents.
          (a) Amendments to ABL Credit Agreement. Without the prior written consent of the Term Administrative Agent, none of the ABL Credit Agreement and ABL Loan Documents may be amended, supplemented or otherwise modified (and no replacement ABL Credit Agreement or ABL Loan Document may be entered into in connection with a refinancing), in each case if the effect of such amendment, supplement, modification or replacement is to do any of the following:
          (i) increase the ABL Facility Claims to an amount exceeding the Maximum ABL Facility Amount; or
          (ii) contravene any provision of this Agreement.
          (b) Amendments to Term Loan Agreement. Without the prior written consent of the ABL Administrative Agent, none of the Term Loan Agreement and Term Loan Documents may be amended, supplemented or otherwise modified (and no replacement Term Loan Agreement or Term Loan Document may be entered into in connection with a refinancing), in each case if the effect of such amendment, supplement, modification or replacement is to do any of the following:
          (i) increase the Term Loan Claims to an amount exceeding the Maximum Term Loan Facility Amount; or
          (ii) contravene any provision of this Agreement.
     Section 10. Acknowledgements and Consents
     10.1 Reliance by Senior Secured Parties. The consent by the Senior Secured Parties to the execution and delivery of the Junior Documents and the grant of a Junior Lien on the Senior Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company shall be deemed to have been given and made in reliance upon this Agreement.
     10.2 Independent Analysis. The Junior Agent, on behalf of each Junior Secured Party, acknowledges that it and each Junior Secured Party has, independently and without reliance on the Senior Agent or any Senior Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Junior Documents, and the transactions contemplated hereby and thereby and agrees that it will continue to make its own credit decision in taking or not taking any action under the Junior Documents or this Agreement.

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     10.3 No Warranties or Liability. The Junior Agent, on behalf of each Junior Secured Party, acknowledges and agrees that:
          (a) none of the Senior Secured Parties has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Document;
          (b) the Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit to the Company as they may, in their sole discretion, deem appropriate and without regard to any rights or interests that any Junior Secured Party may have in the Senior Collateral or otherwise, except as otherwise provided in this Agreement or under applicable law; and
          (c) none of the Senior Secured Parties shall have any duty to any Junior Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Loan Party (including the Junior Documents), regardless of any knowledge thereof that any Senior Secured Party may have or be charged with.
     10.4 No Waiver of Lien Priorities.
          (a) No right of any Senior Secured Party to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by any Senior Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Documents or any of the Junior Documents, regardless of any knowledge thereof which any Senior Secured Party may have or be otherwise charged with.
          (b) Subject to Section 9.1 and without in any way limiting the generality of the foregoing clause (a) (except as set forth in any Senior Document), each Senior Secured Party, may, at any time and from time to time, without the consent of, or notice to, any Junior Secured Party, without incurring any liability to any Junior Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of ubrogation or other right or remedy of any Junior Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Claim, any Lien in respect of any Senior Collateral, any guaranty of any Senior Claim, or any liability of any Loan Party incurred directly or indirectly in respect of any of the foregoing (including any increase in or extension of the Senior Claims, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Senior Claims, any Liens held by the Senior Agent, the Senior Secured Parties, or any of the Senior Documents;
          (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Collateral or any liability of any Loan Party to the Senior Agent or any Senior Secured Party, or any liability incurred directly or indirectly in respect thereof;
          (iii) settle or compromise any Senior Claim or any other liability of any Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and

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apply any sums by whomsoever paid and however realized to any liability (including the Senior Claims) in any manner or order; and
          (iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Loan Party or any other Person, elect any remedy and otherwise deal freely with the Loan Parties, the Senior Collateral and any security, any guarantor or any liability of any Loan Party to any Senior Secured Party, or any liability incurred directly or indirectly, in respect of the foregoing.
     (c ) The Junior Agent, on behalf of each Junior Secured Party, also agrees that no Senior Secured Party shall have any duty or liability to any Junior Secured Party, and the Junior Agent, on behalf of each Junior Secured Party, hereby waives all claims against each Senior Secured Party arising out of any and all actions which any Senior Secured Party may take or permit or omit to take with respect to: (i) the Senior Documents, (ii) the collection of the Senior Claims, (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Senior Collateral, (iv) the release of any Lien in respect of any Senior Collateral, or (v) the maintenance or preservation of the Senior Collateral, the Senior Claims or otherwise.
     10.5 Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Agent and the Senior Secured Parties in respect of any Collateral and the Junior Agent and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:
          (a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Agent and Senior Secured Parties are not perfected or are voidable for any reason;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Junior Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;
          (c) any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Junior Claims or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Claim or of any Junior Secured Party in respect of this Agreement.
     10.6 Attorney-in-Fact. The Junior Agent, on behalf of each Junior Secured Party, in respect of any Collateral hereby irrevocably constitutes and appoints the Senior Agent in respect of such Collateral and any officer or agent of such Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Agent or such holder or in such Senior Agent’s own name, from time to time in such Senior Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including any

23

financing statements, endorsements or other instruments or transfer or release. Notwithstanding the grant of the foregoing power of attorney, nothing in this Section 10.6 is intended to in any way relieve any Loan Party of its obligations to comply with requirements of law or applicable obligations with respect to the release of Collateral under any Collateral Document.
     10.7 Consent of Loan Parties. Each Loan Party hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Loan Parties under any Senior Document, Junior Document, Loan Document or other Collateral Document shall not in any way be diminished or otherwise affected by such provisions or arrangements. All references to any Loan Party shall include reference to such Loan Party as a debtor and debtor in possession and any receiver or trustee for such Loan Party in any Insolvency or Liquidation Proceeding. Each Loan Party hereby agrees that, if, pursuant to the provisions of either Credit Agreement, the Company shall be required to cause any Subsidiary that is not a Loan Party to become a Loan Party, or if for any reason the Company desires any such Subsidiary to become a Loan Party, such Subsidiary shall execute and deliver to the Agents an Intercreditor Supplement in substantially the form of Exhibit B (Intercreditor Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Loan Party hereto on the Closing Date.
     Section 11. Miscellaneous
     11.1 Conflicts. Except as expressly provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of the Collateral Documents, the provisions of this Agreement shall govern.
     11.2 Continuing Nature. This Agreement shall continue to be effective until the payment in full of all Secured Claims. This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to any Junior Secured Party, to extend credit and other financial accommodations and lend monies constituting Senior Claims on the faith hereof. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.
     11.3 Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same (i) shall be in writing signed by each Agent and (ii) shall have been approved by the Required Lenders (other than any amendments or modifications requested by any such Agent not adversely affecting the Secured Parties) under each of the Credit Agreements; provided that such Required Lender approval shall not be required for any amendment or modification that cures any typographical or clerical error or inconsistency hereunder. Notwithstanding anything to the contrary, the consent of any Loan Party shall not be required for amendments, modifications or waivers of the provisions of this Agreement, except that the Company’s consent shall be required for those that (i) affect any obligation or right of any Loan Party hereunder or that would impose any additional obligations on any Loan Party (including such changes under this Section 11.3), (ii) change the ability of any Junior Agent to release Collateral pursuant to Section 7 or (iii) change the rights of the Loan Parties to make payments in respect of any Secured Claims (except with respect to proceeds of Collateral as part of any Collateral Enforcement Action). In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties in any other respect or at any other time. The Agents shall notify the

24

Company of any amendment, modification or waiver effected hereunder; provided, however, that the failure of any Agent to deliver such notice shall not render any such amendment, modification or waiver ineffective.
     11.4 Consent to Jurisdiction; Waiver of Trial by Jury.
          (a) Any legal action or proceeding with respect to this Agreement or any other Collateral Document may be brought in the courts of the State of New York located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each party hereto hereby irrevocably consents, to the fullest extent permitted by law, to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party at its address specified in Section 11.5. Each party hereto agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 11.4 shall affect the right of any Agent or any Secured Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any other Loan Party in any other jurisdiction.
          (d) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
     11.5 Notices. Any notice or other communication herein shall be made in accordance with each of Section 11.8 of the Term Loan Agreement and Section 15.2 of the ABL Credit Agreement or such other address as shall be notified in writing to the Agents.
     11.6 Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
     11.7 Specific Performance. Each of the Agents and the Secured Parties may demand specific performance of this Agreement. The Senior Agent, on behalf of each Senior Secured Party, and the Junior Agent, on behalf of each Junior Secured Party, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Agent or Secured Party.

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     11.8 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.
     11.10 No Third Party Beneficiaries. This Agreement shall be binding upon, and the rights and benefits hereof shall inure to the benefit of, the Secured Parties and each of their respective permitted successors and assigns, and no other Person shall have or be entitled to assert rights or benefits hereunder. To the extent applicable, this Agreement shall be binding upon the Loan Parties and their respective permitted successors and assigns, and each Loan Party shall cause each of its Subsidiaries, to the extent such Subsidiary becomes or is required to become a Loan Party, to comply with the terms of this Agreement.
     11.11 Termination. To the extent that all of the Term Loan Claims or ABL Facility Claims, as the case may be, are repaid in full, or the underlying agreements with respect to such Term Loan Claims or ABL Facility Claims, as the case may be, are terminated, the respective rights of the Term Facility Secured Parties and ABL Secured Parties, as the case may be under this Agreement, shall be terminated (other than those expressly stated to survive such termination of this Agreement)
     11.12 Further Assurances. Each of the Loan Parties and the Junior Agent, on behalf of each Junior Secured Party, agrees that each such Person shall at the Loan Parties’ expense, take such further action and execute and deliver to the Agents and the Senior Agent, on behalf of each Senior Secured Party, such additional documents and instruments (in recordable form, if requested), as the Senior Agent may reasonably request to effectuate the terms of this Agreement.
[Signature Pages Follow]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Wells Fargo Retail Finance, LLC, as ABL Administrative Agent
By:
Name:
Title:

Citicorp North America, Inc., as Term Administrative Agent
By:
Name:
Title:

[Signature Page To Intercreditor Agreement]

ACCEPTED this 17th day of
     August, 2007

Borrower: Collective Brands Finance, Inc.
By:
Name:
Title:

Guarantors: Collective Brands, Inc.
By:
Name:
Title:

[______________________]

By:
Name:
Title:

[Signature Page To Intercreditor Agreement]

Exhibit A
Form of
Notice of Actionable Default
_______ __, 20__
[Wells Fargo Retail Finance, LLC] [Citicorp North America, Inc.],
as [ABL][Term] Administrative Agent
[address]
          Pursuant to the provisions of the Intercreditor Agreement, dated as of August 17, 2007 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein and not otherwise defined herein are used herein as defined in the Intercreditor Agreement), among Wells Fargo Retail Finance, LLC (“Wells Fargo”), as administrative agent and collateral agent for the ABL Secured Parties (in such capacity, the “ABL Administrative Agent”), Citicorp North America, Inc. (“Citi”) as administrative agent and collateral agent for the Term Facility Secured Parties (in such capacity, the “Term Administrative Agent”), Collective Brands Finance, Inc., a Nevada corporation, as borrower (the “Company”), Collective Brands, Inc., a Delaware corporation, as a Guarantor (“Holdings”), and each of the other Loan Parties that becomes a party thereto, the undersigned, a Responsible Officer of the [ABL] [Term] Administrative Agent, hereby certifies that [an Event of Default has occurred and is continuing under the [ABL Credit Agreement] [Term Loan Agreement] and that] [(a) the [ABL Facility] [Term Loan] Obligations have been accelerated as set forth in such Credit Agreement and (b), if such Agent is the Junior Agent, the Junior Secured Parties intend to take a Collateral Enforcement Action].

Citicorp North America, Inc., as [ABL] [Term] Administrative Agent
By:
Name:
Title:

Accepted and Agreed
as of the date first above written:
[Wells Fargo Retail Finance, LLC] [Citicorp North America, Inc.],
as [ABL] [Term] Administrative Agent

By:
Name:
Title:

Exhibit B
Form of
Intercreditor Supplement
          The undersigned hereby agrees to be bound as a Loan Party for purposes of the Intercreditor Agreement, dated as of August 17, 2007 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein and not otherwise defined herein are used herein as defined in the Intercreditor Agreement), among Wells Fargo Retail Finance, LLC (“Wells Fargo”), as administrative agent and collateral agent for the ABL Secured Parties (in such capacity, the “ABL Administrative Agent”), Citcorp North America, Inc. (“Citi”), as administrative agent and collateral agent for the Term Facility Secured Parties (in such capacity, the “Term Administrative Agent”), Collective Brands Finance, Inc., a Nevada corporation, as borrower (the “Company”), Collective Brands, Inc., a Delaware corporation, as a Guarantor (“Holdings”), and each of the other Loan Parties that becomes a party thereto, and the undersigned hereby acknowledges receipt of a copy of the Intercreditor Agreement. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 6 of the Intercreditor Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          In witness whereof, the undersigned has caused this Intercreditor Supplement to be duly executed and delivered as of ___________, ___.

[Name of Subsidiary Guarantor]
By:
Name:
Title:

Accepted and Agreed
as of the date first above written:
Wells Fargo Retail Finance, LLC,
as ABL Administrative Agent

By:
Name:
Title:

Citicorp North America, Inc.,
as Term Administrative Agent

By:
Name:
Title: